     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 2004
                           Registration No. 333-113602
                     =======================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TIAA REAL ESTATE ACCOUNT
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    New York
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                (Not applicable)
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                (Not applicable)
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

            c/o Teachers Insurance and Annuity Association of America
                                730 Third Avenue
                          New York, New York 10017-3206
                       __________(212) 490-9000___________
                   (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE
             NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)

                               Lisa Snow, Esquire
              Teachers Insurance and Annuity Association of America
                                730 Third Avenue
                          New York, New York 10017-3206
                        _________(212) 490-9000__________
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                                     NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            Steven B. Boehm, Esquire
                         Sutherland Asbill & Brennan LLP
                         1275 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2415

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of the registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box: [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT
TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST
THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE
REGISTRATION STATEMENT FOR THE SAME OFFERING:                        [ ] _______

         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE
462(C) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE
SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE
REGISTRATION STATEMENT FOR THE SAME OFFERING:                        [ ] _______

         IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE
434, PLEASE CHECK THE FOLLOWING BOX:                                 [ ] _______

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS CONTAINED HEREIN
ALSO RELATES TO AND CONSTITUTES A POST-EFFECTIVE AMENDMENT TO SECURITIES ACT
REGISTRATION STATEMENTS 33-92990, 333-13477, 333-22809, 333-59778, AND
333-83964.

Prospectus - May 1, 2004

TIAA Real Estate Account

A Tax-Deferred Variable Annuity Option Offered by
Teachers Insurance and Annuity Association of America

This prospectus tells you about the TIAA Real Estate Account, an investment option offered through individual and group variable annuity contracts issued by TIAA. Please read it carefully before investing and keep it for future reference.

The Real Estate Account invests primarily in real estate and real estate-related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account’s assets.

The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account’s performance depends mainly on the value of the Account’s real estate and other real estate-related investments, and the income generated by those investments. The Account’s returns could go down if, for example, real estate values or rental and occupancy rates decrease due to general economic conditions or a weak market for real estate generally. Property operating costs and government regulations, such as zoning or environmental laws, could also affect a property’s profitability. TIAA does not guarantee the investment performance of the Account, and you bear the entire investment risk. For a detailed discussion of the specific risks of investing in the Account, see “Risks,” page 9.

We take deductions daily from the Account’s net assets for the Account’s operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from Account’s net assets total 0.600%.

The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of nonprofit institutions. TIAA offers the Real Estate Account under the following annuity contracts:

• RA and GRAs (Retirement and Group Retirement Annuities), Retirement Select contracts and Retirement Select Plus contracts

• SRAs (Supplemental Retirement Annuities)

• GSRAs (Group Supplemental Retirement Annuities)

• Classic and Roth IRAs (Individual Retirement Annuities)

• GAs (Group Annuities) and Institutionally-Owned GSRAs

• Keoghs

• ATRAs (After-Tax Retirement Annuities)

Note that state regulatory approval is pending for certain of these contracts and they may not currently be available in your state.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy of the information in this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Real Estate Account is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Table of Contents

About the Real Estate Account and TIAA	3
The Account’s Investment Objective and Strategy	3
About the Account’s Investments— In General	4
General Investment and Operating Policies	6
Risks	9
Establishing and Managing the Account—The Role of TIAA	13
Description of Properties	17
Selected Financial Data	27
Management’s Discussion and Analysis of Financial Condition and Results of Operations	30
Valuing the Account’s Assets	40
Expense Deductions	43
The Contracts	44
How to Transfer and Withdraw Your Money	48
Receiving Annuity Income	52
Death Benefits	56
Taxes	58
General Matters	61
Distribution	63
State Regulation	63
Legal Matters	64
Experts	64
Additional Information	64
Financial Statements	65
Index to Financial Statements	66
Appendix A—Management of TIAA	111
Appendix B —Special Terms	113
Please see Appendix B for definitions of certain special terms used in this prospectus.

About the Real Estate Account and TIAA

The TIAA Real Estate Account was established in February 1995 as a separate account of Teachers Insurance and Annuity Association of America (TIAA). TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching. Its home office is at 730 Third Avenue, New York, NY 10017-3206 and its telephone number is (212) 490-9000. In addition to issuing variable annuities, whose returns depend upon the performance of certain specified investments, TIAA also offers traditional fixed annuities.

With its 50 years in the real estate business and interests in properties located across the U.S., TIAA is one of the nation’s largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 2003, TIAA’s general account had a mortgage and real property portfolio of approximately $29 billion.

TIAA is the companion organization of the College Retirement Equities Fund (CREF), the first company in the United States to issue a variable annuity. Together, TIAA and CREF form the principal retirement system for the nation’s education and research communities and one of the largest pension systems in the U.S., based on assets under management. TIAA-CREF serves approximately 2.5 million people at over 15,000 institutions. As of December 31, 2003, TIAA’s assets were approximately $151.2 billion; the combined assets for TIAA and CREF totaled approximately $298.2 billion.

The Real Estate Account offered by this prospectus is only being offered in those jurisdictions where it is legal to do so. No person may make any representation to you or give you any information about the offering that is not in the prospectus. If anyone provides you with information about the offering that is not in the prospectus, you shouldn’t rely on it.

The Account’s Investment Objective and Strategy

Investment Objective: The Real Estate Account seeks favorable long term returns primarily through rental income and appreciation of real estate investments owned by the Account. The Account also will invest in publicly-traded securities and other investments that are easily converted to cash to make redemptions, purchase or improve properties or cover other expenses.

Investment Strategy: The Account seeks to invest between 70 percent to 95 percent of its assets directly in real estate or real estate-related investments. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, such as office, industrial, retail, and multi-family residential properties. The Account can also invest in other real estate or real estate-related investments, through joint ventures, real estate partnerships or real estate investment trusts (REITs). To a limited extent, the Account can also invest in conventional mortgage loans, participating mortgage loans, common or preferred stock of companies whose operations involve real estate (i.e., that primarily own or manage real estate), and mortgage-backed securities.

TIAA Real Estate Account Prospectus	3

The Account will invest the remaining portion of its assets in government and corporate debt securities, money market instruments and other cash equivalents, and, at times, stock of companies that don’t primarily own or manage real estate. In some circumstances, the Account can increase the portion of its assets invested in debt securities or money market instruments. This could happen if the Account receives a large inflow of money in a short period of time, there is a lack of attractive real estate investments available on the market, or the Account anticipates a need to have more cash available.

The amount the Account invests in real estate and real estate-related investments at a given time will vary depending on market conditions and real estate prospects, among other factors. On December 31, 2003, the Account had approximately 91.38 percent of its portfolio invested in real estate and real estate-related investments (including REITs).

About the Account’s Investments—in General

Direct Investments in Real Estate

Direct Purchase: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, including office, industrial, retail, and multi-family residential properties. The Account will invest mainly in established properties with existing rent and expense schedules or in newly-constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. On occasion the Account might invest in real estate development projects.

Purchase-Leaseback Transactions: The Account can enter into purchase-leaseback transactions (leasebacks) in which it typically will buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third party (the lessee). Leasebacks are generally for very long terms. Usually, the lessee is responsible for operating the property and paying all operating costs, including taxes and mortgage debt. The Account can also give the lessee an option to buy the land and improvements.

In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, the Account will often seek to share (or “participate”) in any increase in property value from building improvements or in the lessee’s revenues from the building above a base amount. The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements (e.g., first mortgages); in that case, the leaseback interest will be subject to greater risks.

Investments in Mortgages

General: The Account can originate or acquire interests in mortgage loans, generally on the same types of properties it might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have “participating” features (as described below). Normally the Account’s mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or anyone else. They

TIAA Real Estate Account Prospectus	4

usually will be non-recourse, which means they won’t be the borrower’s personal obligations. Most will be first mortgage loans on existing income-producing property, with first-priority liens on the property. These loans may be amortized (i.e., principal is paid over the course of the loan), or may provide for interest-only payments, with a balloon payment at maturity.

Participating Mortgage Loans: The Account may make mortgage loans which permit the Account to share (have a “participation”) in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the revenues the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.

Managing Mortgage Loan Investments: TIAA can manage the Account’s mortgage loans in a variety of ways, including:

•	renegotiating and restructuring the terms of a mortgage loan
•	extending the maturity of any mortgage loan made by the Account
•	consenting to a sale of the property subject to a mortgage loan
•	financing the purchase of a property by making a new mortgage loan in connection with the sale
•	selling them, or portions of them, before maturity

Other Real Estate-Related Investments

Real Estate Investment Trusts: The Account may invest in real estate investment trusts (REITs), publicly-owned entities that lease, manage, acquire, hold mortgages on, and develop real estate. Normally the Account will buy the common or preferred stock of a REIT, although at times it may purchase REIT debt securities. REITs seek to maximize share value and increase cash flows by acquiring and developing new projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute at least 90% of their net earnings to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as cash flow, the skill of its management team, and defaults by its lessees or borrowers.

Stock of Companies Involved in Real Estate Activities: The Account can invest in common or preferred stock of companies whose business involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.

Mortgage-Backed Securities: The Account can invest in mortgage-backed securities and other mortgage-related or asset-backed instruments, including commercial mortgage-backed securities (CMBSs), residential mortgage-backed securities, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. Government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more

TIAA Real Estate Account Prospectus	5

mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities.

Investment Vehicles Involved in Real Estate Activities: The Account can hold interests in limited partnerships, funds, and other commingled investment vehicles involved in real estate-related activities, including owning, financing, managing, or developing real estate.

Non-Real Estate-Related Investments

The Account can also invest in:

•	U.S. government or government agency securities
•	Money market instruments and other cash equivalents. These will usually be high-quality short-term debt instruments, including U.S. government or government agency securities, commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities.
•	Corporate debt or asset-backed securities of U.S. or foreign entities, or debt securities of foreign governments or multi-national organizations, but only if they’re investment-grade and rated in the top four categories by a nationally recognized rating organization (or, if not rated, deemed by TIAA to be of equal quality)
•	Common or preferred stock, or other ownership interests, of U.S. or foreign companies that aren’t involved in real estate, to a limited extent

Foreign Real Estate and Other Foreign Investments

The Account may invest in foreign real estate or real estate-related investments. It might also invest in securities or other instruments of foreign government or private issuers. While the percentage will vary, we expect that foreign investments will be no more than 25 percent of the Account’s portfolio. Depending on investment opportunities, the Account’s foreign investments could at times be concentrated in one or two foreign countries. We will consider the special risks involved in foreign investing before investing in foreign real estate and won’t invest unless our standards are met.

General Investment and Operating Policies

Standards For Real Estate Investments

General Criteria for Buying Real Estate or Making Mortgage Loans: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:

•	the location, condition, and use of the underlying property
•	its operating history, and its future income-producing capacity
•	the quality, operating experience, and creditworthiness of the borrower

TIAA Real Estate Account Prospectus	6

TIAA will analyze the fair market value of the underlying real estate, taking into account the property’s operating cash flow (based on the historical and projected levels of rental and occupancy rates, and expenses), as well as the general economic conditions in the area where the property is located.

Diversification: We haven’t placed percentage limitations on the type and location of properties that the Account can buy. However, the Account seeks to diversify its investments by type of property and geographic location. How much the Account diversifies will depend upon whether suitable investments are available and how much the Account has available to invest.

Special Criteria for Making Mortgage Loans: Ordinarily, the Account will only make a mortgage loan if the loan, when added to any existing debt, will not exceed 85 percent of the appraised value of the mortgaged property when the loan is made, unless the Account is compensated for taking additional risk.

Selling Real Estate Investments: The Account doesn’t intend to buy and sell its real estate investments simply to make short-term profits. But the Account may sell investments if market conditions are favorable or to raise cash. The Account will reinvest any sale proceeds that it doesn’t need to pay operating expenses or to meet redemption requests (e.g., cash withdrawals or transfers).

Other Real Estate-Related Policies

Appraisals: The Account will rely on TIAA’s own analysis to appraise a property when it first buys it. After that, normally the Account’s properties and participating mortgage loans will be appraised or valued once a year by an independent state-certified appraiser who is a member of a professional appraisal organization. In addition, TIAA’s appraisal staff will perform a valuation of each real estate property on a quarterly basis. While the Account usually won’t receive an independent appraisal before it buys real estate, it will get an independent appraisal when it makes mortgage loans.

Borrowing: The Account may borrow money and assume or obtain a mortgage on a property — i.e., make leveraged real estate investments — under the following limited circumstances:

•	The Account may borrow money when it buys a property that is already subject to existing mortgage loans
•	The Account may take out a mortgage on a property with a joint venture partner
•	The Account may take out a construction loan on a property with a joint venture partner, provided that if there is a default under the loan, the lender’s recourse is limited to the assets of that joint venture
•	To meet short-term cash needs, the Account may obtain a line of credit whose terms require that the Account secure loans under the line of credit with one or more of its properties

The Account’s total borrowings may not exceed 20% of the Account’s total net asset value. (In calculating the 20% limit, we will include only the Account’s actual percentage interest in any borrowings and not that of any joint venture partner.) The Account may only borrow up to 70% of the then current value of a property, although construction loans may be for 100% of costs

TIAA Real Estate Account Prospectus	7

incurred in developing the property. Except for construction loans, any mortgage loans on a property will be non-recourse, meaning that if the Account defaults on its loan, the lender will have recourse only to the property encumbered or the joint venture owning the property, and not to any other assets of the Account. When possible, the Account will seek to have loans mature at different times to limit the risks of borrowing.

The Account will not obtain mortgage financing from TIAA or any of its affiliates. However, on a limited basis, the Account may place a mortgage on an Account property held by a TIAA subsidiary for tax planning or other purposes. This type of mortgage will not be subject to the general limitations on borrowing described above.

When the Account assumes or obtains a mortgage on a property, it will bear the expense of mortgage payments. It will also be exposed to certain additional risks, which are described under “Risks of Borrowing” on page 10.

Joint Investments: The Account can hold property jointly through general or limited partnerships, joint ventures, leaseholds, tenancies-in-common, or other legal arrangements. However, the Account will not hold real property jointly with TIAA or its affiliates.

Discretion to Evict or Foreclose: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it’s in the Account’s best interests.

Property Management and Leasing Services: The Account usually will hire a local management company to perform the day-to-day management services for the Account’s properties, including supervising any on-site personnel, negotiating maintenance and service contracts, and providing advice on major repairs and capital improvements. The local manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain good occupancy rates by responsible tenants. The Account may also hire leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the local management company, along with any leasing commissions and expenses, will reduce the Account’s cash flow from a property.

Insurance: We will try to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account’s real property and properties securing mortgage loans or subject to purchase-leaseback transactions. The Account’s insurance policies on its properties currently includes some coverage for terrorist acts, but we can’t assure you that it will be adequate to cover all losses. We also can’t assure you that we will be able to obtain coverage for terrorist acts at an acceptable cost, if at all, when the current policy expires.

Other Policies

Liquid Assets: At times, a significant percentage of the Account may be invested in liquid assets (which may or may not be real estate-related) while we look for suitable real property investments. The Account can temporarily increase the percentage of its liquid assets under some circumstances, including the rapid inflow of participants’ funds, lack of suitable real estate investments, or a need for greater liquidity.

TIAA Real Estate Account Prospectus	8

Investment Company Act of 1940: We intend to operate the Account so that it will not have to register as an “investment company” under the Investment Company Act of 1940 (the 1940 Act). This will require monitoring the Account’s portfolio so that it won’t have more than 40 percent of total assets, other than U.S. government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments.

Changing Operating Policies or Winding Down: TIAA can decide to change the operating policies of the Account or wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA’s traditional annuity or any CREF account available under your employer’s plan. You will be notified in advance if we decide to change a significant policy or wind down the Account.

Risks

The value of your investment in the Account will go up and down based on the value of the Account’s assets and the income the assets generate. The potential risk of investing in the Account is moderate. You can lose money by investing in the Account. The Account’s assets and income (particularly its real estate assets and rental income) can be affected by many factors, and you should consider the specific risks presented below before investing in the Account.

Risks of Real Estate Investing

General Risks of Owning Real Property: The Account will be subject to the risks inherent in owning real property, including:

•	The Account’s property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate generally, changing supply and demand for certain types of properties, and natural disasters or man-made events.
•	A property may be unable to attract and retain tenants, which means that rental income would decline.
•	The Account could lose revenue if tenants don’t pay rent, or if the Account is forced to terminate a lease for nonpayment. Any disputes with tenants could also involve costly litigation.
•	A property’s profitability could go down if operating costs, such as property taxes, utilities, maintenance and insurance costs, go up in relation to gross rental income, or the property needs unanticipated repairs and renovations.

General Risks of Selling Real Estate Investments: Among the risks of selling real estate investments are:

•	The sale price of an Account property might differ from its estimated or appraised value, leading to losses or reduced profits to the Account.
•	Because of the nature of real estate, the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses.
•	The Account may need to provide financing if no cash buyers are available.

TIAA Real Estate Account Prospectus	9

Risks of Borrowing: Among the risks of borrowing money and investing in a property subject to a mortgage are:

•	The Account may not be able to make its loan payments, which could result in a default on its loan. The lender then could foreclose on the underlying property and the Account would lose the value of its investment in the foreclosed property.
•	If the Account obtains a mortgage loan that involves a balloon payment, there is a risk that the Account may not be able to make the lump sum principal payment due under the loan at the end of the loan term, or otherwise obtain adequate refinancing. The Account then may be forced to sell the property or other properties under unfavorable market conditions or default on its mortgage.
•	If the Account takes out variable-rate loans, the Account’s returns may be volatile when interest rates are volatile.

Regulatory Risks: Government regulation, including zoning laws, property taxes, fiscal, environmental or other government policies, could operate or change in a way that hurts the Account and its properties. For example, regulations could raise the cost of owning and maintaining properties or make it harder to sell, rent, finance, or refinance properties due to the increased costs associated with regulatory compliance.

Environmental Risks: The Account may be liable for damage to the environment caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning-up hazardous substances found on a property, even if it didn’t know of and wasn’t responsible for the hazardous substances. If any hazardous substances are present or the Account doesn’t properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties. The cost of any required clean-up and the Account’s potential liability for environmental damage to a single real estate investment could exceed the value of the Account’s investment in a property, the property’s value, or in an extreme case, a significant portion of the Account’s assets.

Uninsurable Losses: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, floods, or environmental or industrial hazards or accidents) are uninsurable or so expensive to insure against that it doesn’t make sense to buy insurance for them. If a disaster that we haven’t insured against occurs, the Account could lose both its original investment and any future profits from the property affected. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant’s space is vacant.

Risks of Developing Real Estate or Buying Recently-Constructed Properties: If the Account chooses to develop a property or buys a recently-constructed property, it may face the following risks:

TIAA Real Estate Account Prospectus	10

•	In developing real estate, there may be delays or unexpected increases in the cost of property development and construction due to strikes, bad weather, material shortages, increases in material and labor costs, or other events.

•	Because external factors may have changed from when the project was originally conceived (e.g., slower growth in local economy, higher interest rates, or overbuilding in the area), the property, if purchased when unleased, may not operate at the income and expense levels first projected or may not be developed in the way originally planned.
•	The seller or other party may not be able to carry out any agreement to provide certain minimum levels of income, or that agreement could expire, which could reduce operating income and lower returns.

Risks of Joint Ownership: Investing in joint venture partnerships or other forms of joint property ownership may involve special risks.

•	The co-venturer may have interests or goals inconsistent with those of the Account.
•	If a co-venturer doesn’t follow the Account’s instructions or adhere to the Account’s policies, the jointly-owned properties, and consequently the Account, might be exposed to greater liabilities than expected.
•	A co-venturer can make it harder for the Account to transfer its property interest, particularly if the co-venturer has the right to decide whether and when to sell the property.
•	The co-venturer may become insolvent or bankrupt.

Risks with Purchase-Leaseback Transactions: The major risk of purchase-leaseback transactions is that the third party lessee will not be able to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.

Appraisal Risks: Real estate appraisals are only estimates of property values based on a professional’s opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. If an appraisal is too high, the Account’s value could go down upon reappraisal or if the property is sold for a lower price than the appraisal. If appraisals are too low, those who redeem prior to an adjustment to the valuation or a property sale will have received less than the true value of the Account’s assets.

Risks of Mortgage Loan Investments

General Risks of Mortgage Loans: The Account will be subject to the risks inherent in making mortgage loans, including:

•	The borrower may default, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security. The larger the mortgage loan compared to the value of the property securing it, the greater the loan’s risk.

TIAA Real Estate Account Prospectus	11

Upon default, the Account may not be able to sell the property for its estimated or appraised value. Also, certain liens on the property, such as mechanic’s or tax liens, may have priority over the Account’s security interest.
•	A deterioration in the financial condition of tenants, or the bankruptcy or insolvency of a major tenant, may adversely affect the income of a property, which could increase the likelihood that the borrower will default under its obligations.
•	The borrower may not be able to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.
•	If interest rates are volatile during the loan period, the Account’s variable-rate mortgage loans could have lower yields.

Prepayment Risks: The Account’s mortgage loan investments will usually be subject to the risk that the borrower repays the loan early. Prepayments can change the Account’s return because we may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate.

Interest Limitations: The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, we could incur penalties or may not be able to enforce payment of the loan.

Risks of Participations: Participating mortgages are subject to the following additional risks:

•	The participation element might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.
•	In very limited circumstances, a court could possibly characterize the Account’s participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest, or be liable for the borrower’s debts.

Risks of REIT Investments

REITs are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying property owned by the trust, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities, they may be exposed to market risk — price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates.

Risks of Mortgage-Backed Securities

Mortgage-backed securities are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. In particular, these types of investments may be subject to prepayment risk — i.e., the risk that borrowers will repay the loans early. If the underlying mortgage assets experience greater than anticipated payments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account is based in part on assumptions regarding the receipt

TIAA Real Estate Account Prospectus	12

of interest payments. The rate of prepayments depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors.

The market value of these securities is also highly sensitive to changes in interest rates. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments.

These securities may be harder to sell than other securities.

Risks of Liquid Investments

The Account’s investments in securities and other liquid investments may be subject to:

•	financial risk — for debt securities, the possibility that the issuer won’t be able to pay principal and interest when due, and for common or preferred stock, the possibility that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.
•	market risk — price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates.
•	interest rate volatility, which may affect current income from an investment.

Risks of Foreign Investments

Foreign investments present the following special risks:

•	Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.
•	The value of foreign investments or rental income can go up or down from changes in currency rates, currency exchange control regulations, possible expropriation or confiscatory taxation, political, social, and economic developments, and foreign regulations.
•	The Account may (but is not required to) seek to hedge its exposure to changes in currency rates, which could involve extra costs. Hedging might not be successful.
•	It may be more difficult to obtain and collect a judgment on foreign investments than on domestic ones.

No Opportunity For Prior Review of Purchase

You won’t have the opportunity to evaluate the economic merit of a property purchase before the Account completes the purchase, so you will need to rely solely on TIAA’s judgment and ability to select investments consistent with the Account’s investment objective and policies.

Establishing and Managing the Account — The Role of TIAA

Establishing The Account

TIAA’s Board of Trustees established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by the State of New York Insurance Department (NYID) and the insurance departments of some other jurisdictions in

TIAA Real Estate Account Prospectus	13

which the annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account’s obligations are obligations of TIAA, the Account’s income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA’s other income, gains, or losses. Under New York insurance law, we can’t charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.

Managing the Account

TIAA employees, under the direction and control of TIAA’s Board of Trustees and its Investment Committee, manage the investment of the Account’s assets, following investment management procedures TIAA adopted for the Account. TIAA’s investment management responsibilities include:

•	identifying, recommending and purchasing appropriate real estate-related and other investments
•	providing all portfolio accounting, custodial, and related services for the Account
•	arranging for others to provide certain advisory or other management services to the Account’s joint ventures or other investments

TIAA provides all services to the Account at cost. For more about the charge for investment management services, see “Expense Deductions” on page 43.

You don’t have the right to vote for TIAA Trustees directly. See “Voting Rights” page 62. For information about the Trustees and principal executive officers of TIAA, see Appendix A of this prospectus.

TIAA’s ERISA Fiduciary Status. To the extent that assets of a plan subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA) are allocated to the Account, TIAA will be acting as an “investment manager” and a fiduciary under ERISA with respect to those assets.

Liquidity Guarantee

TIAA provides the Account with a liquidity guarantee — TIAA ensures that the Account has funds available to meet participant transfer or cash withdrawal requests. If the Account can’t fund participant requests from the Account, TIAA’s general account will fund them by purchasing Account accumulation units (liquidity units). TIAA guarantees that you can redeem your accumulation units at their then current daily net asset value. Of course, you can make a cash withdrawal only if allowed by the terms of your plan. The Account pays TIAA for the liquidity guarantee through a daily deduction from net assets. See “Expense Deductions,” page 43.

An independent fiduciary (described below) monitors the Account to ensure that TIAA does not own too much of the Account and may require TIAA to redeem some of its liquidity units, particularly when the Account has uninvested cash or liquid investments available. The independent fiduciary may also propose properties for the Account to sell so that TIAA can redeem liquidity units. TIAA does not currently own liquidity units.

TIAA Real Estate Account Prospectus	14

Conflicts of Interest

TIAA does not accept acquisition or placement fees for the services it provides to the Account. However, TIAA employees who manage the Account’s investments may also manage TIAA’s general account investments. It may therefore at times face various conflicts of interest.

For example, TIAA’s general account may sometimes compete with the Real Estate Account in the purchase or sale of investments. A special TIAA Allocation Committee will seek to resolve any conflict by determining which account has cash available to make the purchase, the effect the purchase or sale will have on the diversification of each account’s portfolio, the estimated future cash flow of the portfolios with regard to both purchases or sales, and other relevant legal or investment policy factors. If this analysis does not clearly determine which account should participate in a transaction, a rotation system will be used.

Conflicts could also arise because some properties in TIAA’s general account may compete for tenants with the Account’s properties. We will seek to resolve this conflict by determining the tenant’s preference between the two properties, how much the tenant is willing to pay for rent, and which property can best afford to pay any required costs associated with such leasing.

Many of the personnel of TIAA involved in performing services to the Real Estate Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA’s management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to both the general account and the Real Estate Account and to avoid conflicts of interest.

Indemnification

The Account has agreed to indemnify TIAA and its affiliates, including its officers and directors, against certain liabilities, including, to the extent permitted by law, liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets.

Role of the Independent Fiduciary

Because TIAA’s ability to purchase and sell liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor (PTE 96-76). In connection with the exemption, TIAA has appointed an independent fiduciary for the Real Estate Account, with overall responsibility for reviewing Account transactions to determine whether they are fair and in the Account’s best interest.

The Townsend Group, an institutional real estate consulting firm whose principal offices are located in Cleveland, Ohio, serves as the Account’s independent fiduciary. The independent fiduciary’s responsibilities include:

•	reviewing and approving the Account’s investment guidelines and monitoring whether the Account’s investments comply with those guidelines
•	reviewing and approving valuation procedures

TIAA Real Estate Account Prospectus	15

•	approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal
•	reviewing and approving how we value accumulation and annuity units
•	approving the appointment of all independent appraisers
•	reviewing the purchase and sale of units by TIAA to ensure that we use the correct unit values
•	requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is necessary to assure the Account has correctly valued a property

The independent fiduciary also must monitor TIAA’s ownership in the Account and supervise any winding down of the Account’s operations. Its responsibilities include:

•	calculating the percentage of total accumulation units that TIAA’s ownership shouldn’t exceed (the trigger point) and creating a method for changing the trigger point
•	approving any adjustment of TIAA’s interest in the Account and requiring an adjustment if TIAA’s investment reaches the trigger point
•	participating in any program to reduce TIAA’s ownership in the Account or to facilitate winding down the Account, including selecting properties for sale, providing sales guidelines, and approving those sales that, in the independent fiduciary’s opinion, are desirable

A special subcommittee of the Investment Committee of TIAA’s Board of Trustees appointed The Townsend Group as the independent fiduciary, for a new three-year term, starting March 1, 2003. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of a majority of subcommittee members and will not be reappointed unless more than 60 percent of the subcommittee members approve. It can resign after at least 180 days’ written notice.

TIAA pays the independent fiduciary directly. The investment management charge paid to TIAA includes TIAA’s costs for retaining the independent fiduciary. The independent fiduciary will receive less than 5 percent of its annual income (including payment for its services to the Account) from TIAA.

When you decide as a participant or plan fiduciary to invest in the Account, after TIAA has provided you with full and fair disclosure including the disclosure in this prospectus, you are also acknowledging that you approve and accept The Townsend Group or any successor to serve as the Account’s independent fiduciary.

TIAA Real Estate Account Prospectus	16

Description of Properties

The Properties — In General

As of December 31, 2003, the Account owned a total of 87 real estate properties, representing 84.26% of the Account’s total investment portfolio. This real estate portfolio includes 35 office properties (six of which are held in joint ventures), 21 industrial properties (including four joint ventures), 22 apartment complexes, 8 retail properties (including three joint ventures, each owning a regional mall, in which the Account owns a 50% partnership interest), and a 75% joint venture partnership interest in a portfolio of storage facilities.

TIAA Real Estate Account Prospectus	17

Properties (continued)

In the table below you will find general information about each of the Account’s portfolio properties as of December 31, 2003.

							Annual Avg.
		Year		Year	Rentable Area	Percent	Base Rent per
Property	Location	Built		Purchased	(sq. ft.)(1)	Leased	Leased Sq. Ft. (2)	Market Value(3)

OFFICE PROPERTIES
Mellon Financial Center at One Boston Place(4)	Boston, MA	1970	(6)	2002	782,241	90%	$36.57	$ 248,000,000
161 North Clark Street(5)	Chicago, IL	1992		2003	1,010,520	97%	$15.14	$ 209,051,330
780 Third Avenue	New York, NY	1984		1999	487,501	90%	$42.75	$ 180,000,000
701 Brickell	Miami, FL	1986	(6)	2002	677,667	95%	$17.01	$ 177,009,565
Ten & Twenty Westport Road	Wilton, CT	1974(6); 2001		2001	538,840	100%	$25.15	$ 144,000,000
Treat Towers(5)	Walnut Creek, CA	1999		2003	367,313	100%	$32.00	$ 112,941,315
Prominence in Buckhead(5)	Atlanta, GA	1999		2003	424,309	90%	$28.62	$ 92,494,922
Morris Corporate Center III	Parsippany, NJ	1990		2000	525,154	83%	$20.91	$ 90,000,000
Corporate Boulevard	Rockville, MD	1984-1989		2002	339,786	91%	$21.48	$ 69,500,000
Oak Brook Regency Towers	Oakbrook, IL	1977	(6)	2002	402,318	89%	$14.06	$ 67,300,000
88 Kearny Street	San Francisco, CA	1986		1999	228,470	82%	$37.62	$ 62,541,205
1015 15th Street	Washington, DC	1978	(6)	2001	/184,825	99%	$30.44	$ 54,300,000
Parkview Plaza(7)	Oakbrook, IL	1990		1997	266,020	95%	$19.19	$ 50,400,000
The Farragut Building	Washington, DC	1962	(6)	2002	146,792	66%	$25.82	$ 45,700,000
Sawgrass Office Portfolio	Sunrise, FL	1997-2000		1997,	344,009	95%	$12.43	$ 45,400,000
				1999-2000
The Pointe on Tampa Bay	Tampa, FL	1982	(6)	2002	249,215	88%	$20.94	$ 42,100,000
3 Hutton Centre	Santa Ana, CA	1985	(6)	2003	197,817	91%	$22.10	$ 39,991,353
Capitol Place	Sacramento, CA	1988	(6)	2003	151,803	93%	$28.97	$ 38,805,345
Maitland Promenade One	Maitland, FL	1999		2000	227,814	95%	$18.88	$ 35,192,924
BISYS Fund Services Building(8)	Eaton, OH	1995; 2002		1999; 2002	155,964	100%	$14.33	$ 35,500,000
4200 West Cypress Street	Tampa, FL	1989		2003	220,579	96%	$20.14	$ 32,824,935
Monument Place	Fairfax, VA	1990		1999	221,538	82%	$17.47	$ 33,334,338
Columbia Centre III	Rosemont, IL	1989		1997	238,696	68%	$15.46	$ 30,000,000
Biltmore Commerce Center	Phoenix, AZ	1985		1999	259,792	85%	$18.00	$ 28,639,089
Fairgate at Ballston(7)	Arlington, VA	1988		1997	137,117	96%	$14.32	$ 28,400,000
10 Waterview Boulevard	Parsippany, NJ	1984		1999	209,553	64%	$12.49	$ 27,000,000
Tysons Executive Plaza II(9)	McLean, VA	1988		2000	252,552	97%	$22.79	$ 25,577,096

TIAA Real Estate Account Prospectus	18

Longview Executive Park(7)	Hunt Valley, MD	1988	1997	258,999	87%	$ 3.31	$ 22,200,000
Columbus Portfolio				259,626		$ 9.12	$ 22,000,000
Metro South Building	Dublin, OH	1997	1999	90,726	67%		—
Vision Service Plan Building	Eaton, OH	1997	1999	50,000	100%		—
One Metro Place	Dublin, OH	1998	2001	118,900	97%		—
9 Hutton Centre	Santa Ana, CA	1990	2001	148,265	93%	$ 9.43	$ 20,343,676
Five Centerpointe(7)	Lake Oswego, OR	1988	1997	113,910	93%	$19.05	$ 13,850,797
Needham Corporate Center	Needham, MA	1987	2001	138,684	95%	$22.36	$ 12,544,934
Batterymarch Park II	Quincy, MA	1986	2001	104,718	88%	$18.88	$ 10,000,000
371 Hoes Lane	Piscataway, NJ	1986	1997	139,670	66%	$ 6.65	$ 8,500,000
Northmark Business Center(7)	Blue Ash, OH	1985	1997	108,561	29%	$10.09	$ 5,200,000

Subtotal—Office Properties							$2,160,642,824

INDUSTRIAL PROPERTIES
Dallas Industrial Portfolio	Dallas and Coppell, TX	1997-2001	2000-2002	3,763,886	94%	$ 3.15	$ 138,000,000
(formerly Parkwest Center)
Ontario Industrial Portfolio				2,698,717	100%	$ 3.54	$ 117,500,000
Timberland Building	Ontario, CA	1998	1998	414,435			—
5200 Airport Drive	Ontario, CA	1997	1998	404,500			—
1200 S. Etiwanda Ave.	Ontario, CA	1998	1998	223,170			—
Park Mira Loma West	Mira Loma, CA	1998	1998	557,500			—
Wineville Center Buildings	Mira Loma, CA	1999	2000	1,099,112			—
Chicago Industrial Portfolio	Chicago and Joliet, IL	1997-2000	1998; 2000	1,325,134	93%	$ 3.60	$ 59,292,310
(consolidation of Rockrun, Glen Pointe and Woodcreek Business Parks)
Rainier Corporate Park	Fife, WA	1991-1997	2003	1,104,646	94%	$ 3.56	$ 53,994,267

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.
(2)	Based on total contractual rent on leases existing at December 31, 2003. For those properties purchased in fourth quarter of 2003, the number was derived by annualizing the rents charged by the Account since acquiring the property.
(3)	Market value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Consolidated Statement of Investments.
(4)	The Account purchased a 50.25% interest in a private REIT, which owns this property. A 49.70% interest is owned by Societe Immobiler Trans-Quebec, and .05% is owned by 100 individuals.
(5)	Property held in a 75%/25% joint venture with Equity Office Properties.
(6)	Undergone extensive renovations since original construction.
(7)	Purchased through Light Street Partners, L.P. (now 100% owned by the Account).
(8)	Property held in 96%/4% joint venture with Georgetown BISYS Phase II LLC. Phase II was purchased in 2002.
(9)	Property held in 50%/50% joint venture with Tennessee Consolidated Retirement System. Market value shown reflects the value of the Account’s interest in the property.

TIAA Real Estate Account Prospectus	19

Properties (continued)

						Annual Avg.
		Year	Year	Rentable Area	Percent	Base Rent per
Property	Location	Built	Purchased	(sq. ft.)(1)	Leased	Leased Sq. Ft. (2)	Market Value(3)

INDUSTRIAL PROPERTIES (CONTINUED)
Memphis CALEast	Memphis, TN	1996-1997	2003	1,600,232	83%	$ 2.72	$ 43,036,559
Industrial Portfolio
Northpointe Commerce Center	Fullerton, CA	1990-1994	2000	612,023	100%	$ 4.44	$ 41,800,000
Chicago CALEast	Chicago, IL	1974-1999	2003	834,549	99%	$ 4.36	$ 40,232,195
Industrial Portfolio
New Jersey CALEast	Cranbury, NJ	1982-1989; 2002	2003	807,773	100%	$ 4.39	$ 39,843,924
Industrial Portfolio
Summit Distribution Center	Memphis, TN		2003	708,532	100%	$ 2.52	$ 21,961,420
Cabot Industrial Portfolio(4)	Rancho Cucamonga, CA	2000-2002	2000; 2001;	1,214,475	100%	$ 3.44	$ 52,223,082
			2002
IDI Kentucky Portfolio
(formerly, Parkwest Int’l)				1,437,022	100%	$ 3.44	$ 52,000,000
Building C	Hebron, KY	1998	1998	520,000			—
Building D	Hebron, KY	1998	1998	184,800			—
Building E	Hebron, KY	2000	2000	207,222			—
Building J	Hebron, KY	2000	2000	525,000			—
Atlanta Industrial Portfolio	Lawrenceville, GA	1996-99	2000	1,145,693	87%	$ 2.22	$ 37,300,000
South River Road Industrial	Cranbury, NJ	1999	2001	626,071	82%	$ 2.69	$ 31,000,000
Konica Photo Imaging Headquarters	Mahwah, NJ	1999	1999	168,000	100%	$10.30	$ 18,500,000
Eastgate Distribution Center	San Diego, CA	1996	1997	200,000	100%	$ 6.58	$ 16,600,000
Landmark at Salt Lake City Building #4	Salt Lake City, UT	2000	2000	328,508	100%	$ 3.98	$ 12,500,000
UPS Distribution Facility	Fernley, NV	1998	1998	256,000	100%	$ 4.07	$ 11,500,000
FEDEX Distribution Facility	Crofton, MD	1998	1998	111,191	100%	$ 7.18	$ 7,600,000
Interstate Crossing	Eagan, MN	1995	1996	131,380	95%	$ 4.29	$ 6,345,000
Butterfield Industrial Park	El Paso, TX	1980-81	1995	183,510	100%	$ 2.41	$ 4,506,687
River Road Distribution Center	Fridley, MN	1995	1995	100,456	100%	$ 4.23	$ 4,150,000

Subtotal—Industrial Properties							$809,885,444

TIAA Real Estate Account Prospectus	20

RETAIL PROPERTIES
The Florida Mall(6)	Orlando, FL	1986	(5)	2002	921,370	(7)	98%	$36.49	$99,279,653	(8)
Westwood Marketplace	Los Angeles, CA	1950	(9)	2002	202,201		100%	$26.97	$74,000,000
West Town Mall(6)	Knoxville, TN	1972	(5)	2002	684,777	(7)	98%	$18.84	$76,375,643	(8)
Miami International Mall(6)	Miami, FL	1982	(5)	2002	290,299	(7)	98%	$29.20	$39,789,620	(8)
Rolling Meadows	Rolling Meadows, IL	1957	(5)	1997	130,909		100%	$10.62	$13,550,000
Plantation Grove	Ocoee, FL	1995		1995	73,655		100%	$10.83	$9,100,000
The Lynnwood Collection	Raleigh, NC	1988		1996	86,362		98%	$ 9.04	$8,100,000
The Millbrook Collection	Raleigh, NC	1988		1996	102,221		72%	$ 6.23	$7,000,000

Subtotal—Retail Properties									$327,194,916

Subtotal—Commercial Properties									$3,297,723,184

RESIDENTIAL PROPERTIES(10)
The Legacy at Westwood Apartments	Los Angeles, CA	2001		2002	NA		92%	NA	$84,400,000
Longwood Towers	Brookline, MA	1926	(5)	2002	NA		95%	NA	$76,400,000
Ashford Meadows Apartments	Herndon, VA	1998		2000	NA		96%	NA	$62,000,000
Larkspur Courts	Larkspur, CA	1991		1999	NA		94%	NA	$55,000,000
The Colorado	New York, NY	1987		1999	NA		98%	NA	$54,008,059
Regents Court Apartments	San Diego, CA	2001		2002	NA		93%	NA	$49,600,000
South Florida Apartment Portfolio	Boca Raton and Plantation, FL	1986		2001	NA		96%	NA	$46,700,000
Doral Pointe Apartments	Miami, FL	1990		2001	NA		95%	NA	$42,600,000
Alexan Buckhead	Atlanta, GA	2002		2002	NA		64%	NA	$41,000,000
The Lodge at Willow Creek	Denver, CO	1997		1997	NA		93%	NA	$31,698,947
Golfview Apartments	Lake Mary, FL	1998		1998	NA		91%	NA	$27,750,000

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.
(2)	Based on total contractual rent on leases existing at December 31, 2003. For those properties purchased in fourth quarter of 2003, the number was derived by annualizing the rents charged by the Account since acquiring the property.
(3)	Market value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Consolidated Statement of Investments.
(4)	The property is held in an 80%/20% joint venture with Cabot Industrial Trust.
(5)	Undergone extensive renovations since original construction.
(6)	Each property is held in an approximately 50%/50% joint venture with the Simon Property Group.
(7)	Reflects the square footage owned by the joint venture.
(8)	Market value shown represents the Account’s interest after debt.
(9)	Total renovation completed in 2001.
(10)	For the average unit size and annual average rent per unit for each residential property, see “Residential Properties” below.

TIAA Real Estate Account Prospectus	21

Properties (continued)

						Annual Avg.
		Year	Year	Rentable Area	Percent	Base Rent per
Property	Location	Built	Purchased	(sq. ft.)(1)	Leased	Leased Sq. Ft.(2)	Market Value(3)

RESIDENTIAL PROPERTIES(4) (CONTINUED)
Lincoln Woods Apartments	Lafayette Hill, PA	1991	1997	NA	92%	NA	$26,704,000
The Legends at Chase Oaks	Plano, TX	1997	1998	NA	96%	NA	$26,000,000
Kenwood Mews Apartments	Burbank, CA	1991	2001	NA	96%	NA	$22,700,000
Westcreek Apartments	Westlake Village, CA	1988	1997	NA	97%	NA	$22,000,000
Monte Vista	Littleton, CO	1995	1996	NA	97%	NA	$20,600,000
Quiet Waters at Coquina Lakes	Deerfield Beach, FL	1995	2001	NA	97%	NA	$18,800,000
The Fairways of Carolina	Margate, FL	1993	2001	NA	97%	NA	$18,000,000
Indian Creek Apartments	Farmington Hills, MI	1988	1998	NA	95%	NA	$17,700,000
Royal St. George	W. Palm Beach, FL	1995	1996	NA	98%	NA	$17,700,000
The Greens at Metrowest Apartments	Orlando, FL	1990	1995	NA	96%	NA	$14,000,000
Bent Tree Apartments	Columbus, OH	1987	1998	NA	93%	NA	$13,000,000

Subtotal—Residential Properties							$788,361,006

OTHER COMMERCIAL PROPERTIES
Storage Portfolio I, LLC(5)	Various, U.S.	1972-1990	2003	2,230,743	78%	$12.57	$175,676,890

Total—All Properties							$4,261,761,080

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.
(2)	Based on total contractual rent on leases existing at December 31, 2003. For those properties purchased in fourth quarter of 2003, the number was derived by annualizing the rents charged by the Account since acquiring the property.
(3)	Market value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Consolidated Statement of Investments.
(4)	For average unit size and annual average rent per unit for each residential property, see ”Residential Properties” below.
(5)	Property held in 75%/25% joint venture with Storage USA.

TIAA Real Estate Account Prospectus	22

Commercial (Non-Residential) Properties

In General. At December 31, 2003, the Account held 65 commercial (non-residential) properties in its portfolio. Fourteen of these properties are held through joint ventures, three of which are subject to mortgages. Although the terms vary under each lease, certain expenses, such as real estate taxes and other operating expenses, are paid or reimbursed by the tenants.

The Account’s portfolio is well diversified by both property type, as well as geographic location. The portfolio consists of: 35 office properties containing approximately 10.6 million square feet located in 13 states and the District of Columbia; 21 industrial properties containing 19.4 million square feet located in 12 states; and 8 retail properties containing approximately 2.6 million square feet located in 5 states. In addition, the Account has a 75% interest in a portfolio of storage facilities located throughout the United States.

As of December 31, 2003, the overall occupancy rate of Account’s commercial real estate portfolio was 94% on a weighted average basis. Office properties were 90% leased with 844 leases, industrial properties were 95% leased with 166 leases, and retail properties were 94% leased with 518 leases. No single tenant accounts for more than 3.74% of the total rentable area of the Account’s commercial properties.

Major Tenants: The following table lists the Account’s major commercial tenants based on the total space they occupy in the Account’s properties.

			Percentage of
		Percentage of	Total Rentable
		Total Rentable	Area of Account’s
	Occupied	Area of Account’s	Non-Residential
	Square Feet	Office Properties	Properties

MAJOR OFFICE TENANTS
Accenture	400,264	3.8%	1.2%
The Boston Company	361,623	3.4%	1.1%
Chicago Title & Trust	264,775	2.5%	0.8%
VanKampen	235,717	2.2%	0.7%
BISYS Fund Services	227,869	2.1%	0.7%
PHH Vehicle Management	199,563	1.9%	0.6%
Cadbury Adams	173,788	1.6%	0.5%
Nortel	141,342	1.3%	0.4%
Deloitte & Touche	136,580	1.3%	0.4%
Louis Dreyfuss	130,122	1.2%	0.4%

TIAA Real Estate Account Prospectus	23

			Percentage of
		Percentage of	Total Rentable
		Total Rentable	Area of Account’s
	Occupied	Area of Account’s	Non-Residential
	Square Feet	Retail Properties	Properties

MAJOR RETAIL TENANTS
JC Penney	196,931	7.7%	0.6%
Proffits	162,501	6.3%	0.5%
Parisian	143,278	5.6%	0.4%
Saks Fifth Avenue	105,672	4.1%	0.3%
Kroger	104,674	4.1%	0.3%
Home Depot Expo Design	98,350	3.8%	0.3%
Regal Cinema	76,580	3.0%	0.2%
Jewel-Osco	62,230	2.4%	0.2%
Old Navy	57,076	2.2%	0.2%
Ralphs	52,040	2.0%	0.2%

			Percentage of
		Percentage of	Total Rentable
		Total Rentable	Area of Account’s
	Occupied	Area of Account’s	Non-Residential
	Square Feet	Industrial Properties	Properties

MAJOR INDUSTRIAL TENANTS
Walmart	1,099,112	5.7%	3.4%
The Gap, Inc.	1,045,000	5.4%	3.2%
Hewlett-Packard Company	708,532	3.7%	2.2%
Honeywell	700,000	3.6%	2.2%
Standard Motor Products	671,172	3.5%	2.1%
Wickes Furniture	573,000	3.0%	1.8%
Meiko America	557,500	2.9%	1.7%
New Breed Transfer Corp	537,900	2.8%	1.7%
Carrier	500,000	2.6%	1.5%
UPS Worldwide	463,750	2.4%	1.4%

Lease Expirations: The following charts provide lease expiration information for the Account’s commercial properties, categorized by property type. While many of the leases contain renewal options with varying terms, these charts assume that none of the tenants exercise their renewal options.

TIAA Real Estate Account Prospectus	24

			Percentage of Total
			Rentable Area of
			Account’s
			Office
		Rentable Area Subject	Properties
	Number of Leases	to Expiring Leases	Represented
Year of Lease Expiration	Expiring	(sq. ft.)	by Expiring Leases

OFFICE PROPERTIES
2004	152	1,254,716	11.8%
2005	143	1,323,445	12.5%
2006	120	1,174,349	11.1%
2007	119	867,070	8.2%
2008	97	1,243,620	11.8%
2009 and thereafter	213	3,219,438	30.3%

Total	844	9,092,638	85.7%

			Percentage of Total
			Rentable Area of
			Account’s
			Retail
		Rentable Area Subject	Properties
	Number of Leases	to Expiring Leases	Represented
Year of Lease Expiration	Expiring	(sq. ft.)	by Expiring Leases

RETAIL PROPERTIES
2004	53	92,360	3.6%
2005	76	226,734	8.8%
2006	75	149,781	5.8%
2007	52	120,498	4.7%
2008	32	294,488	11.5%
2009 and thereafter	230	1,547,391	60.3%

Total	518	2,431,252	94.7%

			Percentage of Total
			Rentable Area of
			Account’s
			Industrial
		Rentable Area Subject	Properties
	Number of Leases	to Expiring Leases	Represented
Year of Lease Expiration	Expiring	(sq. ft.)	by Expiring Leases

INDUSTRIAL PROPERTIES
2004	27	2,251,036	11.6%
2005	36	3,229,331	16.7%
2006	33	2,313,602	11.9%
2007	16	1,850,189	9.6%
2008	32	4,103,716	21.2%
2009 and thereafter	22	4,274,900	22.1%

Total	166	18,022,774	93.1%

TIAA Real Estate Account Prospectus	25

Residential Properties

The Account’s residential property portfolio currently consists of 22 first class or luxury multi-family garden apartment complexes, mid-rise and high rise apartment buildings. The portfolio contains approximately 5,796 units located in 11 states, with an overall occupancy rate of 94%. None of the residential properties in the portfolio is subject to a mortgage. The complexes generally contain one- to three-bedroom apartment units, with a range of amenities, such as patios or balconies, washers and dryers, and central air conditioning. Many of these apartment communities have use of on-site fitness facilities, including some with swimming pools. Rents on each of the properties tend to be comparable with competitive communities and are not subject to rent regulation. The Account is responsible for the expenses of operating the properties.

In the table below you will find additional information regarding the residential properties in the Account’s portfolio as of December 31, 2003.

				Avg. Rent
		Number	Avg. Unit Size	Per Unit/
Property	Location	Of Units	Square Feet	Per Month

The Legacy at Westwood Apartments	Los Angeles, CA	187	1,180	$3,842.00
Longwood Towers	Brookline, MA	268	938	$2,245.00
Ashford Meadows	Herndon, VA	440	1,050	$1,385.00
The Colorado	New York, NY	254	622	$2,361.00
Larkspur Courts	Larkspur, CA	248	1,001	$1,884.00
Regents Court Apartments	San Diego, CA	251	886	$1,426.00
South Florida Apartment Portfolio	Boca Raton, Plantation, FL	550	889	$ 990.00
Alexan Buckhead	Atlanta, GA	231	990	$1,641.00
Doral Pointe Apartments	Miami, FL	440	1,150	$1,136.00
The Lodge at Willow Creek	Denver, CO	316	996	$1,197.00
Golfview Apartments	Lake Mary, FL	277	1,134	$1,147.00
The Legends at Chase Oaks	Plano, TX	346	972	$ 994.00
Lincoln Woods Apartments	Lafayette Hill, PA	216	774	$1,247.00
Kenwood Mews Apartments	Burbank, CA	141	942	$1,416.00
Monte Vista	Littleton, CO	219	888	$1,022.00
Westcreek Apartments	Westlake Village, CA	126	951	$1,661.00
Indian Creek Apartments	Farmington Hills, MI	196	1,139	$1,021.00
Quiet Waters at Coquina Lakes	Deerfield Beach, FL	200	1,048	$1,078.00
Royal St. George	West Palm Beach, FL	224	870	$ 927.00
The Fairways of Carolina	Margate, FL	208	1,026	$1,012.00
The Greens at Metrowest Apartments	Orlando, FL	200	920	$ 886.00
Bent Tree Apartments	Columbus, OH	256	928	$ 794.00

For a discussion of the Account’s real estate holdings and recent acquisitions in the context of the Account’s performance as a whole, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below. Real estate transactions made by the Account after the date of this prospectus will be described in supplements to the prospectus, as appropriate.

TIAA Real Estate Account Prospectus	26

Selected Financial Data

The following selected financial data should be considered in conjunction with the Account’s consolidated financial statements and notes provided in this report.

									July 3, 1995
									(commencement
									of operations) to
				For the Years Ended December 31,					December 31,

	2003	2002	2001	2000	1999	1998	1997	1996	1995

Investment income:
Real estate income, net:
Rental income	$393,497,346	$287,419,001	$233,574,957	$180,751,733	$128,971,928	$77,852,934	$41,189,608	$ 9,504,481	$ 165,762

Real estate property level
expenses and taxes:
Operating expenses	96,026,718	63,789,057	48,690,151	37,784,524	27,175,434	17,190,095	8,843,557	1,995,822	29,173
Real estate taxes	53,413,903	35,848,075	27,963,306	21,677,181	15,631,453	8,755,526	4,234,044	1,053,703	14,659

Total real estate property
level expenses and taxes	149,440,621	99,637,132	76,653,457	59,461,705	42,806,887	25,945,621	13,077,601	3,049,525	43,832

Real estate income, net	244,056,725	187,781,869	156,921,500	121,290,028	86,165,041	51,907,313	28,112,007	6,454,956	121,930
Income from real estate
joint ventures	19,492,494	14,125,306	2,392,594	756,133	—	—	—	—	—
Dividends and interest	19,461,931	26,437,901	33,687,343	31,334,291	24,932,733	23,943,728	16,486,279	6,027,486	2,828,900

Total investment income	283,011,150	228,345,076	193,001,437	153,380,452	111,097,774	75,851,041	44,598,286	12,482,442	2,950,830
Expenses	31,654,065	23,304,336	17,191,929	13,424,566	9,278,410	6,274,594	3,526,545	1,155,796	310,433

Investment income, net	251,357,085	205,040,740	175,809,508	139,955,886	101,819,364	69,576,447	41,071,741	11,326,646	2,640,397
Net realized and unrealized
gain on investments	17,229,435	(106,424,480)	(23,485,614)	54,147,449	9,834,743	7,864,659	18,147,053	3,330,539	35,603

TIAA Real Estate Account Prospectus	27

Selected Financial Data (continued)
									July 3, 1995
									(commencement
									of operations) to
				For the Years Ended December 31,					December 31,

	2003	2002	2001	2000	1999	1998	1997	1996	1995

Net increase in net assets
resulting from continuing
operations before minority
interest and discontinued
operations	268,586,520	98,616,260	152,323,894	194,103,335	111,654,107	77,441,106	59,218,794	14,657,185	2,676,000
Minority interest	(6,655,183)	(1,484,585)	(811,789)	—	1,364,619	(3,487,991)	(1,881,178)	—	—
Discontinued operations	41,641,549	19,110,363	17,706,880	11,339,359	2,925,041	2,658,547	2,773,784	1,125,730	—
Participant transactions	813,860,715	346,079,345	657,326,121	486,196,949	383,171,774	333,936,510	356,052,262	233,653,793	117,582,345

Net increase in net assets	$1,117,433,601	$ 462,321,383	$ 826,545,106	$ 691,639,643	$ 499,115,541	$ 410,548,172	$416,123,662	$249,436,708	$120,258,345

Total assets	$5,165,683,386	$3,870,532,278	$3,270,384,450	$2,423,100,402	$1,719,457,715	$1,229,603,431	$815,760,825	$426,372,007	$143,177,421
Total liabilities and minority
interest	372,261,225	194,543,718	56,717,273	35,978,331	23,975,287	33,236,544	29,942,110	56,676,954	22,919,076

Total net assets	$4,793,422,161	$3,675,988,560	$3,213,667,177	$2,387,122,071	$1,695,482,428	$1,196,366,887	$785,818,715	$369,695,053	$120,258,345

Accumulation units outstanding	24,724,183	20,346,696	18,456,445	14,604,673	11,487,360	8,833,911	6,313,015	3,295,786	1,172,498

Accumulation unit value	$186.94	$173.90	$168.16	$158.21	$142.97	$132.17	$122.30	$111.11	$102.57

TIAA Real Estate Account Prospectus	28

Quarterly Selected Financial Information

The following is selected financial information for the Account for each full quarter within the past two calendar years:

	2003 For the Three Months Ended				2002 For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31

Investment income, net	$59,964,355	$61,367,758	$62,077,623	$67,947,349	$44,171,299	$50,812,802	$51,683,669	$58,372,970
Net realized gain (loss) on investments	(396,673)	(441,873)	40,568	8,490,244	4,320,393	3,091,947	1,428,243	(1,914,498)
Net unrealized gain (loss) on investments	(8,597,738)	(12,077,579)	17,190,244	13,022,242	(29,088,106)	(22,640,922)	(30,606,185)	(31,015,352)
Minority interest	(2,688,475)	1,059,606	(2,893,330)	(2,132,984)	(119,166)	(521,681)	42,020	(885,758)
Discontinued operations	3,275,420	18,080,818	34,686,260	(14,400,949)	5,822,819	7,975,157	3,849,198	1,463,189

Net increase in net assets resulting from operations	$51,556,889	$67,988,730	$111,101,365	$72,925,902	$25,107,239	$38,717,303	$26,396,945	$26,020,551

Total return	1.38%	1.74%	2.71%	1.67%	1.38%	1.74%	2.71%	1.67%

TIAA Real Estate Account Prospectus	29

Management’s Discussion and Analysis of
Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and notes contained in this prospectus.

2003 Overview

As of December 31, 2003, the TIAA Real Estate Account had total net assets in the amount of $4,793,422,161, a 30.40% increase over the 2002 year end total net assets. The Account closed 19 transactions in 2003 in the total net amount of $615.6 million. It purchased 12 properties: six office properties, including three joint ventures, five industrial properties and one portfolio of storage facilities for a total of $753.5 million. Additional transactions included: the purchase of additional nominal interest in three existing joint ventures (a total amount of $181 thousand), a commitment to purchase an interest in a real estate-related fund ($25 million) and the expansion of an existing industrial property to accommodate the growth on an existing tenant under long term lease ($18.0 million). In 2003, the Account also sold two properties (one office and one industrial) for a total of $187 million.

As of December 31, 2003, the Account owned a total of 87 real estate properties, representing 84.26% of the Account’s total investment portfolio. This real estate portfolio includes 35 office properties (six of which are held in joint ventures), 21 industrial properties (including four joint ventures), 22 apartment complexes, 8 retail properties (including three joint ventures, each owning a regional mall, in which the Account owns a 50% partnership interest), and a 75% joint venture partnership interest in a portfolio of storage facilities.

The two charts below reflect the diversification of the Account’s real estate assets by region and property type as well as its ten largest holdings. All information is based on the values of the properties as stated in the consolidated financial statements as of December 31, 2003.

Diversification of the Account’s Real Estate Assets

	East (26)	Midwest (14)	South (24)	West (22)	Various (1)	TOTAL (87)

Office (35)	23.5%	9.9%	10.0%	7.5%	0	50.9%
Industrial (21)	3.5%	2.5%	5.7%	7.2%	0	18.9%
Residential (22)	5.2%	0.7%	5.9%	6.7%	0	18.5%
Retail (8)	0.4%	0.3%	5.2%	1.7%	0	7.6%
Other (1)*	0.0%	0.0%	0.0%	0.0%	4.1%	4.1%

TOTAL (87)	32.6%	13.4%	26.8%	23.1%	4.1%	100.0%

( )	Number of properties in parentheses.
*	Represents a portfolio of storage facilities located in various regions.

TIAA Real Estate Account Prospectus	30

			Market Value	Percent of
Property Name	State	Property Type	(000,000)	Net Assets

Mellon Financial Center at One Boston Place	MA	Office	$248.0(1)	5.17%
161 North Clark Street	IL	Office	$209.1(2)	4.36%
780 Third Avenue	NY	Office	$180.0	3.76%
701 Brickell	FL	Office	$177.0	3.69%
Storage Portfolio I, LLC	Various	Other – Commercial(3)	$175.7(4)	3.67%
Ten & Twenty Westport Road	CT	Office	$144.0	3.00%
Dallas Industrial Portfolio	TX	Industrial	$138.0	2.88%
Ontario Industrial Portfolio	CA	Industrial	$117.5	2.45%
Treat Towers	CA	Office	$112.9(5)	2.36%
The Florida Mall	FL	Retail	$ 99.3(6)	2.07%

(1)	This amount reflects the value of the property as stated in the Consolidated Financial Statements, which includes minority interests. The value of the Account’s interest in the property is $124.6 million, which represents 2.60% of the Account’s Total Net Assets.
(2)	This amount reflects the value of the property as stated in the Consolidated Financial Statements, which includes minority interests. The value of the Account’s interest in the property is $156.8 million, which represents 3.27% of the Account’s Total Net Assets.
(3)	This property is a portfolio of storage facilities.
(4)	This amount represents the value of the property as stated in the Consolidated Financial Statements, which includes minority interests. The value of the Account’s interest in the property is $131.8 million, which represents 2.75% of the Account’s Total Net Assets.
(5)	This amount represents the value of the property as stated in the Consolidated Financial Statements, which includes minority interests. The value of the Account’s interest in the property is $84.7 million, which represents 1.77% of the Account’s Total Net Assets.
(6	This property is held in an unconsolidated joint venture and is subject to debt. The value reflects the Account’s interest in the joint venture after debt.

As of December 31, 2003, the Account also held investments in real estate investment trusts (REITs), representing 5.24% of the portfolio, commercial mortgage-backed securities (CMBS), representing 1.05% of the portfolio, real estate limited partnerships, representing 0.83% of the portfolio, and commercial paper and government bonds, representing 8.62% of the portfolio.

Real Estate Market Outlook In General

While the National Bureau of Economic Research (NBER) announced mid-2003 that the recession was over, the U.S. economic recovery has been weak. U.S. payroll employment did not start to grow until late-2003, and job growth has been modest and generally below economists’ expectations. Because there was only minimal job growth, commercial real estate markets remained sluggish through much of 2003.

Office vacancies averaged 16.8% as of the end of 2003, compared with 16.5% at year-end 2002. Vacancies in the nation’s CBDs (central business districts) averaged 13.9% versus 18.5% in the suburbs. The national vacancy rate declined modestly in both the third and fourth quarters of 2003, which along with anecdotal reports, suggests that office markets have stabilized. Nonetheless, office space demand is lackluster as U.S. corporations are closely watching costs and hiring very reluctantly. On a positive note, construction has fallen sharply. Total construction was 40

TIAA Real Estate Account Prospectus	31

million square feet in 2003 versus 70 million square feet in 2002. Sustained growth in U.S. payrolls combined with modest construction would materially improve supply/demand fundamentals.

Industrial vacancies averaged 11.6% as of year-end 2003, compared with 11.0% at year-end 2002. Industrial vacancies have increased for twelve consecutive quarters, though the rate of increase has slowed markedly of late. Construction has also slowed significantly. As of year-end 2003, there was total construction of roughly 73 million square feet in 2003 versus 98 million square feet in 2002. Historically, there has been a positive correlation between growth in the U.S. economy, as indicated by GDP growth, and warehouse space demand. Despite eight consecutive quarters of GDP growth, industrial space demand has remained slack, but continued growth in U.S. GDP would bode well for industrial market prospects.

Apartment demand was lackluster in 2003 due to job losses and rising unemployment during the first half of the year, significant new construction and a booming single-family home market which pulled households out of rental housing. According to the Census Bureau, rental vacancies rose to 10.2% as of the third quarter of 2003 compared to 9.3% as of the third quarter of 2002. Vacancies in institutional grade apartments averaged 6.5% as of the third quarter of 2003 compared with 5.4% as of the third quarter of 2002. (Year-end 2003 data were not available at the time this was written). Notably, vacancies in institutional grade apartments improved modestly during 2003 as the economic recovery gained momentum and demand began to recover. Concessions, such as free rent and free Internet access, are still necessary to attract and retain tenants, but show signs of abating.

Despite lackluster economic conditions, retail space markets were healthy through much of 2003. Consumer spending remained robust as households benefited from personal income tax cuts, rebate checks for families with children, and falling prices for apparel, electronics goods and other items. Vacancies at regional malls owned by the largest REITs averaged 8.5% as of third quarter 2003 compared with 9.0% at third quarter 2002. Vacancies in neighborhood and community centers averaged 6.9% as of the end of 2003, versus 6.8% at year-end 2002.

Economic Outlook for 2004

Prospects for commercial real estate markets are linked to prospects for the U.S. economy, which has shown indications that the economic recovery has gained momentum. U.S. GDP has grown for eight consecutive quarters, initial unemployment claims have fallen and The Conference Board’s “U.S. leading index”, which is designed to provide an indication of economic conditions in the near future, has grown at a 4.7% annual rate since March 2003. In addition, employment in temporary help services, a precursor to full-time employment, has grown by 166,000 since April 2003. Further, corporate profits have started to increase, and profitability is often a precursor to new hiring and investment in new offices, factories and equipment. Nonetheless, the strength of the economic recovery is not predictable, and changes in real estate market conditions often lag changes in economic conditions. Consequently, a sustained and prolonged economic recovery may be necessary to generate material improvement in real estate market conditions.

TIAA Real Estate Account Prospectus	32

Results of Operations

When reviewing this discussion, it is important to note that when the Account owns a controlling interest (over 50%) in a joint venture, consistent with generally accepted accounting principles (GAAP), the Account’s consolidated financial statements and all financial data discussed in the report reflect 100% of the market value of the joint venture’s assets. The interests of the other joint venture partners are reflected as minority interests in the Account’s consolidated financial statements. When the Account does not have a controlling interest in a joint venture, then only the Account’s net investment in the joint venture is recorded by the Account.

Note also that all of the Account’s properties are appraised and revalued on a quarterly basis, in accordance with the valuation policies described in Note 1 to the Consolidated Financial Statements. Until a property is sold, these changes in property values are recorded as unrealized gains or losses. Upon the sale of a property, the difference between the Account’s then current cost for the property (original purchase price plus the cost of any capital improvements made) and the sale price is recorded as a realized gain or loss on discontinued operations

Note also that in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 (SFAS No. 144), the income and gains from properties sold or held for sale during the periods covered were removed from continuing operations in the accompanying consolidated financial statements and were reclassified as discontinued operations. For more details, see “Results from Discontinued Operations” below.

Year Ended December 31, 2003 Compared to
Year Ended December 31, 2002
Results from Continuing Operations

Performance

The Account’s total return was 7.50% for the year ended December 31, 2003 and 3.41% for 2002. The substantial increase in the Account’s overall performance on a year-to-year basis reflects the strong performance of the Account’s real estate properties and REIT holdings. The 2003 total return on the Account’s real estate holdings was significantly higher than the 2002 annual total return. Many of the Account’s real estate properties increased in value in 2003, as compared to the substantial declines in value experienced by the Account’s real estate assets in 2002, which enhanced its strong income returns. This difference can be attributed to the strength of the institutional investors’ interest in real estate as an asset class, notwithstanding the challenges to the underlying fundamentals posed by the overall economic conditions. The strong performance of the Account’s REIT holdings also added to the total return.

Income and Expenses

The Account’s net investment income after deduction of all expenses was 22.6% higher for the year ended December 31, 2003 compared to the same period in 2002 primarily due to a 30.4% increase in total net assets, which included a 21.19% increase in the Account’s real estate holdings, including joint ventures.

TIAA Real Estate Account Prospectus	33

The Account’s real estate holdings, including joint venture investments, generated approximately 93% and 88% of the Account’s total investment income (before deducting Account level expenses) during 2003 and 2002, respectively. The remaining portion of the Account’s total investment income was generated by marketable securities investments.

Gross real estate rental income increased approximately 37% in the year ended December 31, 2003 as compared to a 23% increase over the same period in 2002. This was primarily due to the increased number of properties owned by the Account from 77 properties (including joint ventures) as of December 31, 2002 to 87 properties (including joint ventures) as of December 31, 2003. Income from real estate joint ventures was $19,492,494 as of December 31, 2003 as compared with $14,125,306 as of December 31, 2002. The increase in joint venture income was due to the increase in number of joint ventures from 2002 to 2003, as well as the positive effect of re-financing the debt on one of the Account’s leveraged properties. Interest income on the Account’s marketable securities investments decreased from $13,546,694 in 2002 to $7,221,765 in 2003 due to a decline in short-term rates from 2002 to 2003. Dividend income on the Account’s REIT investments decreased from $12,891,207 for the year ended December 31, 2002, to $12,240,166 for the year ended December 31, 2003.

Total property level expenses for the year ended December 31, 2003 and 2002 were $149,440,621, and $99,637,132, respectively. In both years ended 2003 and 2002, 64% of the total expenses represented operating expenses and 36% represented real estate taxes. The almost 50% increase in property level expenses during 2003 reflected the increased number of properties in the Account, as well as an increase in certain operating expenses including insurance and security costs.

The Account also incurred expenses for the years ended December 31, 2003 and 2002 of $12,751,191 and $9,495,736 respectively, for investment advisory services, $14,786,580 and $10,390,705 respectively, for administrative and distribution services, and $4,116,294 and $3,417,895 respectively, for the mortality, expense risk and liquidity guarantee charges. The overall 36% increase in expenses is a result of the larger net asset base in the Account, and the increased costs associated with managing and administering the Account.

Net Realized and Unrealized Gains and Losses on Investments

Including the net gains and losses realized by the Account for properties sold (see details under “Results from Discontinued Operations”), the Account had a 161% increase in net assets resulting from operations ($303,572,866 in December 2003 as compared to $116,242,038 in December 2002). The increase is due to the realization of substantial gains on the two properties sold in 2003, as well as substantial realized and unrealized gains on the Account’s marketable securities and joint venture properties. The strong 2003 performance can also be attributed to the decrease in the magnitude of unrealized losses on the Account’s real estate holdings in 2003 as compared to 2002.

The Account had net realized gains of $32,598,548 on the sale of two properties during the year ended December 31, 2003, as compared with $3,457,196 on the sale of two properties during 2002. The Account had unrealized gains on its other real estate-related holdings of $29,401,727

TIAA Real Estate Account Prospectus	34

during the year ended December 31, 2003, as compared with losses of $5,781,360 during the same period in 2002, which can be attributed primarily to the increase in value of three regional malls in which the Account owns a joint venture interest. The decrease in unrealized losses on the Account’s real estate holdings can be attributed to a decrease in the number of properties affected by declines in value during the year ended December 31, 2003, as compared with the same period in 2002. The Account’s marketable securities for the year ended December 31, 2003 had net realized and unrealized gains totaling $39,963,920 as compared with net realized and unrealized losses of $6,195,855 for the year ended December 31, 2002. The net gains on the Account’s marketable securities for the year ended December 31, 2003 was due primarily to the strong performance of the REIT markets during the period.

Results from Discontinued Operations

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Account adopted SFAS No. 144 as of January 1, 2002. During both the year ended December 31, 2003 and the year ended December 31, 2002, two real estate properties were sold (four properties in total). In accordance with SFAS No. 144, the investment income and realized gain for the years ended December 31, 2003 and 2002 related to each of these properties was removed from continuing operations in the accompanying consolidated financial statements and was classified      as discontinued operations. The income from the properties sold in the year ended December 31, 2003, consisted of rental income of $14,215,497 less operating expenses of $3,502,961 and real estate taxes of $1,669,535, resulting in net investment income of $9,043,001. The income from the properties sold in the year ended December 31, 2003, together with the two properties sold in the year ended December 31, 2002 consisted of rental income of $22,172,787 less operating expenses of $3,883,239 and real estate taxes of $2,636,381 resulting in net investment income of $15,653,167. At the time of sale, the properties sold in 2003 had a cost of $154,626,452 and the proceeds of sale were $187,225,000, resulting in a net realized gain of $32,598,548. The properties sold in 2002 had a cost of $22,592,804 and the proceeds of sale were $26,050,000, resulting in a net realized gain of $3,457,196.

Year Ended December 31, 2002 Compared to
Year Ended December 31, 2001
Results from Continuing Operations

Performance

The Account’s total net return was 3.41% for the year ended December 31, 2002 and 6.29% for 2001. The substantial decline in the Account’s overall performance on a year-to-year basis reflected the effects of the economic recession, which began in early 2001, and persisted throughout 2002. The decline in value of the real estate properties owned by the Account reflecting the effects of the deteriorating market conditions was the primary reason for the decline in its total return. The negative impact of the recessionary economy was reflected in

TIAA Real Estate Account Prospectus	35

lower market rental rates, higher vacancies, and increased leasing costs and tenant concessions. In 2002, the Account’s real estate properties continued to produce strong income returns, and at year end 2002, the non-residential property portfolio was 92% occupied overall with only 10% of the non-residential property portfolio’s square footage up for renewal or re-leasing in 2003.

The modest returns produced by the REIT markets in 2002, as well as the low interest rates earned by its short-term holdings, also negatively affected the Account’s overall performance.

Income and Expenses

The Account’s net investment income after deduction of all expenses was 16.63% higher for the year ended December 31, 2002 compared to the same period in 2001 primarily due to a 14.39% increase in total net assets and an 49.04% increase in the Account’s real estate holdings, including joint ventures.

The Account’s real estate holdings, including joint venture investments, generated approximately 88% and 83% of the Account’s total investment income (before deducting Account level expenses) during 2002 and 2001, respectively. The remaining portion of the Account’s total investment income was generated by marketable securities investments.

Gross real estate rental income increased approximately 23% in the year ended December 31, 2002 over the same period in 2001. This was primarily due to the increase in the number of properties owned by the Account from 65 properties (including joint ventures) as of December 31, 2001 to 77 properties (including joint ventures) as of December 31, 2002. Income from real estate joint ventures increased by 490% for the same periods due to an increase in the number of joint venture partnership interests owned by the Account in the year ended December 31, 2002. Interest income on the Account’s marketable securities investments decreased from $24,490,376 for 2001 to $13,546,694 for 2002 due to the decline in short-term rates from 2001 to 2002 and the decrease in the amount of non-real estate assets held by the Account. Dividend income on the Account’s REIT investments increased from $9,196,967 for the year ended December 31, 2001 to $12,891,207 for the year ended December 31, 2002.

Total property level expenses for the year ended December 31, 2002 and 2001 were $99,637,132, and $76,653,457, respectively. In both years ended 2002 and 2001, 64% of the total expenses represented operating expenses and 36% represented real estate taxes. The 30% increase in property level expenses during 2002 reflected the increased number of properties in the Account, as well as an increase in operating expenses.

The Account also incurred expenses for the years ended December 31, 2002 and 2001 of $9,495,736 and $5,896,729, respectively, for investment advisory services, $10,390,705 and $8,470,496, respectively, for administrative and distribution services, and $3,417,895 and $2,824,704, respectively, for the mortality and expense risk charges and the liquidity guarantee charges. Such expenses increased primarily as a result of the larger net asset base in the Account and increased costs associated with managing and administering a larger account. The expenses for investment advisory services for the year ended December 31, 2001 also were substantially lower than those in 2002 since they included adjustments related to fourth quarter 2000 expenses.

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Net Realized and Unrealized Gains and Losses on Investments

Including the net gains and losses realized by the Account for the properties sold (see details under “Results from Discontinued Operations”), the Account had a 31% decline in net assets resulting from operations ($116,242,038 in December 2002 vs. $169,218,985 in December 2001). The decrease was due to the substantial unrealized losses on each of the Account’s asset types. The Account’s real estate had net realized and unrealized losses of $94,447,265 in 2002 as compared to net losses of $30,720,187 in 2001. The Account’s marketable securities in the year ended December 31, 2002 had net realized and unrealized losses totaling $6,195,855 and net realized and unrealized gains of $5,231,736 for the year ended December 31, 2001. The Account’s investments in joint ventures had net unrealized losses of $5,781,360 in 2002 as compared to net unrealized gains of $2,002,837 in 2001 on its investments in other real estate-related investments.

Results from Discontinued Operations

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). The Account adopted SFAS No. 144 as of January 1, 2002. During the year ended December 31, 2002, the Account sold two real estate properties. In accordance with SFAS No. 144, the investment income and realized gain for the years ended December 31, 2002 and 2001 relating to those properties were removed from continuing operations in the accompanying financial statements and classified as discontinued operations. The income from the two properties sold in the year ended December 31, 2002 for that year consisted of rental income of $643,564 less operating expenses of $68,031 and real estate taxes of $74,076, resulting in net investment income of $501,457. The income from these two properties sold in 2002 for the full year ended December 31, 2001 consisted of rental income of $2,915,653 less operating expenses of $182,266 and real estate taxes of $262,402, resulting in net investment income of $2,470,985. The income from the properties sold in 2003 and 2002 combined for the full year ended December 31, 2001 consisted of rental income of $23,180,358 less operating expenses of $3,766,328 and real estate taxes of $1,707,150 resulting in net investment income of $17,706,880. At the time of sale, the properties had a cost of $22,592,804 and the proceeds of sale were $26,050,000, resulting in a net realized gain of $3,457,196.

Liquidity and Capital Resources

At year end 2003 and 2002, the Account’s liquid assets (i.e., its REITs, CMBSs, commercial paper, government securities and cash) had a value of $753,971,810 and $271,568,803, respectively. The increase in the Account’s liquid assets was primarily due to the substantial net positive inflow of transfers and premiums into the Account in 2003, when at the same time there were fewer opportunities to purchase real estate meeting the Account’s investment criteria.

In 2003, the account received $515,435,665 in premiums and $433,792,602 in net participant transfers from TIAA and CREF Accounts and affiliated mutual funds, while for 2002 the Account received $395,464,695 in premiums and $64,698,804 in net participants’ transfers. Real estate

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properties costing approximately $753.3 million and $1.1 billion were purchased during 2003 and 2002, respectively. In 2003, the Account also received approximately $187.2 million in proceeds from the sale of one office and one industrial property. The Account’s liquid assets, exclusive of the REITs, will continue to be available to purchase additional suitable real estate properties and to meet expense needs and redemption requests (i.e., cash withdrawals or transfers). In the unlikely event that the Account’s liquid assets and its cash flow from operating activities and participant transactions are not sufficient to meet its cash needs, including redemption requests, TIAA’s general account will purchase liquidity units in accordance with TIAA’s liquidity guarantee to the Account.

The Account, under certain conditions more fully described under “Borrowing,” on page 7, may borrow money and assume or obtain a mortgage on a property — i.e., to make leveraged real estate investments. Also, to meet any short-term cash needs, the Account may obtain a line of credit whose terms may require that the Account secure a loan with one or more of its properties. The Account’s total borrowings may not exceed 20% of the Account’s total net asset value.

Effects of Inflation and Increasing Operating Expenses

Inflation, along with increased insurance and security costs, may increase property operating expenses in the future. We anticipate that these increases in operating expenses will generally be billed to tenants either through contractual lease provisions in office, industrial, and retail properties or through rent increases in apartment complexes. However, depending on how long any vacant space in a property remains unleased, the Account may not be able to recover the full amount of such increases in operating expenses.

Critical Accounting Policies

The consolidated financial statements of the Account are prepared in conformity with accounting principles generally accepted in the United States.

In preparing the Account’s consolidated financial statements, management is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Management bases its estimates on historical experience and assumptions that are believed to be reasonable under the circumstances — the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Management believes that the following policies related to the valuation of the Account’s assets reflected in the Account’s consolidated financial statements affect the significant judgments, estimates and assumptions used in preparing its financial statements:

Valuation of Real Estate Properties: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the TIAA Board of Trustees. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves subjective judgment because the actual market value of

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real estate can be determined only by negotiation between the parties in a sales transaction. The Account’s properties are initially valued at their respective purchase prices (including acquisition costs). Subsequently, independent appraisers value each real estate property at least once a year. TIAA’s appraisal staff performs a valuation of each real estate property on a quarterly basis and updates the property value if it believes that the value of the property has changed since the previous valuation or appraisal. The appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices (USPAP), the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion.

Valuation of Mortgages: Mortgages are initially valued at their face amount. Fixed rate mortgages are thereafter valued quarterly by discounting payments of principal and interest to their present value using a rate at which commercial lenders would make similar mortgage loans. Floating variable rate mortgages are generally valued at their face amount, although the value may be adjusted as market conditions dictate.

Valuation of Real Estate Joint Ventures: Real estate joint ventures are stated at the Account’s equity in the net assets of the underlying joint venture entities, which value their real estate holdings at fair value.

Valuation of Marketable Securities: Equity securities listed or traded on any United States national securities exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange. Short-term money market instruments are stated at market value. Portfolio securities and limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole.

Forward-Looking Statements

Some statements in this report which are not historical facts may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about our expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or management’s present expectations.

Caution should be taken not to place undue reliance on management’s forward-looking statements, which represent management’s views only as of the date this report is filed. Neither management nor the Account undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Valuing the Account’s Assets

We value the Account’s assets as of the close of each valuation day by taking the sum of:

•	the value of the Account’s cash, cash equivalents, and short-term and other debt instruments
•	the value of the Account’s other securities investments and other assets
•	the value of the individual real properties and other real estate-related investments owned by the Account
•	an estimate of the net operating income accrued by the Account from its properties and other real estate-related investments and then reducing it by the Account’s liabilities, including the daily investment management fee and certain other expenses attributable to operating the Account. See “Expense Deductions,” page 43.

Valuing Real Estate Investments

Valuing Real Property: Individual real properties will be valued initially at their purchase prices. (Prices include all expenses related to purchase, such as acquisition fees, legal fees and expenses, and other closing costs.) We could use a different value in appropriate circumstances.

After this initial valuation, an independent appraiser, approved by the independent fiduciary, will value properties at least once a year. The independent fiduciary can require additional appraisals if it believes that a property has changed materially or otherwise to assure that the Account is valued correctly.

Quarterly, we will conduct an internal review of each of the Account’s properties. We’ll adjust a valuation if we believe that the value of the property has changed since the previous valuation. We’ll continue to use the revised value to calculate the Account’s net asset value until the next review or appraisal. However, we can adjust the value of a property in the interim to reflect what we believe are actual changes in property value.

The Account’s net asset value will include the current value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We’ll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.

Development properties initially will be valued at the Account’s cost, and the value will be adjusted as additional development costs are incurred. Once a property receives a certificate of occupancy, within one year from the initial funding by the Account, or the property is substantially leased, whichever is earlier, the property will be appraised by an independent appraiser, approved by the independent fiduciary. We may also have the properties independently appraised earlier if circumstances warrant.

Because of the nature of real estate assets, the Account’s net asset value won’t necessarily reflect the true or realizable value of its real estate assets (i.e., what the Account would get if it sold them).

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Valuing Real Property Encumbered by Debt: In general, when we value an Account property subject to a mortgage, the Account’s net asset value will include the value of the Account’s interest in the property (with the property valued as described above). The outstanding balance of the debt will be recorded as a liability. We can adjust the property valuation if we determine that the existing debt could have a material affect on how much the Account would receive if it were to sell the property, looking at such factors as whether the debt is pre-payable, the remaining term on the debt, and then-current interest rates.

Valuing Conventional Mortgages: Individual mortgage loans made by the Account will be valued initially at their face amount. Thereafter, quarterly, we’ll value the Account’s fixed interest mortgage loans by discounting payments of principal and interest to their present value (using a rate at which commercial lenders would make similar mortgage loans). We’ll also use this method for foreign mortgages with conventional terms. We can adjust the mortgage value more frequently if circumstances require it. Floating variable rate mortgages will generally be valued at their face amount, although we may adjust these values as market conditions dictate.

Valuing Participating Mortgages: Individual mortgages will initially be valued at their face amount. Thereafter, quarterly, we’ll estimate the values of the participating mortgages by making various assumptions about occupancy rates, rental rates, expense levels, and other things. We’ll use these assumptions to project the cash flow and anticipated sale proceeds from each investment over the term of the loan, or sometimes over a shorter period. To calculate sale proceeds, we’ll assume that the real property underlying each investment will be sold at the end of the period used in the valuation at a price based on market assumptions for the time of the projected sale. We’ll then discount the estimated cash flows and sale proceeds to their present value (using rates appropriate to then-current market conditions).

Net Operating Income: The Account usually receives operating income from its investments intermittently, not daily. In fairness to participants, we estimate the Account’s net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual income reports, the Account could be under- or over-valued.

Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account’s properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account’s net asset value.

Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the Account actually receives cash from a property, we’ll adjust the daily accrued receivable and other accounts appropriately.

Adjustments: We can adjust the value of an investment if we believe events or market conditions (such as a borrower’s or tenant’s default) have affected how much the Account could

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get if it sold the investment. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors, we may not in all cases make adjustments where changing conditions could affect the value of an investment.

The independent fiduciary will need to approve adjustments to any valuation of one or more properties that

•	is made within three months of the annual independent appraisal or
•	results in an increase or decrease of:
	•	more than 6 percent of the value of any of the Account’s properties since the last independent annual appraisal
	•	more than 2 percent in the value of the Account since the prior month or
	•	more than 4 percent in the value of the Account within any quarter.

Right to Change Valuation Methods: If we decide that a different valuation method would reflect the value of a real estate-related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA’s valuation methods could change the Account’s net asset value and change the values at which participants purchase or redeem Account interests.

Valuing Other Investments (Including Certain Real Estate-Related Investments)

Debt Securities and Money Market Instruments: We value debt securities (excluding money market instruments) for which market quotations are readily available based on the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). We derive these values utilizing an independent pricing service, except when we believe the prices do not accurately reflect the security’s fair value. We value money market instruments with maturities of one year or less in the same manner as debt securities, or derive them from a pricing matrix that has various types of money market instruments along one axis and various maturities along the other. All debt securities may also be valued at fair value as determined in good faith by the Investment Committee of the TIAA Board of Trustees.

Equity Securities: We value equity securities (including REITs) listed or traded on the New York Stock Exchange or the American Stock Exchange at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.

We value equity securities traded on the NASDAQ Stock Market’s National Market at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Other U.S. over-the-counter equity securities are valued at the mean of the closing bid and asked prices.

Mortgage-Backed Securities: We value mortgage-backed securities in the same manner in which we value debt securities, as described above.

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Foreign Securities: To value investments traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day.

Investments Lacking Current Market Quotations: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of TIAA’s Board of Trustees and in accordance with the responsibilities of TIAA’s Board as a whole. In evaluating fair value for the Account’s interest in certain commingled investment vehicles, the Account will generally look to the value periodically assigned to interests by the issuer. When possible, the Account will seek to have input in formulating the issuer’s valuation methodology.

Expense Deductions

Deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and the contracts, and to cover certain risks borne by TIAA. Services are performed at cost by TIAA and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA. Because services are provided at cost, we expect that expense deductions will be relatively low. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

The current annual expense deductions are:

	Percent of Net
Type of Expense Deduction	Assets Annually	Services Performed

Investment Management	0.220%	For TIAA’s investment advice, portfolio accounting, custodial services, and similar services, including independent fiduciary and appraisal fees
Administration	0.225%	For Services’ administrative services, such as allocating premiums and paying annuity income
Distribution	0.050%	For Services’ expenses related to distributing the annuity contracts
Mortality and Expense Risk	0.070%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	0.035%	For TIAA’s liquidity guarantee

Total Annual Expense Deduction	0.600%	For Total services to the Account

After the end of every quarter, we reconcile how much we deducted as discussed above with the expenses the Account actually incurred. If there is a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the following quarter. Since our at-cost deductions are based on projections of Account assets and overall expenses, the size of any adjusting payments will be directly affected by how different our projections are from the Account’s actual assets or expenses. While our projections of Account asset size (and resulting

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expense fees) are based on our best estimates, the size of the Account’s assets can be affected by many factors, including premium growth, participant transfers into or out of the Account, and any changes in the value of portfolio holdings. Historically, the adjusting payments have generally been small and have resulted in both upward and downward adjustments to the Account’s expense deductions for the following quarter.

TIAA’s board can revise the deduction rates from time to time to keep deductions as close as possible to actual expenses.

Currently there are no deductions from premiums or withdrawals, but we might change this in the future. Property expenses, brokers’ commissions, transfer taxes, and other portfolio expenses are charged directly to the Account.

Employer Plan Fee Withdrawals

Your employer may, in accordance with the terms of your plan, and with TIAA’s approval, withdraw amounts from your Real Estate Account accumulation under your GRA, GSRA, Retirement Select or Retirement Select Plus contract to pay fees associated with the administration of the plan. TIAA reserves the right to suspend or reinstate its approval for a plan to make such withdrawals. The amount and the effective date of an employer plan fee withdrawal will be in accordance with the terms of your plan. TIAA will determine all values as of the end of the effective date. An employer plan fee withdrawal cannot be revoked after its effective date. Each employer plan fee withdrawal will be made on a pro-rata basis from all your available TIAA and CREF accounts. An employer plan fee withdrawal reduces the accumulation from which it is paid by the amount withdrawn.

The Contracts

TIAA offers the Real Estate Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Real Estate Account as an option for RA, GRA, GSRA, Retirement Select, Retirement Select Plus or Keogh contracts. The Account is not available in California.

RA (Retirement Annuity), GRA (Group Retirement Annuity),
and Retirement Select Contracts

RA, GRA, and Retirement Select contracts are used mainly for employee retirement plans. RA contracts are issued directly to you. GRA and Retirement Select contracts, which are group contracts, are issued through an agreement between your employer and TIAA.

Depending on the terms of your plan, RA, GRA, and Retirement Select premiums can be paid by your employer, you, or both. If you’re paying some of or the entire periodic premium, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. You can also transfer funds from another investment choice under your employer’s plan to your contract. Ask your employer for more information about these contracts.

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SRA (Supplemental Retirement Annuity), GSRA (Group Supplemental Retirement Annuity), and Retirement Select Plus Contracts

These are for voluntary tax-deferred annuity (TDA) plans and 401(k) plans. SRA contracts are issued directly to you. GSRA and Retirement Select Plus contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Your employer pays premiums in pre-tax dollars through salary reduction. Although you can’t pay premiums directly, you can transfer amounts from other TDA plans.

Classic IRA

Classic IRAs are individual contracts issued directly to you. You and your spouse can each open a Classic IRA with an annual contribution of up to $3,000 or by rolling over funds from another IRA or retirement plan, if you meet our eligibility requirements. If you are age 50 or older, you may contribute up to $3,500. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $3,000, or $3,500 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2004; different dollar limits may apply in future years.) We can’t issue you a joint contract.

Roth IRA

Roth IRAs are also individual contracts issued directly to you. You or your spouse can each open a Roth IRA with an annual contribution up to $3,000 or with a rollover from another IRA or a Classic IRA issued by TIAA if you meet our eligibility requirements. If you are age 50 or older you may contribute up to $3,500. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $3,000, or $3,500 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2004; different dollar limits may apply in future years.) We can’t issue you a joint contract.

Classic and Roth IRAs may together be referred to as “IRAs” in this prospectus.

GA (Group Annuity) and Institutionally-Owned GSRA

These are used exclusively for employee retirement plans and are issued directly to your employer or your plan’s trustee. Your employer pays premiums directly to TIAA (you can’t pay the premiums directly to TIAA) and your employer or the plan’s trustee may control the allocation of contributions and transfers to and from these contracts. If a GA or GSRA contract is issued pursuant to your plan, the rules relating to transferring and withdrawing your money, receiving any annuity income or death benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.

Keoghs

TIAA also offers contracts for Keogh plans. If you are a self-employed individual who owns an unincorporated business, you can use our Keogh contracts for a Keogh plan, and cover common law employees, subject to our eligibility requirements.

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ATRA (After-Tax Retirement Annuity)

The after-tax retirement annuities (ATRA) are individual non-qualified deferred annuity contracts, issued to participants who are eligible and would like to remit personal premiums under the contractual provisions of their RA contract. To be eligible, you must have an active and premium-paying or paid up RA contract. Note that the tax rules governing these non-qualified contracts differ significantly from the treatment of qualified contracts. See “Taxes,” on page 58 for more information.

IRA and Keogh Eligibility

You or your spouse can set up a TIAA Classic or Roth IRA or a Keogh if you’re a current or retired employee or trustee of an eligible institution, or if you own a TIAA or CREF annuity or a TIAA individual insurance contract. To be considered a retired employee for this purpose, an individual must be at least 55 years old and have completed at least three years of service at an eligible institution. In the case of partnerships, at least half the partners must be eligible individuals and the partnership itself must be primarily engaged in education or research. Eligibility may be restricted by certain income limits on opening Roth IRA contracts.

State Regulatory Approval

State regulatory approval is pending for certain of these certificates and they may not currently be available in your state.

Starting Out

We’ll issue you a TIAA contract when we receive your completed application or enrollment form. Your premiums will be credited to the Real Estate Account as of the business day we receive them.

If we receive premiums from your employer before your application or enrollment form, we’ll generally invest the money in the CREF Money Market Account until we receive your form. (Some employer plans may require that we send such premiums back to the employer or have a different default.) We’ll transfer the appropriate amount from the CREF Money Market Account and credit it to the Real Estate Account as of end of the business day we receive your completed form.

If the allocation instructions on your application or enrollment form are incomplete, violate plan restrictions, or total more than 100 percent, we’ll invest your premiums in the CREF Money Market Account. If your allocation instructions total less than 100 percent, we’ll credit the percentage that is not allocated to a specific account to the CREF Money Market Account. The balance with be invested as you instructed. After we receive a complete and correct application, we’ll follow your allocation instructions for future premiums. However, any amounts that we credited to the CREF Money Market Account before we received correct instructions will be transferred to the Real Estate Account only on request, and will be credited as of the business day we receive that request.

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TIAA doesn’t restrict the amount or frequency of premiums to your RA, GRA, SRA, GSRA Retirement Select, Retirement Select Plus and IRA contracts, although we may in the future. Your employer’s retirement plan may limit your premium amounts, while the Internal Revenue Code limits the total annual premiums you may invest in plans qualified for favorable tax treatment. If you pay premiums directly to an RA or IRA, the premiums and any earnings are not subject to your employer’s plan.

In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA will accept premiums to a contract at any time during your accumulation period. Once your first premium has been paid, your TIAA contract can’t lapse or be forfeited for nonpayment of premiums. TIAA can stop accepting premiums to contracts at any time.

Note that we cannot accept money orders or travelers checks. In addition, we will not accept a third-party check where the relationship of the payor to the account owner cannot be identified from the face of the check.

We will not be deemed to have received any premiums sent to the addresses designated for remitting premiums until the third party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

Important Information About Procedures for Opening a New Account

To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions, including us, to obtain, verify and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, social security number and other information that will allow us to identify you, such as your home telephone number. Until you provide us with the information we need, we may not be able to open an account or effect any transactions for you.

Choosing Among Investment Accounts

You can allocate all or part of your premiums to the Real Estate Account, unless your employer’s plan precludes that choice. You can also allocate premiums to TIAA’s traditional annuity, the CREF variable investment accounts, and, in some cases, certain mutual funds if the account or fund is available under your employer’s plan.

You can change your allocation choices for future premiums by

•	writing to our home office
•	using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org or
•	calling our Automated Telephone Service (24 hours a day) at 800-842-2252

The Right to Cancel Your Contract

You can cancel your contract (other than a Retirement Select or Retirement Select Plus contract) up to 30 days after you first receive it, unless we have begun making annuity payments from it. If you already had a TIAA contract prior to investing in the Real Estate Account, you have

TIAA Real Estate Account Prospectus	47

no 30-day right to cancel the contract. To cancel, mail or deliver the contract with a signed Notice of Cancellation (available by contacting TIAA) to our home office. We’ll cancel the contract, then send the entire current accumulation to whomever sent the premiums. You bear the investment risk during this period (although some states require us to send back your entire premium without accounting for investment results).

Determining the Value of Your Interest in The Account—Accumulation Units

When you pay premiums or make transfers to the Real Estate Account, you buy accumulation units. When you take a cash withdrawal, transfer from the Account, or apply funds to begin annuity income, the number of your accumulation units decrease. We calculate how many accumulation units to credit by dividing the amount you applied to the Account by its accumulation unit value at the end of the business day when we received your premium or transfer. To determine how many accumulation units to subtract for cash withdrawals and transfers, we use the accumulation unit value for the end of the business day when we receive your transaction request and all required information and documents (unless you ask for a later date). A business day generally ends at 4:00p.m. Eastern time or when trading closes on the NYSE, if earlier.

The accumulation unit value reflects the Account’s investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.

Calculating Accumulation Unit Values: We calculate the Account’s accumulation unit value at the end of each valuation day. To do that, we multiply the previous day’s value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:

A.	The value of the Account’s net assets at the end of the current valuation period, less premiums received during the current valuation period.
B.	The value of the Account’s net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.

How to Transfer and Withdraw Your Money

Generally TIAA allows you to move your money to or from the Real Estate Account in the following ways:

•	from the Real Estate Account to a CREF investment account, or TIAA’s traditional annuity
•	to the Real Estate Account from a CREF investment account or TIAA’s traditional annuity (transfers from TIAA’s traditional annuity under RA and GRA contracts are subject to restrictions)
•	from the Real Estate Account to other companies
•	to the Real Estate Account from other companies/plans
•	by withdrawing cash
•	by setting up a program of automatic withdrawals or transfers

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These transactions generally must be for at least $1,000 at a time (or your entire Account accumulation, if less). These options may be limited by the terms of your employer’s plan or by current tax law. Transfers and cash withdrawals are currently free. TIAA can place restrictions on transfers or charge fees for transfers and withdrawals in the future.

Transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation. You can also choose to have transfers and withdrawals take effect at the close of any future business day. For any transfers to TIAA’s traditional annuity, the crediting rate will be the rate in effect at the close of business of the first day that you participate in TIAA’s traditional annuity, which is the next business day after the effective date of the transfer.

To request a transfer or to withdraw cash:

•	write to TIAA’s home office at 730 Third Avenue, New York, NY 10017-3206
•	call us at 800 842-2252 or
•	for internal transfers, using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org

You may be required to complete and return certain forms to effect these transactions. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

Before you transfer or withdraw cash, make sure you understand the possible federal and other income tax consequences. See “Taxes,” page 58.

Transfers to and From Other TIAA-CREF Accounts

Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to TIAA’s traditional annuity, to one of the CREF accounts or to mutual funds offered under the terms of your plan. Transfers to CREF accounts may be restricted by your employer’s plan.

You can also transfer some or all of your accumulation in TIAA’s traditional annuity, in your CREF accounts or in the mutual funds offered under the terms of your plan to the Real Estate Account, if your employer’s plan offers the Account. Transfers from TIAA’s traditional annuity to the Real Estate Account under RA, GRA, and Retirement Select contracts are subject to restrictions under the terms of those contracts. Amounts held under an ATRA contract cannot be transferred to or from any retirement plan contract.

Because excessive transfer activity can hurt Account performance and other participants, we may further limit how often you transfer or otherwise modify the transfer privilege.

Transfers to Other Companies

Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be limited by your employer’s plan. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA, GRA, or Retirement Select contract to another company, and the $1,000 minimum will not apply to these transfers.

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Transfers From Other Companies/Plans

Subject to your employer’s plan, you can usually transfer or rollover money from another 403(b), 401(a)/403(a) or governmental 457(b) retirement plan to your qualified TIAA contract. You may also rollover before-tax amounts in a Classic IRA to 403(b) plans, 401(a)/403(a) plans or eligible governmental 457(b) plans, provided such employer plans agree to accept the rollover. Similarly, you may be able to rollover funds from 401(a), 403(a), 403(b) and governmental 457(b) plans to a TIAA Classic IRA. Funds in a private 457(b) plan can be transferred to another private 457(b) plan only. Accumulations in private 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan, a governmental 457(b) plan or an IRA.

Withdrawing Cash

You may withdraw cash from your SRA, GSRA, Retirement Select Plus, IRA, or Keogh Real Estate Account accumulation at any time during the accumulation period, provided federal tax law permits it (see below). Cash withdrawals from your RA, GRA or Retirement Select accumulation may be limited by the terms of your employer’s plan and federal tax law. Normally, you can’t withdraw money from a contract if you’ve already begun receiving lifetime annuity income.

Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements. Withdrawals are generally available only if you reach age 59 1/2, leave your job, become disabled, or die, or if your employer terminates its retirement plan. If your employer’s plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, not investment earnings. You may be subject to a 10 percent penalty tax if you make a withdrawal before you reach age 59 1/2, unless an exception applies to your situation.

Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70 1/2 or leave your job or are faced with an unforeseeable emergency (as defined by law). There are generally no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% tax on distributions prior to age 59 1/2).

Special rules and restrictions apply to Classic and Roth IRAs.

Systematic Withdrawals and Transfers

If your employer’s plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw or transfer from your Real Estate Account accumulation any fixed number of accumulation units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically withdrawn or transferred at a time.

Withdrawals To Pay Advisory Fees

You can set up a program to have monies withdrawn directly from your retirement plan or IRA accumulations to pay your financial advisor, if your employer’s plan allows. We reserve the

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right to determine the eligibility of financial advisors for this type of fee reimbursement. You will be required to complete and return certain forms to effect these withdrawals, including how and from which accounts you want these monies to be withdrawn. Before you set up this program, make sure you understand the possible tax consequences of these withdrawals. See the discussion under “Taxes” below.

Possible Restrictions on Premiums and Transfers To The Account

From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can’t find enough appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions, we reserve the right to stop accepting premiums and/or transfers at any time without prior notice.

If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the CREF Money Market Account instead, unless you give us other allocation instructions. We will not transfer these amounts out of the CREF Money Market Account when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.

Additional Limitations

Federal law requires us to obtain, verify and record information that identifies each person who opens an account. Until we receive the information we need, we may not be able to effect transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include closing your account.

Market Timing Policy

There are participants who may try to profit from transferring money back and forth among the CREF accounts, the Real Estate Account, and mutual funds available under the terms of your plan, in an effort to “time” the market. As money is shifted in and out of these accounts, the accounts or funds incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all participants, including long-term investors who do not generate the costs. In addition, market timing can interfere with efficient portfolio management and cause dilution, if timers are able to take advantage of pricing inefficiencies. To discourage market-timing activity, participants who make more than three transfers out of any TIAA or CREF account or any of the TIAA-CREF mutual funds available under your plan (other than the CREF Money Market Account) in a calendar month will be advised that if this transfer frequency continues, we will suspend their ability to make telephone, fax and Internet transfers.

We have the right to modify our policy at any time without advance notice.

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Receiving Annuity Income

The Annuity Period in General

You can receive an income stream from all or part of your Real Estate Account accumulation. Unless you opt for a lifetime annuity, generally you must be at least age 59 1/2 to begin receiving annuity income payments from your annuity contract free of a 10 percent early distribution penalty tax. Your employer’s plan may also restrict when you can begin income payments. Under the minimum distribution rules of the Internal Revenue Code, you generally must begin receiving some payments from your contract shortly after you reach the later of age 70 1/2 or you retire. For more information, see “Minimum Distribution Requirements,” on page 59. Also, you can’t begin a one-life annuity after you reach age 90, nor may you begin a two-life annuity after either you or your annuity partner reach age 90.

Your income payments may be paid out from the Real Estate Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you’ve started payments you usually can’t change your income option or annuity partner for that payment stream.

Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. (TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $100.) We’ll send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.

Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. Your payments change after the initial payment based on the Account’s investment experience and the income change method you choose.

There are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments from the Account change each May 1, based on the net investment results during the prior year (April 1 through March 31). Under the monthly income change method, payments from the Account change every month, based on the net investment results during the previous month. For the formulas used to calculate the amount of annuity payments, see page 55. The total value of your annuity payments may be more or less than your total premiums.

Annuity Starting Date

Generally, you pick an annuity starting date when you first apply for a TIAA contract but you can change this date at any time prior to the day before that annuity starting date. Ordinarily, annuity payments begin on your annuity starting date, provided we have received all documentation necessary for the income option you’ve picked. If something’s missing, we’ll defer your annuity starting date until we receive it. Your first annuity check may be delayed while we process your choice of income options and calculate the amount of your initial payment. Any premiums received within 70 days after payments begin may be used to provide additional

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annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you give us further instructions. Ordinarily, your first annuity payment can be made on any business day between the first and twentieth of any month.

Income Options

Both the number of annuity units you purchase and the amount of your income payments will depend on which income option you pick. Your employer’s plan, tax law and ERISA may limit which income options you can use to receive income from an RA or GRA, GSRA, Retirement Select, Retirement Select Plus, or Keogh. Ordinarily you’ll choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date.

All Real Estate Account income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the Account. The current options are:

•	One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it’s over, income payments will continue to your beneficiary until the end of the period. If you don’t opt for a guaranteed period, all payments end at your death — so that it’s possible for you to receive only one payment if you die less than a month after payments start.
•	Annuity for a Fixed Period: Pays income for any period you choose from 5 to 30 years.
•	Two-Life Annuities: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are three types of two-life annuity options, all available with or without a guaranteed period — Full Benefit to Survivor, Two-Thirds Benefit to Survivor, and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, payments to you will be reduced upon the death of your annuity partner.
•	Minimum Distribution Option (“MDO”) Annuity: Generally available only if you must begin annuity payments under the Internal Revenue Code minimum distribution requirements. (Some employer plans allow you to elect this option earlier — contact TIAA for more information.) The option pays an amount designed to fulfill the distribution requirements under federal tax law. You must apply your entire accumulation under a contract if you want to use the MDO annuity. It is possible that income under the MDO annuity will cease during your lifetime. Prior to age 90, you can apply any remaining part of an accumulation applied to the MDO annuity to any other income option for which you’re eligible. Using an MDO won’t affect your right to take a cash withdrawal of any accumulation not yet distributed. This pay-out annuity is not available under the Retirement Select or Retirement Select Plus contracts. Instead, required minimum distributions will be paid directly from these contracts pursuant to the terms of your employer’s plan.

For any of the income options described above, current federal tax law says that your guaranteed period can’t exceed the joint life expectancy of you and your beneficiary or annuity partner.

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Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact us.

Receiving Lump Sum Payments (Retirement Transition Benefit): If your employer’s plan allows, you may be able to receive a single sum payment of up to 10 percent of the value of any part of an RA, GRA, or Retirement Select accumulation being converted to annuity income on the annuity starting date. Of course, if your employer’s plan allows cash withdrawals, you can take a larger amount (up to 100 percent) of your Real Estate Account accumulation as a cash payment. The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See “Taxes,” page 58.

If you haven’t picked an income option when the annuity starting date arrives for your RA, GRA, SRA, GSRA, Retirement Select or Retirement Select Plus contract, TIAA usually will assume you want the one-life annuity with 10-year guaranteed period if you’re unmarried, paid from TIAA’s traditional annuity. If you’re married, we may assume for you a survivor annuity with half-benefit to annuity partner with a 10-Year guaranteed period, with your spouse as your annuity partner, paid from TIAA’s traditional annuity. If you haven’t picked an income option when the annuity starting date arrives for your IRA, we may assume you want the minimum distribution option annuity.

Transfers During The Annuity Period

After you begin receiving annuity income, you can transfer all or part of the future annuity income payable once each calendar quarter (i) from the Real Estate Account into a “comparable annuity” payable from a CREF account or TIAA’s traditional annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option, and have the same first and second annuitant, and remaining guaranteed period.

We’ll process your transfer on the business day we receive your request. You can also choose to have a transfer take effect at the close of any future business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA’s traditional annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the following March 31.

Annuity Payments

The amount of annuity payments we pay you or your beneficiary (annuitant) will depend upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen.

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Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year — the payment valuation day. Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following each March 31 revaluation will be reflected in the following year’s value.

Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Real Estate Account.

The formulas for calculating the number and value of annuity units payable are described below.

Calculating the Number of Annuity Units Payable: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.

The annuity factor will reflect interest assumed at the effective annual rate of 4 percent, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts — actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.

The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.

Value of Annuity Units: The Real Estate Account’s annuity unit value is calculated separately for each income change method for each business day and for the last calendar day of each month. The annuity unit value for each income change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4 percent assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4 percent and decrease if the value is less than 4 percent. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4 percent assumed investment return in the future.

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The initial value of the annuity unit for a new annuitant is the value determined as of the day before annuity payments start.

For participants under the annual income change method, the value of the annuity unit for payments remains level until the following May 1. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of such March 31.

For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.

TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future.

Death Benefits

Availability; Choosing Beneficiaries

TIAA may pay death benefits if you or your annuity partner dies. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death.

Your Spouse’s Rights

Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will go to your estate.

Amount of Death Benefit

If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the value of the remaining guaranteed payments.

Payment of Death Benefit

To authorize payment and pay a death benefit, we must have received all necessary forms and documentation, including proof of death and the selection of the method of payment.

Methods of Payment of Death Benefits

Generally, you can choose for your beneficiary the method we’ll use to pay the death benefit, but few participants do this. If you choose a payment method, you can also block your

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beneficiaries from changing it. Most people leave the choice to their beneficiaries. We can block any choice if its initial payment is less than $25. If death occurs while your contract is in the accumulation stage, in most cases we can pay the death benefit using the TIAA-CREF Savings & Investment Plan. We won’t do this if you preselected another option or if the beneficiary elects another option. Some beneficiaries aren’t eligible for the TIAA-CREF Savings & Investment Plan. If your beneficiary isn’t eligible and doesn’t specifically tell us to start paying death benefits within a year of your death, we can start making payments to them over five years using the fixed-period annuity method of payment.

Payments During the Accumulation Period: Currently, the available methods of payment for death benefits from funds in the accumulation period are:

•	Single-Sum Payment, in which the entire death benefit is paid to your beneficiary at once;
•	One-Life Annuity with or without Guaranteed Period, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period;
•	Annuity for a Fixed Period of 5 to 30 years (not available under Retirement Select or Retirement Select Plus);
•	Accumulation-Unit Deposit Option, which pays a lump sum at the end of a fixed period, ordinarily two to five years, during which period the accumulation units deposited participate in the Account’s investment experience (generally the death benefit value must be at least $5,000); and

•	Minimum Distribution Option, which automatically pays income according to the Internal Revenue Code’s minimum distribution requirements (not available under Retirement Select or Retirement Select Plus). It operates in much the same way as the MDO annuity income option. It’s possible, under this method, that your beneficiary won’t receive income for life.

Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semi-annual, or annual payments.

Payments During the Annuity Period: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract. Alternatively, your beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different than the total of the periodic payments that would otherwise be paid.

Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. For more information on death benefits, see the discussion under “Taxes” below, or for further detail, contact TIAA.

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Taxes

This section offers general information concerning federal taxes. It doesn’t cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.

How The Real Estate Account is Treated For Tax Purposes

The Account is not a separate taxpayer for purposes of the Internal Revenue Code — its earnings are taxed as part of TIAA’s operations. Although TIAA is not expected to owe any federal income taxes on the Account’s earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.

Taxes in General

During the accumulation period, Real Estate Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed until they’re withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren’t taxable when withdrawn, but earnings attributable to these amounts are taxable. Death benefits are usually also subject to federal estate and state estate or inheritance taxation. Generally, transfers between qualified retirement plans are not taxed.

Generally, contributions you can make under an employer’s plan are limited by federal tax law. Employee voluntary salary reduction contributions to 403(b) and 401(k) plans are limited to $13,000 per year ($16,000 per year if you are age 50 or older). Certain long-term employees may be able to defer up to $15,000 per year in a 403(b) plan ($18,000 per year if you are age 50 or older). Contributions to Classic and Roth IRAs, other than rollover contributions, cannot generally exceed $3,000 per year ($3,500 per year for taxpayers age 50 or older).

The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments is $13,000 ($16,000 if you are age 50 or older). Special catch up rules may permit a higher contribution in one or more of the last three years prior to an individual’s normal retirement age under the plan.

Note that the dollar limits listed above are for 2004; different dollar limits may apply in future years.

Early Distributions

If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59 1/2, you may have to pay a 10 percent early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain

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exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10 percent penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You won’t have to pay this tax in certain circumstances. Early distributions from 457(b) plans are not subject to a 10% penalty tax unless, in the case of a governmental 457(b) plan, the distribution includes amounts rolled over to the plan from an IRA, 401(a)/403(a), or 403(b) plan. Consult your tax advisor for more information.

Minimum Distribution Requirements

In most cases, payments from qualified certificates must begin by April 1 of the year after the year you reach age 70 1/2, or if later, by retirement. For Classic IRAs, and with respect to 5 percent or more owners of the business covered by a Keogh plan, payments must begin by April 1 of the year after you reach age 70 1/2. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don’t begin distributions on time, you may be subject to a 50 percent excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. You are responsible for requesting distributions that comply with the minimum distribution rules.

Withholding on Distributions

If we pay an “eligible rollover” distribution directly to you, federal law requires us to withhold 20 percent from the taxable portion. On the other hand, if we roll over such a distribution directly to an IRA or employer plan, we do not withhold any federal income tax. The 20 percent withholding also does not apply to certain types of distributions that are not considered eligible rollovers such as payments from IRAs, hardships withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.

For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. However, if you tell us not to withhold but we don’t have your taxpayer identification number on file, we still are required to deduct taxes. These rules also apply to distributions from governmental 457(b) plans. In general, all amounts received under a private 457(b) plan are taxable and are subject to federal income tax withholding as wages. Nonresident aliens who pay U.S. taxes are subject to different withholding rules.

Special Rules For After-Tax Retirement Annuities

If you paid premiums directly to an RA and the premiums are not subject to your employer’s retirement plan, or if you have been issued an ATRA contract, the following general discussion describes our understanding of current federal income tax law that applies to these accumulations. This discussion does not apply to premiums paid on your behalf under the terms

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of your employer’s retirement plan. It also does not cover every situation and does not address all possible circumstances.

In General. These annuities are generally not taxed until distributions occur. When distributions occur, they are taxed as follows:

•	Withdrawals, including withdrawals of the entire accumulation under the contract, are generally taxed as ordinary income to the extent that the contract’s value is more than your investment in the contract (i.e., what you have paid into it).
•	Annuity payments are generally treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract until you recover all of your investment in the contract. After that, annuity payments are taxable in full as ordinary income.

Required Distributions. In general, if you die after you start your annuity payments but before the entire interest in the annuity contract has been distributed, the remaining portion must be distributed at least as quickly as under the method in effect on the date of your death. If you die before your annuity payments begin, the entire interest in your annuity contract generally must be distributed within five years after your death, or be used to provide payments that begin within one year of your death and that will be made for the life of your designated beneficiary or for a period not extending beyond the life expectancy of your designated beneficiary. The “designated beneficiary” refers to a natural person you designate and to whom ownership of the contract passes because of your death. However, if the designated beneficiary is your surviving spouse, your surviving spouse can continue the annuity contract as the new owner.

Death Benefit Proceeds. Death benefit proceeds are taxed like withdrawals of the entire accumulation in the contract if distributed in a single sum and are taxed like annuity payments if distributed as annuity payments. Your beneficiary may be required to take death benefit proceeds within a certain time period.

Penalty Tax on Certain Distributions. You may have to pay a penalty tax (10 percent of the amount treated as taxable income) on distributions you take prior to age 59 1/2. There are some exceptions to this rule, however. You should consult a tax adviser for information about those exceptions.

Withholding. Annuity distributions are generally subject to federal income tax withholding but most recipients can usually choose not to have the tax withheld.

Certain Designations or Exchanges. Designating an annuitant, payee or other beneficiary, or exchanging a contract may have tax consequences that should be discussed with a tax adviser before you engage in any of these transactions.

Multiple Contracts. All non-qualified deferred annuity contracts issued by us and certain of our affiliates to the same owner during a calendar year must generally be treated as a single contract in determining when and how much income is taxable and how much income is subject to the 10 percent penalty tax (see above).

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Special Rules For Withdrawals To Pay Advisory Fees

If you have arranged for us to pay advisory fees to your financial advisor from your accumulations, those partial withdrawals generally will not be treated as taxable distributions as long as:

•	the payment is for expenses that are ordinary and necessary;
•	the payment is made from a Section 401 or 403 retirement plan or an IRA, and
•	with respect to payments from retirement plans (not IRAs):
•	your financial advisor’s payment is only made from the accumulations in your retirement plan, and not directly by you or anyone else, under the agreement with your financial advisor; and
•	once advisory fees begin to be paid from your retirement plan, you continue to pay those fees solely from your plan and not from any other source.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of your contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on your contract.

We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

General Matters

Making Choices and Changes

You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a change in beneficiary or other person named to receive payments, we’ll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.

Telephone and Internet Transactions

You can use our Automated Telephone Service (ATS) or the TIAA-CREF Web Center’s account access feature to check your account balances, transfer to TIAA’s traditional annuity or CREF, and/or allocate future premiums among the accounts and funds available to you through TIAA-CREF. You will be asked to enter your Personal Identification Number (PIN) and social security number for both systems. (You can establish a PIN by calling us.) Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are

TIAA Real Estate Account Prospectus	61

genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Internet are electronically recorded.

To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800 842-2252. To use the Internet, go to the account access feature of the TIAA-CREF Web Center at http://www.tiaa-cref.org.

We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

Voting Rights

You don’t have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

Electronic Prospectus

If you received this prospectus electronically and would like a paper copy, please call 877 518-9161 and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you’ve consented.

Householding

To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account’s prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 877 518-9161, or write us.

Miscellaneous Policies

If You’re Married: If you’re married, you may be required by law or your employer’s plan to get advance written consent from your spouse before we make certain transactions for you. If you’re married at your annuity starting date, you may also be required by law or your employer’s plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.

Texas Optional Retirement Program Restrictions: If you’re in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your accumulation only if you retire, die, or leave your job in the state’s public institutions of higher education.

Assigning Your Contract: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.

Overpayment of Premiums: If your employer mistakenly sends more premiums on your behalf than you’re entitled to under your employer’s retirement plan or the Internal Revenue Code, we’ll refund them to your employer as long as we’re requested to do so (in writing) before

TIAA Real Estate Account Prospectus	62

you start receiving annuity income. Any time there’s a question about premium refunds, TIAA will rely on information from your employer. If you’ve withdrawn or transferred the amounts involved from your accumulation, we won’t refund them.

Errors or Omissions: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.

Payment to an Estate, Guardian, Trustee, etc.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

Benefits Based on Incorrect Information: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.

Proof of Survival: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.

Distribution

The annuity contracts are offered continuously by TIAA-CREF Individual & Institutional Services, LLC (Services), which is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. (NASD). Teachers Personal Investors Services, Inc. (TPIS), which is also registered with the SEC and is a member of the NASD, may participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect subsidiaries of TIAA. Their addresses are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid for distributing the contracts.

State Regulation

TIAA, the Real Estate Account, and the contracts are subject to regulation by the New York Insurance Department (NYID) as well as by the insurance regulatory authorities of certain other states and jurisdictions.

TIAA and the Real Estate Account must file with the NYID both quarterly and annual statements. The Account’s books and assets are subject to review and examination by the NYID at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of the Real Estate Account operations is usually conducted periodically by some other states.

TIAA Real Estate Account Prospectus	63

Legal Matters

All matters involving state law and relating to the contracts, including TIAA’s right to issue the contracts, have been passed upon by George W. Madison, Executive Vice President and General Counsel of TIAA. Sutherland Asbill & Brennan LLP, Washington, D.C., have passed upon legal matters relating to the federal securities laws.

Experts

Ernst & Young LLP, independent auditors, have audited the Account’s and TIAA’s consolidated financial statements and schedule at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 as set forth in their reports. Friedman, Alpren & Green LLP, independent auditors, have audited the (i) statement of revenues and certain expenses of Hutton Center Drive for the year ended December 31, 2002; (ii) statement of revenues and certain expenses of Treat Towers for the year ended December 31, 2002; (iii) statement of revenues and certain expenses of Buckhead LLC for the year ended December 31, 2002; (iv) statement of revenues and certain expenses of 915 L Street for the year ended December 31, 2002; (v) statement of revenues and certain expenses of 161 North Clark Street for the year ended December 31, 2002; and (vi) statement of revenues and certain expenses of Rainier Corporate Park for the year ended December 31, 2002. We’ve included these financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s and Friedman, Alpren & Green LLP’s respective reports, given on the authority of such firms as experts in accounting and auditing.

Additional Information

Information Available At The SEC

The Account has filed with the SEC a registration statement under the Securities Act of 1933, which contains this prospectus and additional information related to the offering described in this prospectus. The Account also files annual, quarterly, and current reports, along with other information, with the SEC, as required by the Securities Exchange Act of 1934. You may read and copy the full registration statement, and any reports and information filed with the SEC for the Account, at the SEC’s public reference room at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. This information can also be obtained through the SEC’s website on the Internet (http://www.sec.gov).

Other Reports to Participants

TIAA will mail to each participant in the Real Estate Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations.

TIAA Real Estate Account Prospectus	64

Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.

Customer Complaints

Customer complaints may be directed to our Participant Relations Unit, P.O. Box 1259, Charlotte, NC 28201-1259, telephone 800-842-2776.

Financial Statements

The consolidated financial statements of the TIAA Real Estate Account, financial statements of certain properties purchased by the Account and condensed unaudited financial statements of TIAA follow. The full audited financial statements of TIAA, which are incorporated into this prospectus by reference, are available upon request by calling 877 518-9161.

The financial statements of TIAA should be distinguished from the consolidated financial statements of the Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Account.

TIAA Real Estate Account Prospectus	65

Index to Financial Statements

TIAA Real Estate Account

Audited Consolidated Financial Statements:
67	Report of Management Responsibility
68	Report of the Audit Committee
69	Consolidated Statements of Assets and Liabilities
70	Consolidated Statements of Operations
72	Consolidated Statements of Changes in Net Assets
73	Consolidated Statements of Cash Flows
74	Notes to Consolidated Financial Statements
81	Report of Independent Auditors
82	Consolidated Statement of Investments
Proforma Condensed Financial Statements:
86	Proforma Condensed Statement of Assets and Liabilities
87	Proforma Condensed Statement of Operations
88	Notes to Proforma Condensed Financial Statements
Property Financial Statements:
89	3 Hutton Centre Drive, Santa Ana, CA
89	Independent Auditors’ Report
90	Statement of Revenues and Certain Expenses
90	Notes to Statement of Revenues and Certain Expenses
92	1255 and 1277 Treat Boulevard, Walnut Creek, CA (Treat Towers)
92	Independent Auditors’ Report
93	Statement of Revenues and Certain Expenses
93	Notes to Statement of Revenues and Certain Expenses
95	3475 Piedmont Road, Atlanta, GA
95	Independent Auditors’ Report
96	Statement of Revenues and Certain Expenses
96	Notes to Statement of Revenues and Certain Expenses
98	915 L Street, Sacramento, CA
98	Independent Auditors’ Report
99	Statement of Revenues and Certain Expenses
99	Notes to Statement of Revenues and Certain Expenses
101	161 North Clark Street, Chicago, IL
101	Independent Auditors’ Report
102	Statement of Revenues and Certain Expenses
102	Notes to Statement of Revenues and Certain Expenses
104	Rainier Corporate Park, Fife, WA
104	Independent Auditors’ Report
105	Statement of Revenues and Certain Expenses

Teachers Insurance and Annuity
Association of America
107	Condensed Unaudited Statutory-Basis Financial Statements
109	Supplemental Information to Condensed Unaudited Statutory-Basis Financial

TIAA Real Estate Account Prospectus	66

Report of Management Responsibility

To the Participants of the TIAA Real Estate Account:

The accompanying consolidated financial statements of the TIAA Real Estate Account (“Account”) of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of TIAA’s management. They have been prepared in accordance with accounting principles generally accepted in the United States and have been presented fairly and objectively in accordance with such principles.

TIAA has established and maintains a strong system of internal controls and disclosure controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management’s authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA’s internal audit personnel provide a continuing review of the internal controls and operations of TIAA, including its separate account operations, and the chief audit executive regularly reports to the Audit Committee of the TIAA Board of Trustees.

The accompanying consolidated financial statements have been audited by the independent auditing firm of Ernst & Young LLP. To maintain auditor independence and avoid even the appearance of conflict of interest, it continues to be the Account’s policy that any management advisory or consulting services be obtained from a firm other than the external financial audit firm. The independent auditors’ report, which follows the notes to financial statements, expresses an independent opinion on the fairness of presentation of these financial statements.

The Audit Committee of the TIAA Board of Trustees, consisting entirely of trustees who are not officers of TIAA, meets regularly with management, representatives of Ernst & Young LLP and internal audit personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual audit of the Account’s financial statements by the independent auditing firm, the New York State Insurance Department and other state insurance departments perform periodic examinations of the Accounts’ operations.

Herbert M. Allison, Jr. Chairman, President and Chief Executive Officer	Elizabeth A. Monrad Executive Vice President and Chief Financial Officer

TIAA Real Estate Account Prospectus	67

Report of the Audit Committee

To the Participants of the TIAA Real Estate Account:

The TIAA Audit Committee oversees the financial reporting process of the TIAA Real Estate Account (“Account”) on behalf of TIAA’s Board of Trustees. The Audit Committee operates in accordance with a formal written charter (copies are available upon request) which describes the Audit Committee’s responsibilities. All members of the Audit Committee (“Committee”) are independent, as defined under the listing standards of the New York Stock Exchange.

Management has the primary responsibility for the Account’s consolidated financial statements, development and maintenance of a strong system of internal controls and disclosure controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal auditing group and the independent auditing firm in connection with their respective audits of the Account. The Committee also meets regularly with the internal and independent auditors, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. As required by its charter, the Committee will evaluate rotation of the external financial audit firm whenever circumstances warrant, but in no event will the evaluation be later than between their fifth and tenth years of service.

The Committee reviewed and discussed the accompanying audited consolidated financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the financial statements. The Committee has also discussed the audited consolidated financial statements with Ernst & Young LLP, the independent auditing firm responsible for expressing an opinion on the conformity of these audited consolidated financial statements with generally accepted accounting principles.

The discussion with Ernst & Young LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by the Account, the clarity and completeness of the consolidated financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, internal controls, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with Ernst & Young LLP the auditors’ independence from management and the Account, and has received a written disclosure regarding such independence, as required by the Public Company Accounting Oversight Board and the Independence Standards Board.

Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited consolidated financial statements for publication and filing with appropriate regulatory authorities.

Rosalie J. Wolf, Audit Committee Chair
Leonard S. Simon, Audit Committee Member
Paul R. Tregurtha, Audit Committee Member

February 18, 2004

TIAA Real Estate Account Prospectus	68

Consolidated Statements of Assets and Liabilities

TIAA Real Estate Account
Years Ended December 31, (amounts in thousands)	2003	2002

ASSETS
Investments, at value:
Real estate properties
(cost: $4,112,822,557 and $3,321,279,641)	$4,020,739,068	$3,281,332,364
Other real estate related investments, including joint ventures
(cost: $256,127,352 and $249,182,234)	283,252,850	246,906,005
Marketable securities: Real estate related (cost: $295,835,312 and $163,146,056)	318,251,737	153,137,369
Other (cost: $435,725,426 and $117,786,465)	435,720,073	117,934,570
Cash	—	496,864
Other	107,719,658	70,725,106

Total assets	5,165,683,386	3,870,532,278

LIABILITIES
Amount due to bank	1,015,345	—
Accrued real estate property level expenses and taxes	67,791,195	43,796,440
Security deposits held	13,137,670	11,718,245

Total Liabilities	81,944,210	55,514,685

Minority Interest in Subsidiaries	290,317,015	139 ,029,033

NET ASSETS
Accumulation Fund	4,621,918,975	3,538,288,326
Annuity Fund	171,503,186	137,700,234

Total net assets	$4,793,422,161	$3,675,988,560

Number of accumulation units outstanding—Notes 6 and 7	24,724,183	20,346,696

Net asset value, per accumulation unit—Note 6	$186.94	$173.90

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TIAA Real Estate Account Prospectus	69

Consolidated Statements of Operations

TIAA Real Estate Account

Years Ended December 31,	2003	2002	2001

INVESTMENT INCOME
Real estate income, net:
Rental income	$393,497,346	$287,419,001	$233,574,957
Real estate property level expenses and taxes:
Operating expenses	96,026,718	63,789,057	48,690,151
Real estate taxes	53,413,903	35,848,075	27,963,306

Total real estate property level expenses and taxes	149,440,621	99,637,132	76,653,457

Real estate income, net	244,056,725	187,781,869	156,921,500
Income from real estate joint ventures	19,492,494	14,125,306	2,392,594
Interest	7,221,765	13,546,694	24,490,376
Dividends	12,240,166	12,891,207	9,196,967

Total Income	283,011,150	228,345,076	193,001,437

EXPENSES—Note 2:
Investment advisory charges	12,751,191	9,495,736	5,896,729
Administrative and distribution charges	14,786,580	10,390,705	8,470,496
Mortality and expense risk charges	2,916,880	2,430,240	1,987,604
Liquidity guarantee charges	1,199,414	987,655	837,100

Total Expenses	31,654,065	23,304,336	17,191,929

Investment Income, Net	251,357,085	205,040,740	175,809,508

     SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TIAA Real Estate Account Prospectus	70

Consolidated Statements of Operations (continued)

TIAA Real Estate Account

Years Ended December 31,	2003	2002	2001

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) on:
Real estate properties	—	—	(4,109,121)
Marketable securities	7,692,266	6,926,085	2,839,417

Net realized gain (loss) on investments	7,692,266	6,926,085	(1,269,704)

Net change in unrealized appreciation (depreciation) on:
Real estate properties	(52,136,212)	(94,447,265)	(26,611,066)
Other real estate related investments	29,401,727	(5,781,360)	2,002,837
Marketable securities	32,271,654	(13,121,940)	2,392,319

Net change in unrealized appreciation (depreciation) on investments	9,537,169	(113,350,565)	(22,215,910)

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS	17,229,435	(106,424,480)	(23,485,614)

NET INCREASE IN NET ASSETS RESULTING
FROM CONTINUING OPERATIONS
BEFORE MINORITY INTEREST AND DISCONTINUED OPERATIONS	268,586,520	98,616,260	152,323,894
Minority interest in net increase in net assets resulting from operations	(6,655,183)	(1,484,585)	(811,789)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS BEFORE DISCONTINUED OPERATIONS	261,931,337	97,131,675	151,512,105

Discontinued operations—Note 3:
Investment income from discontinued operations	9,043,001	15,653,167	17,706,880
Realized gain from discontinued operations	32,598,548	3,457,196	—

Net increase in net assets resulting from discontinued operations	41,641,549	19,110,363	17,706,880

NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS	$303,572,886	$116,242,038	$169,218,985

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TIAA Real Estate Account Prospectus	71

Consolidated Statements of Changes In Net Assets

TIAA Real Estate Account

Years Ended December 31,	2003	2002	2001

FROM OPERATIONS
Investment income, net	$ 251,357,085	$ 205,040,740	$ 175,809,508
Net realized gain (loss) on investments	7,692,266	6,926,085	(1,269,704)
Net change in unrealized appreciation (depreciation) on investments	9,537,169	(113,350,565)	(22,215,910)
Minority interest in net increase in net assets resulting from operations	(6,655,183)	(1,484,585)	(811,789)
Discontinued operations	41,641,549	19,110,363	17,706,880

Net increase in net assets resulting from operations	303,572,886	116,242,038	169,218,985

FROM PARTICIPANT TRANSACTIONS
Premiums	515,435,665	395,464,695	254,149,962
Net transfers from (to) TIAA	30,198,200	(158,282,438)	(6,241,427)
Net transfers from CREF Accounts	403,594,402	222,981,242	492,856,010
Annuity and other periodic payments	(22,213,682)	(18,024,403)	(13,710,081)
Withdrawals and death benefits	(113,153,870)	(96,059,751)	(69,728,343)

Net increase in net assets resulting from participant transactions	813,860,715	346,079,345	657,326,121

Net increase in net assets	1,117,433,601	462,321,383	826,545,106
NET ASSETS
Beginning of year	3,675,988,560	3,213,667,177	2,387,122,071

End of year	$4,793,422,161	$3,675,988,560	$3,213,667,177

        SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TIAA Real Estate Account Prospectus	72

Consolidated Statements of Cash Flows

TIAA Real Estate Account

Years Ended December 31,	2003	2002	2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net increase in net assets resulting from operations	$303,572,886	$116,242,038	$169,218,985
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Increase in investments	(1,258,653,420)	(573,204,724)	(836,986,805)
Increase in other assets	(36,994,552)	(26,721,697)	(10,737,652)
Increase in accrued real estate property level expenses and taxes	23,994,755	1,713,246	15,199,279
Increase in security deposits held	1,419,425	2,950,569	1,949,704
Increase (decrease) in other liabilities	1,015,345	1,869,590	(1,117,817)
Increase in minority interest	151,287,982	131,293,040	4,707,776

Net cash used in operating activities	(814,357,579)	(345,857,938)	(657,766,530)

CASH FLOWS FROM PARTICIPANT TRANSACTIONS
Premiums	515,435,665	395,464,695	254,149,962
Net transfers from (to) TIAA	30,198,200	(158,282,438)	(6,241,427)
Net transfers from CREF Accounts	403,594,402	222,981,242	492,856,010
Annuity and other periodic payments	(22,213,682)	(18,024,403)	(13,710,081)
Withdrawals and death benefits	(113,153,870)	(96,059,751)	(69,728,343)

Net cash provided by participant transactions	813,860,715	346,079,345	657,326,121

Net increase (decrease) in cash	(496,864)	221,407	(440,409)
CASH
Beginning of year	496,864	275,457	715,866

End of year	$—	$496,864	$275,457

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TIAA Real Estate Account Prospectus	73

Notes to Consolidated Financial Statements

Real Estate Account

Note 1—Significant Accounting Policies

The TIAA Real Estate Account (“Account”) is a segregated investment account of Teachers Insurance and Annuity Association of America (“TIAA”) and was established by resolution of TIAA’s Board of Trustees on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. The Account holds various properties in wholly-owned and majority-owned subsidiaries which are consolidated for financial statement purposes. The investment objective of the Account is a favorable long-term rate of return primarily through rental income and capital appreciation from real estate investments owned by the
Account. The Account also invests in publicly-traded securities and other instruments to maintain adequate liquidity for operating expenses, capital expenditures and to make benefit payments. The financial statements were prepared in accordance with accounting principles generally accepted in the United States which may require the use of estimates made by management. Actual results may vary from those estimates. The following is a summary of the significant accounting policies consistently followed by the Account.

Basis of Presentation: The accompanying consolidated financial statements include the Account and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Valuation of Real Estate Properties: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole; accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves subjective judgement because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Real estate properties owned by the Account are initially valued at their respective purchase prices (including acquisition costs). Subsequently, independent appraisers value each real estate property at least once a year. The independent fiduciary, The Townsend Group, must approve all independent appraisers used by the Account. The independent fiduciary can also require additional appraisals if it believes that a property’s value has changed materially or otherwise to assure that the Account is valued correctly. TIAA’s appraisal staff performs a valuation review of each real estate property on a quarterly basis and updates the property value if it believes that the value of the property has changed since the previous valuation review or appraisal. The independent fiduciary reviews all appraisals and approves any valuation adjustments which exceed certain prescribed limits before such adjustments are recorded by the Account. TIAA continues to use the revised value to calculate the Account’s net asset value until the next valuation review or appraisal.

TIAA Real Estate Account Prospectus	74

Notes to Consolidated Financial Statements (continued)

Valuation of Mortgages: Mortgages are initially valued at their face amount. Fixed rate mortgages are, thereafter, valued quarterly by discounting payments of principal and interest to their present value using a rate at which commercial lenders would make similar mortgage loans. Floating variable rate mortgages are generally valued at their face amount, although the value may be adjusted as market conditions dictate.

Valuation of Real Estate Joint Ventures: Real estate joint ventures are stated at the Account’s equity in the net assets of the underlying entity, which value their real estate holdings at fair value.

Valuation of Marketable Securities: Equity securities listed or traded on any United States national securities exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange. Short-term money market instruments are stated at market value. Portfolio securities and limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole.

Accounting for Investments: Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted as soon as actual operating results are determined. Realized gains and losses on real estate transactions are accounted for under the specific identification method.

Securities transactions are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and includes amortization of discounts and premiums. Dividend income is recorded on the ex-dividend date. Realized gains and losses on securities transactions are accounted for on the specific identification method.

Change in Accounting Policy: Effective January 1, 2003, the Account changed the method by which realized gains and losses on securities transactions are calculated from the average cost method to the specific identification method. This change was made in order to conform more closely with industry standards. For the Account, the effect of this change for the year ended December 31, 2003 was to increase net realized gain by $391,221 and decrease net unrealized gain by $391,221. There was no

TIAA Real Estate Account Prospectus	75

Notes to Consolidated Financial Statements (continued)

impact on investment income-net and no impact on the increase in net assets resulting from operations or on total net assets.

Federal Income Taxes: Based on provisions of the Internal Revenue Code, the Account is taxed as a segregated asset account of TIAA. The Account should incur no material federal income tax attributable to the net investment experience of the Account.

Reclassifications: Certain amounts in the 2002 consolidated financial statements have been reclassified to conform with the 2003 presentation.

Note 2—Management Agreements

Investment advisory services for the Account are provided by TIAA employees, under the direction of TIAA’s Board of Trustees and its Investment Committee, pursuant to investment management procedures adopted by TIAA for the Account. TIAA’s investment management decisions for the Account are also subject to review by the Account’s independent fiduciary. TIAA also provides all portfolio accounting and related services for the Account.

Distribution and administrative services for the Account are provided by TIAA-CREF Individual & Institutional Services, Inc. (“Services”) pursuant to a Distribution and Administrative Services Agreement with the Account. Services, a wholly-owned subsidiary of TIAA, is a registered broker-dealer and member of the National Association of Securities Dealers, Inc. Effective January 1, 2004 Services was converted from a regular corporation to a limited liability corporation.

The services provided by TIAA and Services are provided at cost. TIAA and Services receive payments from the Account on a daily basis according to formulas established each year with the objective of keeping the payments as close as possible to the Account’s actual expenses. Any differences between actual expenses and the amounts paid are adjusted quarterly.

TIAA also provides a liquidity guarantee to the Account, for a fee, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account’s cash flows and liquid investments are insufficient to fund such requests. TIAA also receives a fee for assuming certain mortality and expense risks.

Note 3—Real Estate Properties

Had the Account’s real estate properties which were purchased during the year ended December 31, 2003 been acquired at the beginning of the year (January 1, 2003), rental income and real estate property level expenses and taxes for the year ended
December 31, 2003 would have increased by approximately $91,488,000 and $36,464,000, respectively. In addition, interest income for the year ended December 31, 2003 would have decreased by approximately $7,222,000. Accordingly, the total proforma effect on the Account’s net investment income for the year ended December 31, 2003 would have been an increase of approximately $37,663,000, if the real

TIAA Real Estate Account Prospectus	76

Notes to Consolidated Financial Statements (continued)

estate properties acquired during the year ended December 31, 2003 had been acquired at the beginning of the year.

During the year ended December 31, 2003 the Account sold two real estate properties. The income for these properties during 2003 (prior to the sale) consisted of rental income of $14,215,497 less operating expenses of $3,502,961 and real estate taxes of $1,669,535, resulting in net investment income of $9,043,001. At the time of sale, the properties had a cost basis of $154,626,452 and the proceeds of sale were $187,225,000, resulting in a realized gain of $32,598,548.

Note 4—Leases

The Account’s real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2046. Aggregate minimum annual rentals for the properties owned, excluding short-term residential and storage facility leases, are as follows:

YEARS ENDING DECEMBER 31,

2004	$ 384,239,000
2005	347,178,000
2006	297,300,000
2007	262,404,000
2008	223,367,000
Thereafter	707,247,000

Total	$2,221,735,000

Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts.

TIAA Real Estate Account Prospectus	77

Notes to Consolidated Financial Statements (continued)

Note 5—Investment in Joint Ventures

The Account owns several real estate properties through joint ventures and receives distributions and allocations of profits and losses from the joint ventures based on the Account’s ownership interest percentages. Several of these joint ventures have mortgages payable on the properties owned. The Account’s allocated portion of the mortgages payable at December 31, 2003 is $218,224,058. The Accounts’ equity in the joint ventures at December 31, 2003 is $241,022,012. A condensed summary of the financial position and results of operations of the joint ventures is shown below.

	December 31, 2003	December 31, 2002	December 31, 2001

ASSETS
Real estates properties	$914,645,112	$851,578,413	$56,686,326
Other assets	24,673,188	32,997,030	1,435,578

Total assets	$939,318,300	$884,575,443	$58,121,904

LIABILITIES AND EQUITY
Mortgages payable, including accrued interest	$436,448,116	$385,456,582	$ —
Other liabilities	20,826,160	15,040,756	708,502

Total liabilities	457,274,276	400,497,338	708,502

EQUITY	482,044,024	484,078,105	57,413,402

Total liabilities and equity	$939,318,300	$884,575,443	$58,121,904

	Year Ended	Year Ended	Year Ended
	December 31, 2003	December 31, 2002	December 31, 2001

OPERATING REVENUES AND EXPENSES
Revenues	$ 98,912,953	$ 93,708,332	$ 6,461,814
Expenses	57,489,623	54,386,720	2,240,630

Excess of revenues over expenses	$ 41,423,330	$ 39,321,612	$ 4,221,184

TIAA Real Estate Account Prospectus	78

Notes to Consolidated Financial Statements (continued)

Note 6—Condensed Consolidated Financial Information

Selected condensed consolidated financial information for an Accumulation Unit of the Account is presented below.

	Years Ended December 31,

	2003	2002	2001	2000	1999

Per Accumulation Unit data:
Rental income	$ 16.514	$ 14.537	$ 14.862	$ 14.530	$ 12.168
Real estate property level expenses and taxes	6.263	4.988	4.754	4.674	3.975

Real estate income, net	10.251	9.549	10.108	9.856	8.193
Income from real estate joint ventures	0.790	0.665	0.130	0.056	—
Dividends and interest	0.788	1.244	1.950	2.329	2.292

Total income	11.829	11.458	12.188	12.241	10.485
Expense charges (1)	1.282	1.097	0.995	0.998	0.853

Investment income,net	10.547	10.361	11.193	11.243	9.632
Net realized and unrealized gain (loss) on investments	2.492	(4.621)	(1.239)	3.995	1.164

Net increase in Accumulation Unit Value	13.039	5.740	9.954	15.238	10.796
Accumulation Unit Value:
Beginning of year	173.900	168.160	158.206	142.968	132.172

End of year	$186.939	$173.900	$168.160	$158.206	$142.968

Total return	7.50%	3.41%	6.29%	10.66%	8.17%
Ratios to Average Net Assets:
Expenses (1)	0.76%	0.67%	0.61%	0.67%	0.63%
Investment income, net	6.25%	6.34%	6.81%	7.50%	7.13%
Portfolio turnover rate:
Real estate properties	5.12%	0.93%	4.61%	3.87%	4.46%
Securities	71.83%	52.08%	40.62%	32.86%	27.68%
Thousands of Accumulation Units outstanding at end of year	24,724	20,347	18,456	14,605	11,487

(1)	Expense charges per Accumulation Unit and the Ratio of Expenses to Average Net Assets exclude real estate property level expenses and taxes. If the real estate property level expenses and taxes were included, the expense charge per Accumulation Unit for the year ended December 31, 2003 would be $7.545 ($6.085, $5.749, $5.672 and $4.828 for the years ended December 31, 2002, 2001, 2000 and 1999, respectively), and the Ratio of Expenses to Average Net Assets for the year ended December 31, 2003 would be 4.47% (3.72%, 3.50%, 3.79% and 3.58% for the years ended December 31, 2002, 2001, 2000 and 1999, respectively).

TIAA Real Estate Account Prospectus	79

Notes to Consolidated Financial Statements (continued)

Note 7—Accumulation Units

Changes in the number of Accumulation Units outstanding were as follows:

	For the Years Ended December 31,

	2003	2002	2001

Accumulation Units:
Credited for premiums	2,860,354	2,310,355	1,542,511
Credited (cancelled) for transfers, net disbursements and amounts
applied to the Annuity Fund	1,517,133	(420,104)	2,309,261
Outstanding:
Beginning of year	20,346,696	18,456,445	14,604,673

End of year	24,724,183	20,346,696	18,456,445

Note 8—Commitments

During the normal course of business, the Account enters into discussions and agreements to purchase or sell real estate properties. As of December 31, 2003, the account had no outstanding commitments.

TIAA Real Estate Account Prospectus	80

Report of Independent Auditors

To the Participants of the TIAA Real Estate Account and the Board of Trustees of Teachers Insurance and Annuity Association of America:

We have audited the accompanying consolidated statements of assets and liabilities, including the consolidated statement of investments as of December 31, 2003, of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in net assets and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of TIAA's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Account at December 31, 2003 and 2002, and the consolidated results of its operations and the changes in its net assets and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

New York, New York
February 18, 2004

TIAA Real Estate Account Prospectus	81

Consolidated Statement of Investments - Real Estate Account - December 31, 2003

REAL ESTATE PROPERTIES—79.49%
Location / Description	Value

Arizona:
Biltmore Commerce Center — Office building	$ 28,639,089
California:
3 Hutton Centre — Office building	39,991,353
9 Hutton Centre — Office building	20,343,676
88 Kearny Street — Office building	62,541,205
Treat Towers — Office building	112,941,315(1)
Cabot Industrial Portfolio — Industrial building	52,223,082(1)
Capitol Place — Office building	38,805,345
Eastgate Distribution Center — Industrial building	16,600,000
Kenwood Mews — Apartments	22,700,000
Larkspur Courts — Apartments	55,000,000
The Legacy at Westwood — Apartments	84,400,000
Northpoint Commerce Center — Industrial building	41,800,000
Ontario Industrial Portfolio — Industrial building	117,500,000
Regents Court — Apartments	49,600,000
Westcreek — Apartments	22,000,000
Westwood Marketplace — Shopping center	74,000,000
Colorado:
The Lodge at Willow Creek — Apartments	31,698,947
Monte Vista — Apartments	20,600,000
Connecticut:
Ten & Twenty Westport Road — Office building	144,000,000
Florida:
701 Brickell — Office building	177,009,565
4200 West Cypress Street — Office building	32,824,935
Doral Pointe — Apartments	42,600,000
Golfview — Apartments	27,750,000
The Fairways of Carolina — Apartments	18,000,000
The Greens at Metrowest — Apartments	14,000,000
Maitland Promenade One — Office building	35,192,924
Plantation Grove — Shopping center	9,100,000
Pointe on Tampa Bay — Office building	42,100,000
Quiet Waters at Coquina Lakes — Apartments	18,800,000
Royal St. George — Apartments	17,700,000
Sawgrass Office Portfolio — Office building	45,400,000
South Florida Apartment Portfolio — Apartments	46,700,000
Georgia:
Alexan Buckhead — Apartments	41,000,000
Atlanta Industrial Portfolio — Industrial building	37,300,000
Prominence in Buckhead — Office building	92,494,922(1)
Illinois:
161 North Clark Street — Office building	209,051,330(1)
Chicago CalEast Industrial Portfolio — Industrial building	40,232,195
Chicago Industrial Portfolio — Industrial building	59,292,310
Columbia Center III — Office building	30,000,000
Oak Brook Regency Towers — Office building	67,300,000
Parkview Plaza — Office building	50,400,000
Rolling Meadows — Shopping center	13,550,000
Kentucky:
IDI Kentucky Portfolio — Industrial building	52,000,000
Maryland:
Corporate Boulevard — Office building	69,500,000
FEDEX Distribution Facility — Industrial building	7,600,000
Longview Executive Park — Office building	22,200,000
Massachusetts:
Batterymarch Park II — Office building	10,000,000
Longwood Towers — Apartments	76,400,000
Mellon Financial Center at One Boston Place — Office building	248,000,000(1)
Needham Corporate Center — Office building	12,544,934
Michigan:
Indian Creek — Apartments	17,700,000

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TIAA Real Estate Account Prospectus	82

Consolidated Statement of Investments - Real Estate Account - December 31, 2003

Location / Description	Value

Minnesota:
Interstate Crossing — Industrial building	$ 6,345,000
River Road Distribution Center — Industrial building	4,150,000
Nevada:
UPS Distribution Facility — Industrial building	11,500,000
New Jersey:
10 Waterview Boulevard — Office building	27,000,000
371 Hoes Lane — Office building	8,500,000
Konica Photo Imaging Headquarters — Industrial building	18,500,000
Morris Corporate Center III — Office building	90,000,000
NJ CalEast Industrial Portfolio — Industrial building	39,843,924
South River Road Industrial — Industrial building	31,000,000
New York:
780 Third Avenue — Office building	180,000,000
The Colorado — Apartments	54,008,059
North Carolina:
The Lynnwood Collection — Shopping center	8,100,000
The Millbrook Collection — Shopping center	7,000,000
Ohio:
Bent Tree — Apartments	13,000,00
BISYS Fund Services Building — Office building	35,500,000(1)
Columbus Portfolio — Office building	22,000,000
Northmark Business Center III — Office building	5,200,000
Oregon:
Five Centerpointe — Office building	13,850,797
Pennsylvania:
Lincoln Woods — Apartments	26,704,000
Tennessee:
Memphis CalEast Industrial Portfolio — Industrial building	43,036,559
Summit Distribution Center — Industrial building	21,961,420
Texas:
Butterfield Industrial Park — Industrial building	4,506,687(2)
Dallas Industrial Portfolio — Industrial building	138,000,000
The Legends at Chase Oaks — Apartments	26,000,000
Utah:
Landmark at Salt Lake City (Building #4) — Industrial building	12,500,000
Virginia:
Ashford Meadows — Apartments	62,000,000
Fairgate at Ballston — Office building	28,400,000
Monument Place — Office building	33,334,338
Washington:
Rainier Corporate Park — Industrial building	53,994,267
Washington DC:
1015 15th Street — Office building	54,300,000
The Farragut Building — Office building	45,700,000
Other:
Storage Portfolio I LLC	175,676,890(1)

TOTAL REAL ESTATE PROPERTIES
(Cost $4,112,822,557)	4,020,739,068

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TIAA Real Estate Account Prospectus	83

Consolidated Statement of Investments - Real Estate Account - December 31, 2003

Location / Description	Value

OTHER REAL ESTATE RELATED INVESTMENTS — 5.60%
REAL ESTATE JOINT VENTURES — 4.77%

Florida Mall Association, Ltd.
The Florida Mall (50% Account Interest)*	$ 99,279,653
Teachers REA IV, LLC, which owns Tyson’s Executive Plaza II (50% Account Interest)	25,577,096
West Dade County Associates
Miami International Mall (50% Account Interest)*	39,789,620
West Town Mall Joint Venture
West Town Mall (50% Account Interest)*	76,375,643

TOTAL REAL ESTATE JOINT VENTURES
(Cost $213,788,540)	241,022,012
LIMITED PARTNERSHIPS — 0.83%
Essex Apartment Value Fund, L.P. (10% Account Interest)	20,864,368
MONY/Transwestern Mezzanine Realty Partners L.P. (19.76% Account Interest)	21,366,470

TOTAL LIMITED PARTNERSHIP
(Cost $42,338,812)	42,230,838

TOTAL OTHER REAL ESTATE RELATED INVESTMENTS (Cost $256,127,352)	283,252,850

* The market value reflects the Account’s interest in the joint venture after debt.
(1) This amount reflects the market value of the property as stated in the consolidated financial statements, which includes minority interest.
(2) Leasehold interest only.

MARKETABLE SECURITIES — 14.91%
REAL ESTATE RELATED — 6.29%
REAL ESTATE INVESTMENT TRUSTS — 5.24%
Shares	Issuer	Value

30,000	Apartment Investment & Management Co	1,035,000
120,325	Archstone-Smith Trust	3,366,694
560,000	Ashford Hospitality Trust	5,258,400
115,000	Avalonbay Communities Inc	5,497,000
206,800	Boston Properties, Inc	9,965,692
315,000	BRE Properties	10,521,000
440,000	Cedar Shopping Centers Inc	5,464,800
40,000	Chelsea Property Group Inc	2,192,400
200,000	Entertainment Properties Trust	6,942,000
300,000	Equity Office Properties Trust	8,595,000
300,000	Equity One Inc	5,064,000
203,800	Equity Residential	6,014,138
40,000	Essex Property Trust Inc	2,568,800
400,000	Falcon Financial Investment	3,920,000
70,000	Gables Residential Trust	2,431,800
140,000	Health Care Reit Inc	5,040,000
114,700	Hilton Hotels Corp	1,964,811
822,800	Host Marriott Corp	10,136,896
300,000	Interstate Hotels & Resorts	1,605,000
250,000	Istar Financial Inc	9,725,000
640,000	Keystone Property Trust	14,137,600
100,000	Kimco Realty Corp	4,475,000
640,000	Lexington Corporate Properties Trust	12,921,600
230,000	Liberty Property Trust	8,947,000
290,000	LTC Properties 8.5%	9,097,300
200,000	Macerich Company/ The	8,900,000
800,000	Meristar Hospitality Trust	5,208,000
200,000	Mission West Properties, Inc	2,590,000
130,000	Post Properties, Inc	3,629,600
250,000	Prentiss Properties Trust	8,247,500
330,000	Prologis Trust	10,589,700
285,000	PS Business Parks Inc	11,759,100
172,500	Ramco-Gershenson Properties	4,881,750
235,900	Simon Property Group, Inc	10,931,606
22,100	Sun Communities Inc	855,270
200,000	Tanger Factory Outlet Center	8,140,000
800,000	United Dominion Realty Trust	15,360,000
260,000	US Restaurant Properties	4,430,400
131,300	Washington Real Estate Inv	3,833,960
85,000	Weingarten Realty Investors	3,769,750
170,000	Windrose Medical Properties	2,109,700
306,300	Winston Hotels Inc	3,124,260

TOTAL REAL ESTATE INVESTMENT TRUSTS
(Cost $242,402,103)		265,247,527

 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TIAA Real Estate Account Prospectus	84

Consolidated Statement of Investments - Real Estate Account - December 31, 2003

COMMERCIAL MORTGAGE BACKED SECURITIES — 1.05%
Principal	Issuer, Current Rate and Maturity Date	Value

$10,000,000	GSMS 2001-Rock A2FL 1.530% 05/03/18	$ 9,909,090
20,000,000	LBF 1.49% 1.543% 06/14/17	20,007,680
10,000,000	MSDWC 2001-280 A2F 1.560% 02/03/11	9,797,770
8,429,804	Opryland Hotel Trust 1.630% 04/01/11	8,418,230
5,000,000	Trize 2001 — TZHA A3FL 1.533% 03/15/13	4,871,440

TOTAL COMMERCIAL MORTGAGE BACKED SECURITIES
(Cost $53,433,209)		53,004,210

TOTAL REAL ESTATE RELATED
(Cost $295,835,312)		318,251,737

OTHER — 8.62%
COMMERCIAL PAPER — 8.62%
25,000,000	Canadian Imperial Bank of Commerce 1.060% 01/28/04	24,999,805
2,215,000	CC (USA), Inc 1.100% 02/10/04	2,212,351
25,000,000	Ciesco LP 1.080% 02/13/04	24,967,917
18,000,000	Corporate Asset Funding Corp, Inc 1.090% 01/14/04	17,992,720
20,275,000	Delaware Funding Corp 1.080% 01/22/04	20,261,866
13,905,000	Federal Home Loan Mortgage Corp 1.020% 01/089/04	13,901,559
37,980,000	Federal Home LoanMortgage Corp 1.020% 01/08/04	37,971,644
10,715,000	Federal Home Loan Mortgage Corp 1.020% 02/17/04	10,698,630
10,000,000	Federal Home Loan Mortgage Corp 1.020% 02/17/04	9,986,667
30,000,000	Federal National Mortgage Association 1.054% 01/07/04	29,994,458

50,000,000	Federal National Mortgage Association 1.010% 01/15/04	49,979,166
6,500,000	Federal National Mortgage Association 1.000% 01/05/04	6,499,142
50,000,000	Federal National Mortgage Association 1.050% 01/30/04	49,958,334
9,800,000	Govco Incorporated 1.040% 02/23/04	9,784,418
15,000,000	Govco Incorporated 1.080% 02/26/04	14,974,825
10,000,000	Greyhawk Funding LLC 1.100% 01/20/04	9,994,111
25,000,000	Kitty Hawk Funding Corp 1.080% 01/05/04	24,996,458
1,300,000	New York Times Co 1.070% 02/17/04	1,298,163
14,535,000	Park Avenue Receivables Corp 1.080% 01/29/04	14,522,589
2,000,000	Private Export Funding Corporation 1.090% 02/19/04	1,997,056
4,460,000	Receivables Capital Corp 1.050% 01/05/04	4,459,368
19,285,000	Receivables Capital Corp 1.070% 01/20/04	19,273,643
25,000,000	Sigma Finance Inc 1.090% 01/06/04	24,995,750
10,000,000	UBS Finance, (Delaware) Inc 0.960% 01/02/04	9,999,433

TOTAL COMMERCIAL PAPER
(Amortized cost $435,725,426)		435,720,073

TOTAL OTHER
(Cost $435,725,426)		435,720,073

TOTAL MARKETABLE SECURITIES
(Cost $731,560,738)		753,971,810

TOTAL INVESTMENTS — 100.00%
(Cost $5,100,510,647)		$5,057,963,728

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TIAA Real Estate Account Prospectus	85

Proforma Condensed Statement of Assets and Liabilities (Unaudited)

TIAA Real Estate Account

December 31, 2003

	Historical	Adjustments		Proforma

ASSETS
Real estate, mortgages and other real estate related investments	$4,303,991,918	—	(a)	$4,303,991,918
Marketable securities	753,971,810	—	(a)	753,971,810
Cash	—	—		—
Other	107,719,658	—		107,719,658

TOTAL ASSETS	5,165,683,386	—		5,165,683,386

LIABILITIES
Amount due to bank	1,015,345	—		1,015,345
Accrued real estate property level expenses and taxes	67,791,195	—		67,791,195
Security deposits held	13,137,670	—		13,137,670

TOTAL LIABILITIES	81,944,210	—		81,944,210

MINORITY INTEREST	290,317,015	—		290,317,015

NET ASSETS
Accumulation Fund	4,621,918,975	—		4,621,918,975
Annuity Fund	171,503,186	—		171,503,186

TOTAL NET ASSETS	$4,793,422,161	—		$4,793,422,161

SEE NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS

TIAA Real Estate Account Prospectus	86

Proforma Condensed Statement of Operations (Unaudited)

TIAA Real Estate Account

December 31, 2003

	Historical	Adjustments		Proforma

Rental income, net:	$393,497,346	$ 91,487,854	(b)	$484,985,200

Operating expenses	96,026,718	21,391,712	(b)	117,418,430
Real estate taxes	53,413,903	15,072,752	(b)	68,486,655

Total real estate property level expenses and taxes	149,440,621	36,464,,464		185,905,085

Real estate income, net	244,056,725	55,023,390		299,080,115
Income from real estate joint venture	19,492,494	—		19,492,494
Interest and dividends	19,461,931	(17,360,315)	(c)	2,101,616

TOTAL INCOME	283,011,150	37,663,075		320,674,225
EXPENSES	31,654,065	1,700,000	(d)	33,354,065

INVESTMENT INCOME, NET	251,357,085	35,963,075		287,320,160
REALIZED AND UNREALIZED GAINS	17,229,435	—		17,229,435

	268,586,520	35,963,075		304,549,595
Minority interest in net increase in net assets from operations	(6,655,183)	—		(6,655,183)
Discontinued operations	41,641,549	—		41,641,549

RESULTS FROM OPERATIONS	$303,572,886	$ 35,963,075		$339,535,961

SEE NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS

TIAA Real Estate Account Prospectus	87

Notes to Proforma Condensed Financial Statements (Unaudited)

TIAA Real Estate Account

Note 1—Purpose and Assumptions

As required by the Securities and Exchange Commission under Regulation S-X Article 11-01(5), these proforma condensed financial statements of the TIAA Real Estate Account (“Account”) have been prepared because the Account has made significant purchases of real estate properties during the period January 1, 2003 through the date of this prospectus. Various assumptions have been made in order to prepare these proforma condensed financial statements. The proforma condensed statement of assets and liabilities has been prepared assuming real estate properties purchased during the period January 1, 2004 through the date of this prospectus were purchased as of December 31, 2003. The proforma condensed statement of operations has been prepared assuming all real estate properties purchased during the period January 1, 2003 through the date of this prospectus were purchased as of January 1, 2003.

Note 2 —Proforma Adjustments

The following proforma adjustments were made in preparing the proforma condensed financial statements to reflect the purpose described in Note 1.

Proforma Condensed Statement of Assets and Liabilities:

(a)     No adjustment required as there were no properties purchased during the period January 1, 2004 through the date of this prospectus.

Proforma Condensed Statement of Operations:

(b)     To record the rental income and real estate property level expenses of the real estate properties and joint ventures purchased during the period January 1, 2003 through the date of this prospectus, assuming such properties were owned for the period January 1, 2003 through December 31, 2003.

(c)     To record the decrease in interest and dividend income from having less cash to invest in marketable securities, assuming the real estate properties purchased during the period January 1, 2003 through the date of this prospectus had been purchased as of January 1, 2003.

(d)     To record additional investment advisory charges which would have been incurred during 2003, assuming the real estate properties purchased during the period January 1, 2003 through the date of this prospectus had been purchased as of January 1, 2003.

TIAA Real Estate Account Prospectus	88

Property Financial Statements

3 Hutton Centre Drive, Santa Ana, California

Independent Auditors’ Report

To the Management of Teachers Insurance and Annuity Association

We have audited the accompanying statement of revenues and certain expenses of 3 Hutton Centre (the “Property”), as described in Note 1, for the year ended December 31, 2002. This financial statement is the responsibility of the property owner’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X, and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

December 11, 2003

TIAA Real Estate Account Prospectus	89

3 Hutton Centre Drive, Santa Ana, California

Statement of Revenues and Certain Expenses
(In Thousands)

	Year Ended December 31, 2002 (Unaudited)	Ten Months Ended October 31, 2003 (Audited)

Revenues
Base rent	$3,909	$3,348
Recoveries	246	72
Miscellaneous income	58	32

	4,213	3,452

Certain expenses
Administrative	139	129
Management fees	82	60
Operating and maintenance	1,276	1,030
Insurance	174	154
Real estate taxes	334	290
Bad debt expense	—	16

	2,005	1,679

Excess of revenues over certain expenses	$2,208	$1,773

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Revenues and Certain Expenses

1 — Organization and Basis of Presentation

3 Hutton Centre is a 10-story office building located at 3 Hutton Centre Drive, Santa Ana, California, with a net rentable area of 197,817 square feet, including a 2,714 square foot fitness center. As of December 8, 2003, the Property was approximately 90% leased. Certain tenants’ leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, asset management fees, leasing expenses and certain other expenses not directly related to the future operations of the Property.

The statement of revenues and certain expenses for the ten months ended October 31, 2003 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for an entire year.

TIAA Real Estate Account Prospectus	90

2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Escalation rents based on payments for real estate taxes and operating expenses are estimated and accrued.

3 — Major Tenants

Two tenants lease approximately 33% and 12%, respectively, of the Property’s square footage. Rent from each tenant represented approximately 33% and 13% of total revenues for the year ended December 31, 2002 and 38% and 15% of total revenues for the ten months ended October 31, 2003.

4 — Related Party Transactions

The Property is managed by an affiliate of CB Richard Ellis Investors (the owner of the Property). Management fees of approximately $82,000 and $60,000 were incurred for the year ended December 31, 2002 and the ten months ended October 31, 2003, respectively, under the terms of an agreement. In addition, the administrative staff payroll is paid by an affiliate of CB Richard Ellis Investors and charged to the Property. Such payroll charges were approximately $79,000 and $91,000 for the year ended December 31, 2002 and the ten months ended October 31, 2003, respectively.

5 — Operating Leases

Industrial space in the Property is rented to tenants under various operating leases. Approximate minimum future rentals required under leases in effect at December 31, 2002 (and additional leases entered into from January 1, 2003 through December 11, 2003) are as follows:

Year Ending December 31,	Amount (In thousands)

2003	$ 3,994
2004	4,119
2005	4,043
2006	3,710
2007	3,729
Thereafter	2,673

$22,268

TIAA Real Estate Account Prospectus	91

1255, 1277 Treat Boulevard, Walnut Creek, California

Independent Auditors’ Report

To the Management of Teachers Insurance and Annuity Association

We have audited the accompanying statement of revenues and certain expenses of the property located at 1255 and 1277 Treat Boulevard, Walnut Creek, California (the “Property”), as described in Note 1, for the year ended December 31, 2002. This financial statement is the responsibility of the property owner’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

October 31, 2003

TIAA Real Estate Account Prospectus	92

1255, 1277 Treat Boulevard, Walnut Creek, California

Statement of Revenues and Certain Expenses

(In Thousands)

Year ended December 31, 2002 (audited) and
Nine months ended September 30, 2003 (unaudited)

	Year Ended December 31, 2002 (Unaudited)	Nine Months Ended September 30, 2003 (Audited)

Revenues
Base rent	$11,998	$ 8,899
Recoveries	2,667	1,728
Parking and other income	1,289	932

	15,954	11,559

Certain expenses
Administrative	301	206
Operating and maintenance	2,024	1,390
Management fees	452	339
Insurance	475	300
Real estate taxes	1,089	917

	4,341	3,152

Excess of revenues over certain expenses	$11,613	$ 8,407

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Revenues and Certain Expenses

1 — Organization and Basis of Presentation

The Property, located at 1255 and 1277 Treat Boulevard, Walnut Creek, California, is also known as Treat Towers. The buildings contain approximately 367,000 square feet of office space. As of September 30, 2003, the buildings are 100% leased to 22 tenants. The four largest tenants occupy approximately 62% of the buildings at total annual rentals of $9,197,000. Certain tenants’ leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, asset management fees, leasing expenses and certain other expenses not directly related to the future operations of the Property.

TIAA Real Estate Account Prospectus	93

The statement of revenues and certain expenses for the nine months ended September 30, 2003 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above, have been included. The results for such an interim period are not necessarily indicative of the results for an entire year.

2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

Rental income from leases with scheduled rent increases is recognized on a straightline basis over the lease term. Escalation rents based on payments for real estate taxes and operating expenses are estimated and accrued.

3 — Related Party Transactions

All of the management fees for the year ended December 31, 2002 and the nine months ended September 30, 2003 were for services rendered by Equity Office Management, L.L.C. (a related party).

4 — Operating Leases

Office space in the Property is rented to tenants under various operating leases. Approximate minimum future rentals required under leases in effect at December 31, 2002 and additional leases entered into from January 1, 2003 through October 31, 2003 are as follows:

Year Ending December 31,	Amount (In thousands)

2003	$11,415
2004	11,772
2005	10,988
2006	10,188
2007	7,353
Thereafter	11,170

$62,886

TIAA Real Estate Account Prospectus	94

3475 Piedmont Road, Atlanta, Georgia

Independent Auditors’ Report

To the Management of Teachers Insurance and Annuity Association

We have audited the accompanying statement of revenues and certain expenses of the property located at 3475 Piedmont Road, Atlanta, Georgia (the “Property”), as described in Note 1, for the year ended December 31, 2002. This financial statement is the responsibility of the property owner’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

October 31, 2003

TIAA Real Estate Account Prospectus	95

3475 Piedmont Road, Atlanta, Georgia

Statement of Revenues and Certain Expenses

(In Thousands)

Year ended December 31, 2002 (audited) and
Nine months ended September 30, 2003 (unaudited)

	Year Ended December 31, 2002 (Audited)	Nine Months Ended September 30, 2003 (Unaudited)

Revenues
Base rent	$11,860	$ 9,015
Recoveries	981	530
Parking and other income	750	728

	13,591	10,273

Certain expenses
Administrative	372	178
Operating and maintenance	1,968	1,359
Management fees	448	350
Insurance	113	92
Real estate taxes	1,280	917

	4,181	2,896

Excess of revenues over certain expenses	$ 9,410	$ 7,377

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Revenues and Certain Expenses

1 — Organization and Basis of Presentation

The Property, located at 3475 Piedmont Road, Atlanta, Georgia is also known as Prominence in Buckhead. The building contains approximately 424,000 square feet of office space. As of September 30, 2003, the building is approximately 99% leased to 25 tenants. The three largest tenants occupy approximately 54% of the building at total annual rentals of $6,756,000. Certain tenants’ leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, asset management fees, leasing expenses and certain other expenses not directly related to the future operations of the Property.

TIAA Real Estate Account Prospectus	96

The statement of revenues and certain expenses for the nine months ended September 30, 2003 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above, have been included. The results for such an interim period are not necessarily indicative of the results for an entire year.

2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

Rental income from leases with scheduled rent increases is recognized on a straightline basis over the lease term. Escalation rents based on payments for real estate taxes and operating expenses are estimated and accrued.

3 — Related Party Transactions

All of the management fees for the year ended December 31, 2002 and the nine months ended September 30, 2003 were for services rendered by Equity Office Management, L.L.C. (a related party).

4 — Operating Leases

Office space in the Property is rented to tenants under various operating leases. Approximate minimum future rentals required under leases in effect at December 31, 2002 and additional leases entered into from January 1, 2003 through October 31, 2003 are as follows:

Year Ending December 31,	Amount (In thousands)

2003	$11,753
2004	11,035
2005	10,654
2006	9,618
2007	8,072
Thereafter	18,424

$69,556

TIAA Real Estate Account Prospectus	97

915 L Street, Sacramento, California

Independent Auditors’ Report

To the Management of Teachers Insurance and Annuity Association

We have audited the accompanying statement of revenues and certain expenses of the property located at 915 L Street, Sacramento, California (the “Property”), as described in Note 1, for the year ended December 31, 2002. This financial statement is the responsibility of the property owner’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit, includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

August 15, 2003

TIAA Real Estate Account Prospectus	98

915 L Street, Sacramento, California

Statement of Revenues and Certain Expenses
(In Thousands)

Year ended December 31, 2002 (audited) and
Six months ended June 30, 2003 (unaudited)

	Year Ended December 31, 2002 (Audited)	Six Months Ended June 30, 2003 (Unaudited)

Revenues
Base rent	$4,381	$2,227
Recoveries	250	156

	4,631	2,383

Certain expenses
Administrative	160	83
Operating and maintenance	729	378
Management fees	94	43
Insurance	99	71
Real estate taxes	348	178

	1,430	753

Excess of revenues over certain expenses	$3,201	$1,630
The accompanying notes are an integral part of this financial statement.

Notes to Statement of Revenues and Certain Expenses

1 — Organization and Basis of Presentation

The Property, located at 915 L Street, Sacramento, California also known as Capitol Place. The building contains approximately 152,000 square feet of office space, and four and a half stories of parking space. As of June 30, 2003, the building is approximately 97% leased to 32 tenants. The largest tenant occupies approximately 54% of the building at an annual rental of $2,300,000. Certain tenants’ leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, asset management fees, leasing expenses and certain other expenses not directly related to the future operations of the Property.

TIAA Real Estate Account Prospectus	99

The statement of revenues and certain expenses for the six months ended June 30, 2003 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above, have been included. The results for such an interim period are not necessarily indicative of the results for an entire year.

2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

Rental income from leases with scheduled rent increases is recognized on a straightline basis over the lease term. Escalation rents based on payments for real estate taxes and operating expenses are estimated and accrued.

3 — Operating Leases

Office space in the Property is rented to tenants under various operating leases. Approximate minimum future rentals required under these leases at December 31, 2002 (including leases entered into from January 1, 2003 through August 15, 2003) are as follows:

Year Ending December 31,	Amount (In thousands)

2003	$ 4,317
2004	4,120
2005	3,648
2006	3,438
2007	2,922
Thereafter	3,786

$22,231

TIAA Real Estate Account Prospectus	100

161 North Clark Street, Chicago, Illinois

Independent Auditors’ Report

To the Management of Teachers Insurance and Annuity Association

We have audited the accompanying statement of revenues and certain expenses of the property located at 161 North Clark Street, Chicago, Illinois (the “Property”), as described in Note 1, for the year ended December 31, 2002. This financial statement is the responsibility of the property owner’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

October 31, 2003

TIAA Real Estate Account Prospectus	101

161 North Clark Street, Chicago, Illinois

Statement of Revenues and Certain Expenses

(In Thousands)

Year ended December 31, 2002 (audited) and
Nine months ended September 30, 2003 (unaudited)

	Year Ended December 31, 2002 (Audited)	Nine Months Ended September 30, 2003 (Unaudited)

Revenues
Base rent	$15,962	$12,082
Recoveries	14,252	10,631
Parking and other income	794	478

	31,008	23,191

Certain expenses
Administrative	772	456
Operating and maintenance	5,766	3,918
Management fees	901	712
Insurance	243	227
Real estate taxes	7,512	6,214

	15,194	11,527

Excess of revenues over certain expenses	$15,814	$11,664

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Revenues and Certain Expenses

1 — Organization and Basis of Presentation

The Property is located at 161 North Clark Street, Chicago, Illinois. The building contains approximately 1,010,000 square feet of office space. As of September 30, 2003, the building is approximately 95% leased to 34 tenants. The two largest tenants occupy approximately 64% of the building at total annual rentals of $21,000,000. Certain tenants’ leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, asset management fees, leasing expenses and certain other expenses not directly related to the future operations of the Property.

TIAA Real Estate Account Prospectus	102

The statement of revenues and certain expenses for the nine months ended September 30, 2003 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above, have been included. The results for such an interim period are not necessarily indicative of the results for an entire year.

2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

Rental income from leases with scheduled rent increases is recognized on a straightline basis over the lease term. Escalation rents based on payments for real estate taxes and operating expenses are estimated and accrued.

3 — Related Party Transactions

All of the management fees for the year ended December 31, 2002 and the nine months ended September 30, 2003 were for services rendered by Equity Office Management, L.L.C. (a related party).

4 — Operating Leases

Office space in the Property is rented to tenants under various operating leases. Approximate minimum future rentals required under leases in effect at December 31, 2002 and additional leases entered into from January 1, 2003 through October 31, 2003 are as follows:

Year Ending December 31,	Amount (In thousands)

2003	$ 15,374
2004	16,084
2005	16,880
2006	17,136
2007	16,747
Thereafter	55,029

$137,250

TIAA Real Estate Account Prospectus	103

Rainier Corporate Park, Fife, Washington

Independent Auditors’ Report

To the Management of Teachers Insurance and Annuity Association

We have audited the accompanying statement of revenues and certain expenses of Rainier Corporate Park (the “Property”), as described in Note 1, for the year ended December 31, 2002. This financial statement is the responsibility of the property owner’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

December 11, 2003

TIAA Real Estate Account Prospectus	104

Rainier Corporate Park, Fife, Washington

Statement of Revenues and Certain Expenses
(In Thousands)

	Year Ended December 31, 2002 (Audited)	Ten Months Ended October 31, 2003 (Unaudited)

Revenues
Base rent	$3,734	$3,128
Recoveries	911	725

	4,645	3,853

Certain expenses
Administrative	11	14
Operating and maintenance	289	235
Management fees	136	113
Insurance	73	71
Real estate taxes	610	506

	1,119	939

Excess of revenues over certain expenses	$3,526	$2,914

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Revenues and Certain Expenses

1 — Organization and Basis of Presentation

Rainier Corporate Park is a six-building industrial park, containing approximately 1.1 million square feet, located in Fife, Washington. Rainier Corporate Park I consists of three buildings totaling 472,776 square feet. Rainier Corporate Park East consists of three buildings totaling 631,870 square feet. As of October 31, 2003, the overall occupancy of the Property was approximately 88%. Certain tenants’ leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, asset management fees, leasing expenses and certain other expenses not directly related to the future operations of the Property.

TIAA Real Estate Account Prospectus	105

The statement of revenues and certain expenses for the ten months ended October 31, 2003 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for an entire year.

2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

Rental income from leases with scheduled rent increases is recognized on a straightline basis over the lease term. Escalation rents based on payments for real estate taxes and operating expenses are estimated and accrued.

3 — Major Tenants

Three tenants lease approximately 31% of the Property’s square footage. Rent from these tenants represented approximately 34% of total revenues for the year ended December 31, 2002 and 36% of total revenues for the ten months ended October 31, 2003.

4 — Operating Leases

Industrial space in the Property is rented to tenants under various operating leases. Approximate minimum future rentals required under these leases at December 31, 2002 (including leases entered into from January 1, 2003 through December 11, 2003) are as follows:

Year Ending December 31,	Amount (In thousands)

2003	$ 3,602
2004	3,767
2005	3,316
2006	2,672
2007	1,975
Thereafter	3,949

$19,281

TIAA Real Estate Account Prospectus	106

Teachers Insurance and Annuity Association of America

Condensed Unaudited Financial Statements

(These condensed unaudited financial statements have been derived from audited financial statements which are available upon request)

TIAA Condensed Balance Sheets

(in thousands) December 31,	2003	2002

ASSETS
Bonds	$106,054,117	$ 96,870,101
Mortgages	23,987,966	23,968,793
Real estate	5,855,297	5,643,825
Stocks	1,357,814	2,184,326
Other long-term investments	3,910,718	3,843,445
Cash, cash equivalents and short-term investments	1,076,403	1,787,873
Investment income due and accrued	1,356,407	1,420,194
Separate account assets	5,849,058	4,357,873
Deferred federal income tax asset	893,245	836,682
Other assets	905,744	917,339

Total Assets	$151,246,769	$141,830,451

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Policy and contract reserves	$124,777,130	$116,913,443
Dividends declared for the following year	2,337,922	2,460,410
Asset valuation reserve	2,288,501	2,263,133
Interest maintenance reserves	610,882	410,580
Commercial paper	—	99,974
Separate account liabilities	5,849,058	4,357,873
Securities lending collateral	2,985,776	3,973,109
Other liabilities	2,156,038	2,065,238

Total Liabilities	141,005,307	132,543,760

Capital (2,500sharesof$1,000parvalue commonstockissued andoutstanding) andpaid-insurplus	3,050	3,050
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	10,238,412	9,283,641

Total Capital and Contingency Reserves	10,241,462	9,286,691

Total Liabilities, Capital and Contingency Reserves	$151,246,769	$141,830,451

SEE NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS

TIAA Real Estate Account Prospectus	107

Teachers Insurance and Annuity Association of America (continued)

Condensed Summaries of Operations and
Changes in Capital and Contingency Reserves

(in thousands) For the Years Ended December 31,	2003	2002

INCOME AND NET REALIZED CAPITAL GAINS (LOSSES)
Insurance and annuity premiums and deposits	$5,642,043	$4,744,038
Transfers from CREF, net	894,344	2,168,251
Annuity dividend additions	2,847,173	3,244,248
Net investment income	9,451,905	9,324,726

Total Income	$18,835,465	$19,481,263

DISTRIBUTION OF INCOME
Policy and contract benefits	$3,934,137	$3,397,246
Dividends to policyholders and beneficiaries	4,418,956	4,929,249
Increase in policy and contract reserves	7,848,807	9,495,679
Operating expenses	490,522	469,952
Transfers to separate accounts, net	839,172	309,186
Other, net	(13,317)	56,633
Federal income tax expense (benefits)	16,715	(20,855)
Increase in contingency reserves from operations	1,300,473	844,173

Total Distribution of Income	$18,835,465	$19,481,263

Net Income:
Increase in contingency reserves from operations	$1,300,473	$844,173
Net realized capital gains (losses) net capital gains taxes and after transfers to Interest maintenance reserve	(786,139)	(1,816,327)

Net Income	$514,334	$(972,154)

CHANGES IN CAPITAL AND CONTINGENCY RESERVES:
Net income	$514,334	$(972,154)
Net unrealized capital gains (losses) on investments	412,433	350,449
Transfers to (from) the Asset valuation reserve	(25,368)	356,328
Change in net deferred income tax	(348,300)	—
Decrease/(Increase) in non-admitted assets, other than investments	417,028	(3,205,351)
Change in surplus as a result of reinsurance	(15,356)	62,739
Cumulative effect of changes in accounting principles	—	4,111,351
Other, net	—	(67,754)

Net Additional To Capital and Contingency Reserves	954,771	635,608
Capital and Contingency Reserves at Beginning of Year	9,286,691	8,651,083

Capital and Contingency Reserves at End of Year	$10,241,462	$9,286,691

SEE NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS

TIAA Real Estate Account Prospectus	108

Teachers Insurance and Annuity Association of America (continued)

Supplemental Information to Condensed Unaudited Financial Statements

Valuation of Investments: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; medium to highest quality preferred stocks at cost; common stocks at market value; and all other bond, short-term and preferred stock investments at the lower of amortized cost or market value. For loan-backed bonds and structured securities, the carrying value is determined using actual and anticipated cash flows under the prospective method for interest-only securities, securities for which other than temporary impairment had been recognized, or securities whose expected future cashflows are lower than the expected cashflows at the time of acquisition. The retrospective method is used for all other loan-backed and structured securities. Anticipated prepayments are based on life-to-date prepayment speeds, using historical cash flows and internal estimates. Mortgages are stated at amortized cost and directly-owned real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value less encumbrances and estimated costs to sell. Investments in wholly-owned subsidiaries, real estate limited partnerships and securities limited partnerships are stated at TIAA’s equity in the net admitted assets of the underlying entities. Policy loans are stated at outstanding principal amounts. Separate account assets are generally stated at market value. Seed money investments in the TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life Funds are stated at market value. All investments are stated net of impairments which are considered to be other than temporary, which are determined on an individual basis. Depreciation of real estate investments is generally computed over a forty-year period on the straight-line method.

Additional Information:
	2003	2002

As a percentage of total bond investments: Below investmentgradebonds	8.4%	10.2%
As a percentage of total mortgage investments: Total mortgage investments in California	18.8%	19.2%
Total mortgage investments in office buildings	42.5%	42.4%
Total mortgage investments in shopping centers	27.2%	25.8%
As a percentage of total real estate investments: Total real estate investments in Florida	12.0%	14.6%
Total real estate investments in office buildings	72.0%	68.7%

TIAA Real Estate Account Prospectus	109

Teachers Insurance and Annuity Association of America (continued)

Derivative Instruments: TIAA has filed a Derivatives Use Plan with the New York State Insurance Department. This plan details TIAA’s derivative policy objectives, strategies and controls, and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that TIAA has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, effectiveness and counterparty credit quality. TIAA uses derivative instruments for hedging, income generation, and asset replication purposes. TIAA enters into derivative directly with counterparties of high credit quality (i.e., rated AA or better at time of inception) and monitors counterparty credit quality on an ongoing basis. At December 31, 2003 and 2002, TIAA had outstanding foreign currency swap contracts with a total notional value of approximately $2,415,700,000 and $1,725,300,000, respectively; foreign currency forward contracts with a total notional value of approximately $309,700,000 and $391,700,000, respectively; interest rate swap contracts with a total notional value of approximately $744,500,000 and $681,000,000, respectively; swap options outstanding with a total notional value of $0 and $198,600,000, respectively; and interest rate cap contracts with a total notional value of approximately $90,300,000 and $149,500,000, respectively.

TIAA Real Estate Account Prospectus	110

Appendix A—Management of TIAA

The Real Estate Account has no officers or directors. The Trustees and principal executive officers of TIAA, their ages, and their principal occupations, are as follows:

Trustees

Name	Age	Principal Occupations During Past 5 Years

Elizabeth E. Bailey	65	John C. Hower Professor of Public Policy and Management, Wharton School, University of Pennsylvania. Director, CSX Corporation and Altria Group, Inc.
Robert C. Clark	60	Harvard University Distinguished Service Professor and Austin Wakeman Scott Professor of Law, Harvard Law School, Harvard University. Director, Collins & Aikman Corporation and Time Warner Inc.
Estelle A. Fishbein	69	Vice President and General Counsel Emerita, Johns Hopkins University. Director, Medical Centre Insurance Co. and MCIC Vermont, Inc.
Marjorie Fine Knowles	64	Professor of Law, Georgia State University College of Law.
Robert M. O’Neil	69	Professor of Law, University of Virginia and Director, Thomas Jefferson Center for the Protection of Free Expression.
Donald K. Peterson	54	Chairman and Chief Executive Officer, Avaya Inc. Formerly, Executive Vice President and Chief Financial Officer, Lucent Technologies. Director, Reynolds & Reynolds Co.
Leonard S. Simon	67	Former Vice Chairman, Charter One Financial, Inc. Formerly, Chairman, President and Chief Executive Officer, RCSB Financial, Inc. and Chairman and Chief Executive Officer, Rochester Community Savings Bank. Director, Landmark Technology Partners, Inc. and Integrated Nano-Technologies, LLC.
David F. Swensen	50	Chief Investment Officer, Yale University. Director, Schroders plc.
Ronald L. Thompson	54	Chairman and Chief Executive Officer, Midwest Stamping Co. Director, Interstate Bakeries and Ryerson Tull.
Paul R. Tregurtha	68	Chairman and Chief Executive Officer, Mormac Marine Group, Inc. and Moran Transportation Company, Inc.; Vice Chairman, Interlake Steamship Company and Lakes Shipping Company; Formerly, Chairman, Meridian Aggregates, L.P. Director, FPL Group, Inc.
William H. Waltrip	66	Former Chairman, Technology Solutions Company. Formerly, Chairman and Chief Executive Officer, Bausch & Lomb, Inc. Director, Charles River Laboratories, Bausch & Lomb, Inc. and Thomas & Betts Corporation.
Rosalie J. Wolf	62	Managing Partner, Botanica Capital Partners LLC. Formerly, Managing Director, Offit Hall Capital Management LLC and its predecessor company, Laurel Management Company LLC; earlier, Treasurer and Chief Investment Officer, The Rockefeller Foundation. Director, North European Oil Royalty Trust.

TIAA Real Estate Account Prospectus	111

Officer-Trustees

Name	Age	Principal Occupations During Past 5 Years

Herbert M. Allison, Jr.	60	Chairman, President and Chief Executive Officer, TIAA. President and Chief Executive Officer, CREF. Formerly, President, Chief Operating Officer and Member of the Board of Directors of Merrill Lynch & Co., Inc., 1997-1999 and President and Chief Executive Officer of Alliance for LifeLong Learning, Inc., 1999 –2002. Director, New York Stock Exchange.

Other Officers

Name	Age	Current Position

Gary Chinery	54	Vice President and Treasurer, TIAA and CREF.
E. Laverne Jones	55	Vice President and Corporate Secretary, TIAA and CREF.
Elizabeth A. Monrad	49	Executive Vice President and Chief Financial Officer, TIAA and CREF
John Somers	60	Executive Vice President, TIAA and CREF.

Portfolio Management Team

Name	Age	Current Position

Joseph Luik	52	Senior Managing Director – TIAA Mortgage and Real Estate Division, TIAA.
Thomas Garbutt	45	Group Managing Director – TIAA Real Estate Equities Group, TIAA.
Philip J. McAndrews	45	Managing Director – TIAA Real Estate Account, TIAA.

TIAA Real Estate Account Prospectus	112

Appendix B—Special Terms

Accumulation: The total value of your accumulation units in the Real Estate Account.

Accumulation Period: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

Accumulation Unit: A share of participation in the Real Estate Account for someone in the accumulation period. The Account’s accumulation unit value changes daily.

Annuity Unit: A measure used to calculate the amount of annuity payments due a participant.

Beneficiary: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.

Business Day: Any day the New York Stock Exchange (NYSE) is open for trading. A business day ends at 4 p.m. eastern time, or when trading closes on the NYSE, if earlier.

Calendar Day: Any day of the year. Calendar days end at the same time as business days.

Commuted Value: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.

Eligible Institution: A nonprofit institution, including any governmental institution, organized in the United States.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

General Account: All of TIAA’s assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

Income Change Method: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month.

Separate Account: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA’s other income, gains or losses.

Valuation Day: Any day the NYSE is open for trading, as well as, for certain contracts, the last calendar day of each month. Valuation days end as of the close of all U.S. national exchanges where securities or other investments of the Account are principally traded. Valuation days that aren’t business days will end at 4 p.m. eastern time.

Valuation Period: The time from the end of one valuation day to the end of the next.

TIAA Real Estate Account Prospectus	113

                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          -------------------------------------------

          SEC Registration Fees ..........................   $161,542.50
          Costs of printing and engraving ................   $500,000*
          Legal fees .....................................   $ 10,000*
          Accounting fees ................................   $ 10,000*
                                                             --------

                TOTAL ....................................   $681,542.50*

----------
* - Approximate

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article
Six of TIAA's bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at
TIAA's request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney's fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct.

              Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to trustees, officers, or employees of
TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

       None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS

       (1)    Distribution and Administrative Services Agreement by and between
              TIAA and TIAA-CREF Individual & Institutional Services, Inc. (as
              amended)(1) and the Amendment thereto *

       (3)    (A)    Charter of TIAA (as amended) *

              (B)    Bylaws of TIAA (as amended) *

       (4)    (A)    Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account
                     Contract Endorsements(2) , Keogh Contract (1) and
                     Retirement Select and Retirement Select Plus Contracts and
                     Endorsements*

              (B)    Forms of Income-Paying Contracts(2)

       (5)    Opinion and Consent of George W. Madison, Esquire *

       (10)   (A)    Independent Fiduciary Agreement by and among TIAA, the
                     Registrant, and The Townsend Group(1) and Letter Agreement
                     renewing term(3)

              (B)    Custodial Services Agreement by and between TIAA and Morgan
                     Guaranty Trust Company of New York with respect to the Real
                     Estate Account (Agreement assigned to The Bank of New York,
                     January, 1996)(2)

       (23)   (A)    Opinion and Consent of George W. Madison, Esquire (filed as
                     Exhibit 5)

              (B)    Consent of Sutherland Asbill & Brennan LLP *

              (C)    Consent of Ernst & Young LLP *

              (D)    Consent of Friedman, Alpren & Greene LLP *

----------

(1) -  Previously filed and incorporated herein by reference to Post-Effective
       Amendment No. 6 to the Account's previous Registration Statement on Form
       S-1, filed April 26, 2000 (File No. 333-22809).

(2) -  Previously filed and incorporated herein by reference to Post-Effective
       Amendment No. 2 to the Account's previous Registration Statement on Form
       S-1 filed April 30, 1996 (File No. 33-92990).

(3) -  Previously filed and incorporated herein by reference to Post-Effective
       Amendment No. 2 to the Account's Registration Statement on Form S-1 filed
       April 29, 2003 (File No. 333-83964).

* -    Filed herewith.

(b) FINANCIAL STATEMENT SCHEDULES

       Schedule III -- Real Estate Owned

       All other Schedules have been omitted because they are not required under the related instructions or are inapplicable.

ITEM 17.  UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

       (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i)    To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

       (ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2)    That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA
FIDE offering thereof.

       (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4)    To provide the full financial statements of TIAA promptly upon written or oral request.

       Following are the full audited financial statements of TIAA.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

             INDEX OF AUDITED STATUTORY - BASIS FINANCIAL STATEMENTS

                                DECEMBER 31, 2003

--------------------------------------------------------------------------------

   Statutory - Basis Financial Statements:

[LOGO]                 REPORT OF MANAGEMENT RESPONSIBILITY

To the Policyholders of
  Teachers Insurance and Annuity
  Association of America:

The accompanying  statutory-basis financial statements of Teachers Insurance and
Annuity  Association of America ("TIAA") are the  responsibility  of management.
They have been  prepared  on the basis of  statutory  accounting  principles,  a comprehensive basis of accounting comprised of accounting  principles prescribed or  permitted  by  the  New  York  State  Insurance  Department.  The  financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting principles.

TIAA has  established  and  maintains a strong  system of internal  controls and disclosure  controls  designed to provide  reasonable  assurance that assets are properly safeguarded, that transactions are properly executed in accordance with management's  authorization,  and to carry out the ongoing  responsibilities  of management for reliable financial statements. In addition, TIAA's internal audit personnel provide a continuing review of the internal controls and operations of
TIAA,  and the  Director  of  Internal  Audit  regularly  reports  to the  Audit
Committee of the TIAA Board of Trustees.

The  independent  audit firm of Ernst & Young LLP has audited  the  accompanying statutory-basis  financial  statements of TIAA. To maintain auditor independence and avoid even the  appearance  of a conflict of  interest,  it  continues to be
TIAA's policy that any management  advisory or consulting  services are obtained from a firm other than the  independent  audit firm. The  independent  auditors'
report expresses an independent opinion on the fairness of presentation of these statutory-basis financial statements.

The  Audit  Committee  of the TIAA  Board of  Trustees,  comprised  entirely  of
independent,   nonmanagement   trustees,   meets   regularly  with   management,
representatives  of Ernst & Young LLP and internal auditing  personnel to review matters  relating to financial  reporting,  internal  controls and auditing.  In addition to the annual independent audit of the TIAA  statutory-basis  financial statements,  the New York State  Insurance  Department and other state insurance departments regularly examine the operations and financial statements of TIAA as part of their periodic corporate examinations.

                                                 Herbert M. Allison, Jr.

                                                /s/ Herbert M. Allison, Jr.
                                               -----------------------------
                                                 Chairman, President and
                                                 Chief Executive Officer

                                                   Elizabeth A. Monrad

                                                /s/ Elizabeth A. Monrad
                                               -----------------------------
                                              Executive Vice President and
                                                 Chief Financial Officer

[LOGO]                    REPORT OF THE AUDIT COMMITTEE

To the Policyholders of
  Teachers Insurance and Annuity
  Association of America:

The Audit Committee  ("Committee")  oversees the financial  reporting process of
Teachers  Insurance  and Annuity  Association  of America  ("TIAA") on behalf of
TIAA's Board of Trustees. The Committee is a standing committee of the Board and operates in accordance  with a formal written charter (copies are available upon request) which describes the Committee's responsibilities.

Management has the primary  responsibility for TIAA's financial statements,  the development  and  maintenance  of a  strong  system  of  internal  controls  and disclosure  controls,  and compliance with applicable laws and  regulations.  In fulfilling its oversight  responsibilities,  the Committee reviewed and approved the audit plans of the internal auditing group and the independent audit firm in connection with their respective audits. The Committee also meets regularly with the internal and independent auditors, both with and without management present, to discuss  the  results of their  examinations,  their  evaluation  of internal controls,  and the overall  quality of financial  reporting.  The  Committee has direct  responsibility  for the  appointment,  compensation and oversight of the independent audit firm. As required by its charter,  the Committee will evaluate rotation of the independent audit firm whenever circumstances warrant, but in no event will the evaluation be later than the tenth year of service.

The Committee  reviewed and discussed the accompanying  audited  statutory-basis financial statements with management,  including a discussion of the quality and appropriateness of the accounting  principles and financial  reporting practices followed,  the  reasonableness  of  significant  judgments,  and the  clarity of disclosures in the statutory-basis financial statements.  The Committee has also discussed the audited  statutory-basis  financial  statements with Ernst & Young
LLP, the independent  audit firm, which is responsible for expressing an opinion on the conformity of these audited  statutory-basis  financial  statements  with statutory accounting principles.

The discussion with Ernst & Young LLP focused on their judgments  concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by TIAA, the clarity of the financial  statements and related disclosures,  and other significant matters,  such as any significant changes in accounting policies,  management judgments and estimates,  and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with
Ernst & Young  LLP the  auditors'  independence  from  management,  and TIAA has received a written disclosure  regarding such  independence,  as required by the
Public Company Accounting Oversight Board.

Based on the  review  and  discussions  referred  to above,  the  Committee  has approved  the  release of the  accompanying  audited  statutory-basis  financial statements for publication and filing with appropriate regulatory authorities.

Rosalie J. Wolf, Audit Committee Chair
Leonard S. Simon, Audit Committee Member
Donald K. Peterson, Audit Committee Member

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees of
  Teachers Insurance and Annuity
  Association of America:

We have  audited the  accompanying  statutory-basis  balance  sheets of Teachers
Insurance and Annuity  Association  of America  ("TIAA") as of December 31, 2003
and 2002, and the related statutory-basis  statements of operations,  changes in capital  and  contingency  reserves,  and cash flows for the three  years  ended
December 31, 2003. These financial  statements are the  responsibility of TIAA's management. Our responsibility is to express an opinion on these statutory-basis financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

As described in Note 2 to the financial statements,  TIAA presents its financial statements in conformity  with  statutory  accounting  principles  prescribed or permitted by the New York State Insurance  Department,  which principles  differ from  accounting  principles  generally  accepted  in  the  United  States.  The variances between such principles and accounting  principles  generally accepted in the United States are described in Note 2. The effects of these  variances on
TIAA's financial statements are not reasonably  determinable but are presumed to be material.

In our opinion,  because of the effects of the matter described in the preceding paragraph,  the  statutory-basis  financial  statements referred to above do not present fairly, in conformity with accounting  principles  generally accepted in the United States, the financial position of TIAA at December 31, 2003 and 2002, or the  results of its  operations  or its cash flows for the three  years ended
December 31, 2003.

However, in our opinion,  the statutory-basis  financial  statements referred to above present fairly, in all material  respects,  the financial position of TIAA at December 31, 2003 and 2002,  and the results of its  operations  and its cash flows for each of the three years ended  December  31, 2003 in  conformity  with accounting  principles  prescribed or permitted by the New York State  Insurance
Department.

As discussed in Note 2 to the financial statements, in 2001 TIAA changed various accounting policies to be in accordance with the revised National Association of
Insurance Commissioners'  Accounting Practices and Procedures Manual, as adopted by the New York State Insurance  Department.  Also as discussed in Note 2 to the financial statements, TIAA began to admit deferred federal income tax  assets in
2002 in accordance with the Statement of Statutory Accounting  Principles Number
10.

/s/ Ernst & Young LLP

April 21, 2004

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                        STATUTORY - BASIS BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)*

                                                                              DECEMBER 31,
                                                                    ---------------------------------
                                                                         2003               2002
                                                                    --------------     --------------
ASSETS
Bonds .........................................................     $  106,054,117     $   96,870,101
Mortgages .....................................................         23,987,966         23,968,793
Real estate ...................................................          5,855,297          5,643,825
Stocks ........................................................          1,357,814          2,184,326
Other long-term investments ...................................          3,910,718          3,843,445
Cash, cash equivalents and short-term investments .............          1,076,403          1,787,873
Investment income due and accrued .............................          1,356,407          1,420,194
Separate account assets .......................................          5,849,058          4,357,873
Deferred federal income tax asset .............................            893,245            836,682
Other assets ..................................................            905,744            917,339
                                                                    --------------     --------------
                                                   TOTAL ASSETS     $  151,246,769     $  141,830,451
                                                                    ==============     ==============

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Policy and contract reserves ..................................     $  124,777,130     $  116,913,443
Dividends declared for the following year .....................          2,337,922          2,460,410
Asset valuation reserve .......................................          2,288,501          2,263,133
Interest maintenance reserve ..................................            610,882            410,580
Separate account liabilities ..................................          5,849,058          4,357,873
Securities lending collateral .................................          2,985,776          3,973,109
Other liabilities .............................................          2,156,038          2,165,212
                                                                    --------------     --------------
                                              TOTAL LIABILITIES        141,005,307        132,543,760
                                                                    --------------     --------------

Capital (2,500 shares of $1,000 par value common stock
   issued and outstanding) and paid-in surplus ................              3,050              3,050
Contingency Reserves:
   For investment losses, annuity and insurance mortality,
     and other risks ..........................................         10,238,412          9,283,641
                                                                    --------------     --------------
                         TOTAL CAPITAL AND CONTINGENCY RESERVES         10,241,462          9,286,691
                                                                    --------------     --------------

            TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES     $  151,246,769     $  141,830,451
                                                                    ==============     ==============

* Except par value of common stock

              See notes to statutory - basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                   STATUTORY - BASIS STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                   ------------------------------------------------------
                                                                        2003                2002                2001
                                                                   --------------      --------------      --------------
INCOME
Insurance and annuity premiums
  and other considerations ...................................     $    5,642,043      $    4,744,038      $    3,878,895
Transfers from CREF, net .....................................            894,344           2,168,251           1,402,316
Annuity dividend additions ...................................          2,847,173           3,244,248           3,059,734

Net investment income ........................................          9,451,905           9,324,726           8,819,579
                                                                   --------------      --------------      --------------

                                                  TOTAL INCOME     $   18,835,465      $   19,481,263      $   17,160,524
                                                                   ==============      ==============      ==============

EXPENSES
Policy and contract benefits .................................     $    3,934,137      $    3,397,246      $    3,065,338
Dividends to policyholders ...................................          4,418,956           4,929,249           4,766,809
Increase in policy and contract reserves .....................          7,848,807           9,495,679           7,463,548
Operating expenses ...........................................            490,522             469,952             412,789
Transfers to separate accounts, net ..........................            839,172             309,186             615,228
Other, net ...................................................            (13,317)             56,633              20,499

                                                TOTAL EXPENSES     $   17,518,277      $   18,657,945      $   16,344,211
                                                                   ==============      ==============      ==============

                     INCOME/(LOSS) BEFORE FEDERAL INCOME TAXES     $    1,317,188      $      823,318      $      816,313

                          FEDERAL INCOME TAX (BENEFIT)/EXPENSE     $       16,715      $      (20,855)     $       26,784

       NET REALIZED CAPITAL (LOSSES) LESS CAPITAL GAINS TAXES,
           AFTER TRANSFERS TO THE INTEREST MAINTENANCE RESERVE           (786,139)         (1,816,327)           (204,291)

                                                                   --------------      --------------      --------------

                                           NET INCOME / (LOSS)     $      514,334      $     (972,154)     $      585,238
                                                                   ==============      ==============      ==============

              See notes to statutory - basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

   STATUTORY - BASIS STATEMENTS OF CHANGES IN CAPITAL AND CONTINGENCY RESERVES
                             (DOLLARS IN THOUSANDS)

                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                                   ----------------------------------------------
                                                                       2003             2002             2001
                                                                   ------------      -----------      -----------
CHANGES IN CAPITAL AND CONTINGENCY RESERVES

Net Income/(Loss) ............................................     $    514,334      $  (972,154)     $   585,238
Net unrealized capital gains/(losses) on investments .........          412,433          350,449         (574,266)
Transfers (to)/from the Asset valuation reserve ..............          (25,368)         356,328          251,073
Change in net deferred federal income tax asset ..............         (348,300)              --               --
Cumulative effect of change in accounting principles:

   Deferred federal income tax asset .........................               --        4,111,351               --

   Other .....................................................               --               --          375,325
Decrease/(increase) in non-admitted assets:

   Deferred federal income tax asset .........................          404,863       (3,274,669)              --

   Other .....................................................           12,165           69,318          (59,749)

Change in contingency reserves as a result of reinsurance ....          (15,356)          62,739               --
Other, net ...................................................               --          (67,754)         (23,943)
                                                                   ------------      -----------      -----------

                NET CHANGE IN CAPITAL AND CONTINGENCY RESERVES          954,771          635,608          553,678

                              CAPITAL AND CONTINGENCY RESERVES
                                          AT BEGINNING OF YEAR        9,286,691        8,651,083        8,097,405
                                                                   ------------      -----------      -----------

                              CAPITAL AND CONTINGENCY RESERVES
                                                AT END OF YEAR     $ 10,241,462      $ 9,286,691      $ 8,651,083
                                                                   ============      ===========      ===========

              See notes to statutory - basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                   STATUTORY - BASIS STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                                   ------------------------------------------------
                                                                       2003              2002              2001
                                                                   ------------      ------------      ------------
CASH PROVIDED
By operating activities:
  Insurance and annuity premiums
     and other considerations ................................     $ 5,629,532       $  4,766,860      $  3,881,155
  Transfers from CREF, net ...................................         894,344          2,168,251         1,402,316
  Annuity dividend additions .................................       2,860,949          3,278,135         3,059,734
  Net investment income ......................................       9,301,083          9,072,530         8,629,197
                                                                   -----------       ------------      ------------
                                                TOTAL RECEIPTS      18,685,908         19,285,776        16,972,402

  Policy and contract benefits ...............................       3,895,031          3,406,551         3,065,118
  Dividends ..................................................       4,541,444          4,895,768         4,599,385
  Operating expenses .........................................         616,180            467,250           414,953
  Federal income tax expense/(benefit) .......................          11,957             (6,556)            4,819
  Transfers to separate accounts, net ........................         841,985            304,993           615,980
  Other, net .................................................       5,139,312            951,559          (248,545)
                                                                   -----------       ------------      ------------
                                           TOTAL DISBURSEMENTS      15,045,909         10,019,565         8,451,710
                                                                   -----------       ------------      ------------
                         CASH PROVIDED BY OPERATING ACTIVITIES       3,639,999          9,266,211         8,520,692
                                                                   -----------       ------------      ------------

By investing activities:
  Sales and redemptions of bonds and stocks ..................      29,137,516         23,992,886        16,188,968
  Sales and repayments of mortgage principal .................       3,403,849          2,137,510         2,941,103
  Sales of real estate .......................................       1,337,963          1,272,931         1,216,527
  Other, net .................................................       5,239,765          3,074,354           632,560
                                                                   -----------       ------------      ------------
                         CASH PROVIDED BY INVESTING ACTIVITIES      39,119,093         30,477,681        20,979,158
                                                                   -----------       ------------      ------------
                                           TOTAL CASH PROVIDED      42,759,092         39,743,892        29,499,850
                                                                   -----------       ------------      ------------
DISBURSEMENTS FOR NEW INVESTMENTS
Investments acquired:
  Bonds and stocks ...........................................      37,392,538         34,510,180        23,415,372
  Mortgages ..................................................       3,513,324          3,503,415         3,920,058
  Real estate ................................................       1,268,351          1,417,058         1,143,375
  Other, net .................................................       1,289,881          1,418,270           705,364
                                                                                     ------------      ------------
                                                                                                       ------------
                       TOTAL DISBURSEMENTS FOR NEW INVESTMENTS      43,464,094         40,848,923        29,184,169
                                                                   -----------       ------------      ------------

                 INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS
                                    AND SHORT-TERM INVESTMENTS        (705,002)        (1,105,031)          315,681

                         CASH, CASH EQUIVALENTS AND SHORT-TERM
                              INVESTMENTS AT BEGINNING OF YEAR       1,787,873          2,892,904         2,577,223
                                                                   -----------       ------------      ------------

                         CASH, CASH EQUIVALENTS AND SHORT-TERM
                                    INVESTMENTS AT END OF YEAR     $ 1,082,871       $  1,787,873      $  2,892,904
                                                                   ===========       ============      ============

              See notes to statutory - basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                 NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

                                DECEMBER 31, 2003

NOTE 1 - ORGANIZATION

Teachers  Insurance and Annuity  Association of America ("TIAA") was established as a legal reserve life insurance  company under the insurance laws of the State of New York in 1918. Its purpose is to aid and strengthen nonprofit  educational
and  research   organizations,   governmental   entities  and  other   nonprofit
institutions by providing  retirement and insurance benefits for their employees and their families and by counseling these  organizations and their employees on benefit plans and other measures of economic  security.  TIAA has authorized and issued 2,500 shares of Class A common stock. All of the outstanding common stock of TIAA is  collectively  held by the  TIAA  Board  of  Overseers,  a  nonprofit corporation created to hold the stock of TIAA. By charter, TIAA operates without profit to its sole shareholder.  As a result, all contingency  reserves are held as special  surplus funds solely to provide  benefits in  furtherance  of TIAA's charter.  Unless approved by the New York State Insurance Department,  dividends to the  shareholder are limited by New York State Insurance Law to the lesser of ten  percent of  surplus  as of the prior year end or the prior  year's net gain from operations, excluding realized gains.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

CHANGES IN ACCOUNTING PRINCIPLES:

TIAA's  statutory-basis  financial statements have been prepared on the basis of statutory  accounting  principles  prescribed or permitted by the New York State
Insurance  Department,  a  comprehensive  basis of accounting  that differs from
accounting   principles  generally  accepted  in  the  United  States  ("GAAP").
Accounting  changes  implemented  to conform to the  provisions  of the National
Association  of  Insurance  Commissioners'  ("NAIC")  Accounting  Practices  and
Procedures  Manual  ("NAIC  SAP"),  as adopted  by the New York State  Insurance
Department,  are reported as changes in accounting  principles.  The  cumulative effect of a change in  accounting  principle  is  reported as an  adjustment  to capital and  contingency  reserves in the period of the change.  The  cumulative effect is the difference between the amount of capital and contingency  reserves at the  effective  date of the change and the amount of capital and  contingency reserves  that  would  have been  reported  at that  date if the new  accounting principles had been applied  retroactively  for all prior periods.  The New York
State Insurance  Department  allowed New York-domiciled  insurance  companies to admit  deferred  federal  income  tax  ("DFIT")  assets  for  purposes  of their statutory-basis  financial  statements for years ending on or after December 31,
2002, in accordance with Statement of Statutory  Accounting  Principles No. 10 -
INCOME TAXES. The effect of the change in accounting  principle for DFIT in 2002 and the initial  adoption of NAIC SAP in 2001 increased  capital and contingency reserves by $836,682 and $375,325, respectively.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

The table  below  provides  a  reconciliation  of TIAA's net  income/(loss)  and contingency  reserves  between NAIC SAP and the annual  statement filed with the
New York State Insurance Department:

                                                      2003             2002
                                                  ------------     ------------

       Net Income/(Loss), New York Basis .......  $    514,334     $   (972,154)

           Additional Reserves for:
               Term Conversions ................           535            6,429
               Deferred and Payout Annuities ...       476,333          614,093
                                                  ------------     ------------

       Net Income / (Loss), NAIC SAP ...........  $    991,202     $   (351,632)
                                                  ============     ============

       Contingency Reserves, New York Basis ....  $ 10,238,412     $  9,283,641

           Additional Reserves for:
               Term Conversions ................         7,279            6,744
               Deferred and Payout Annuities ...     1,712,871        1,236,537
                                                  ------------     ------------

       Contingency Reserves, NAIC SAP ..........  $ 11,958,562     $ 10,526,922
                                                  ============     ============

Subsequent  to the filing of its 2002 New York SAP  financial  statements,  TIAA made  certain  revisions,  primarily  relating  to the  estimates  of other than temporary impairments for invested assets.  Reconciliations of TIAA's net income and contingency  reserves between the New York SAP as originally filed and these
Audited Financial Statements are shown below:

                                                                                      Contingency
                                                                    Net Loss            Reserves
                                                                  -------------      --------------
New York SAP - as filed ......................................    $    (136,821)     $    9,668,539

Adjustments to Invested Asset Valuations .....................         (334,898)           (334,898)

Reclassification - Unrealized to Realized Capital Losses .....         (450,435)                 --

Adjustments to Policy Reserves and Other Liabilities .........          (50,000)            (50,000)
                                                                  -------------      --------------

Audited Financial Statements .................................    $    (972,154)     $    9,283,641
                                                                  =============      ==============

ACCOUNTING POLICIES:

The  preparation  of  TIAA's   statutory-basis   financial  statements  requires
management to make estimates and assumptions that affect the reported amounts of assets,  liabilities,  revenue and  expenses.  Actual  results could differ from those  estimates.  The  following  is a summary  of the  significant  accounting policies followed by TIAA:

INVESTMENTS: Generally, investment transactions are accounted for as of the date the investments are purchased or sold (trade date).  Realized  capital gains and
losses  on  investment   transactions  are  accounted  for  under  the  specific
identification  method.  A  realized  loss is  recorded  when an  impairment  is considered  to be  other  than  emporary.  An  impairment  in an  investment  is considered to have occurred if an event or change in circumstance indicates that the  carrying  value of the  asset  may not be  recoverable  or the  receipt  of contractual  payments of principal  and  interest may not occur when  scheduled.
When an impairment  has been  determined  to have  occurred,  the  investment is valued at fair value except for loan-backed and structured securities, which are carried at an amount equal to the sum of their undiscounted expected future cash flows.  Management  considers all  available  evidence to evaluate the potential impairment of its  investments.  Unless evidence exists  indicating a decline in the fair value of an investment  below carrying value is temporary,  a writedown is recognized as a realized loss.

                                       10

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

VALUATION OF INVESTMENTS:

SHORT-TERM INVESTMENTS:  Short-term investments (debt securities with maturities of one year or less at the time of  acquisition)  not in  default  are stated at
amortized  cost.  The  interest   method  is  used  for  amortizing   short-term
investments.  Short-term  investments  in  default  are  stated  at the lower of amortized cost or fair value.  Cash and cash equivalents  includes cash on hand, amounts due from banks,  and short term highly liquid  investments with original maturity of three months or less.

BONDS:  Bonds not  backed by loans and not in default  are  stated at  amortized cost. The interest  method is used for  amortizing  bonds that are not backed by loans.  Bonds not backed by loans that are in default are valued at the lower of amortized cost or fair value. For an other-than-temporary  impairment,  the cost basis of the bond is written  down to its fair value and the amount of the write down is recognized as a realized loss.

LOAN-BACKED  BONDS AND STRUCTURED  SECURITIES:  Loan-backed bonds and structured securities not in default are stated at amortized cost. The prospective approach is  used in  determining  the  carrying  amount  of  interest  only  securities, securities for which an  other-than-temporary  impairment has been recognized or securities  whose  expected  future cash flows are lower than the expected  cash flows estimated at the time of acquisition.  The retrospective  approach is used to  determine  the  carrying  amount of all  other  loan-backed  and  structured securities.  Estimated future cash flows and expected repayment periods are used
in  calculating   amortization   for  loan-backed  and  structured   securities.
Loan-backed  and  structured  securities  in default  are valued at the lower of amortized cost or undiscounted estimated future cash flows.

COMMON STOCK: Unaffiliated common stocks are stated at fair value.

PREFERRED STOCK:  Preferred stocks in NAIC designations 1, 2 and 3 are stated at amortized cost.  Preferred stocks in NAIC designations 4, 5 and 6 are carried at the lower of amortized cost or fair value.

MORTGAGES:  Mortgages are stated at amortized  cost except that  purchase  money mortgages  are  stated  at the lower of  amortized  cost or  ninety  percent  of appraised  value.  A  realized  loss is  recognized  on  impaired  loans  when a probability  exists that the receipt of  contractual  payments of principal  and interest may not occur when scheduled.

REAL  ESTATE:  Real  estate  held for the  production  of income is  carried  at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value,  less  encumbrances and estimated costs to sell. TIAA utilizes the straight-line  method of depreciation on real estate.
Depreciation is generally computed over a forty year period.

WHOLLY-OWNED SUBSIDIARIES, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES:
Investments  in  wholly-owned  subsidiaries,  limited  partnerships  and limited liability  companies are stated at TIAA's  equity in the net admitted  assets of the underlying entities.

POLICY LOANS AND SEPARATE ACCOUNT ASSETS: Policy loans are stated at outstanding principal amounts. Separate account assets are stated at fair value.

SEED MONEY  INVESTMENTS:  Seed money  investments in the TIAA-CREF Mutual Funds,
TIAA-CREF  Institutional  Mutual  Funds  and  TIAA-CREF  Life  Funds,  which are included in Other Assets in the accompanying  balance sheets, are stated at fair value.

SECURITIES  LENDING:  TIAA has a  securities  lending  program  whereby it loans securities to qualified  brokers in exchange for cash  collateral,  generally at least equal to 102% of the fair value of the securities loaned.  When securities are loaned,  TIAA receives  additional income on the collateral and continues to receive  income  on the  securities  loaned.  TIAA may bear the risk of delay in recovery of, or loss of rights in, the  securities  loaned  should a borrower of securities  fail to  return  the  securities  in a  timely  manner.  In order to minimize this risk, TIAA monitors the credit quality of its counterparties.

                                       11

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

FOREIGN  CURRENCY  TRANSACTIONS  AND  TRANSLATION:  Investments  denominated  in foreign  currencies and foreign currency  contracts are valued in U.S.  dollars, based on exchange  rates at the end of the period.  Investment  transactions  in foreign  currencies  are  recorded  at  the  exchange  rates  prevailing  on the respective  transaction  dates. All other asset and liability  accounts that are denominated in foreign  currencies are adjusted to reflect exchange rates at the end of the  period.  Realized  and  unrealized  gains and  losses due to foreign exchange transactions and translation  adjustments,  are not separately reported but are  collectively  included in realized  and  unrealized  capital  gains and losses, respectively.

DERIVATIVE INSTRUMENTS:  TIAA has filed a Derivatives Use Plan with the New York
State  Insurance   Department.   This  plan  details  TIAA's  derivative  policy
objectives,  strategies  and  controls  and any  restrictions  placed on various derivative  types.  The plan also specifies the procedures and systems that TIAA has established to evaluate,  monitor and report on the derivative  portfolio in terms of valuation,  effectiveness  and counterparty  credit quality.  TIAA uses derivative  instruments for hedging,  income  generation,  and asset replication purposes.  TIAA enters into  derivatives  directly with  counterparties  of high credit  quality  (i.e.,  rated AA or  better at the date of a  transaction)  and monitors  counterparty  credit quality on an ongoing basis.  TIAA's counterparty credit  risk is  limited  to the  net  positive  fair  value  of its  derivative positions, unless otherwise described below.

       FOREIGN  CURRENCY SWAP CONTRACTS:  TIAA enters into foreign currency swap contracts to exchange fixed and variable  amounts of foreign  currency at specified future dates and at specified rates (in U.S.  dollars) to hedge against currency risks on investments  denominated in foreign currencies.
       Foreign  currency swap  contracts are  designated as cashflow  hedges and changes  in the  value  of the  contracts  related  to  foreign  currency exchange  rates are  recognized  at the end of the  period as  unrealized gains or losses.  Foreign currency swap contracts incorporate a series of swap  transactions,  which  result in the  exchange  of TIAA's  fixed and variable  foreign  currency cash flows into fixed amounts of U.S.  dollar cash flows.

       FOREIGN  CURRENCY  FORWARD  CONTRACTS:  TIAA enters into foreign currency forward  contracts  to  exchange  fixed  amounts of foreign  currency  at specified future dates and at specified rates (in U.S.  dollars) to hedge against currency risks on investments  denominated in foreign currencies.
       Foreign currency forward contracts are designated as cashflow  hedges and changes  in the  value  of the  contracts  related  to  foreign  currency exchange  rates are  recognized  at the end of the  period as  unrealized gains or losses.  A forward  contract  incorporates  a swap  transaction, which  exchanges  TIAA's fixed  foreign  currency cash flows into a fixed amount of U.S.  dollar cash flows at a future  date.  A foreign  exchange premium/(discount) is recorded at the time a contract is opened, based on the difference  between the forward exchange rate and the spot rate. TIAA amortizes the foreign exchange  premium/(discount) into investment income over the life of the forward  contract or at the settlement  date, if the forward contract is less than a year.

       INTEREST  RATE  SWAP  CONTRACTS:  TIAA  enters  into  interest  rate swap contracts to hedge  against the effect of interest rate  fluctuations  on certain variable  interest rate bonds.  These contracts are designated as cashflow  hedges and allow TIAA to lock in a fixed  interest  rate and to transfer  the risk of higher or lower  interest  rates.  TIAA also enters into interest  rate swap  contracts to exchange the cash flows on certain fixed interest rate bonds into variable  interest rate cash flows.  These contracts qualify as fair value hedges and are entered into in connection with certain interest sensitive products. Generally, no cash is exchanged at the  outset of the  contract  and no  principal  payments  are made by either  party.  These  transactions  are entered into  pursuant to master agreements  that  provide  for a  single  net  payment  to be made by one counterparty  at each due date.  Net  payments  received and net payments made under  interest rate swap  contracts are included in net  investment income.

                                       12

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

       SWAP OPTIONS:  TIAA writes  (sells) swap options on selected  bonds as an income  generation tool. The income generated by the sale of swap options is used to purchase  interest rate cap  contracts.  Swap options give the holder the right, but not the obligation,  to enter into an interest rate swap  contract  with TIAA where TIAA would pay a fixed  interest rate and would receive a variable  interest rate on a specified  notional  amount.
       When a swap  option is  written,  the  premium  received is recorded as a liability.  Because the swap  options  written by TIAA expire  within one year of their  inception  date,  the premium is  recognized as investment income at the earlier of the exercise date or the  expiration of the swap option. TIAA has no counterparty credit risk associated with swap options written unless the option is exercised and an interest rate swap contract is subsequently created.

       INTEREST RATE CAP CONTRACTS:  TIAA purchases  interest rate cap contracts to hedge against the risk of a rising  interest rate  environment as part of TIAA's asset and  liability  management  program for certain  interest sensitive  products.  Under the terms of the interest rate cap contracts, the selling entity makes payments to TIAA on a specified  notional amount if an agreed-upon  index exceeds a  predetermined  strike rate.  Interest rate cap contracts  are carried at fair value.  Payments  received  under interest rate cap contracts are included in net investment income.

       CREDIT  DEFAULT  SWAP  CONTRACTS:  As part  of a  strategy  to  replicate
       investment   grade  corporate  bonds  in  conjunction  with  US  Treasury securities, TIAA writes (sells) credit default swaps to earn a premium by essentially issuing  "insurance" to the buyer of default protection.  The carrying value of credit default swaps represents the unamortized premium received for selling the default  protection,  which premium is amortized into investment  income over the life of the swap. Under the terms of the credit default swap contracts, TIAA synthetically assumes the credit risk of a referenced  asset and has the  obligation  to reimburse  the default protection  buyer for the loss in  market  value if the  reference  asset
       defaults,   declares  bankruptcy  or  experiences  some  other  specified negative  credit  event.  TIAA has no  counterparty  credit risk with the buyer.  TIAA  also  purchases  credit  default  swaps  to  hedge  against unexpected credit events on selective  investments in the TIAA portfolio.
       These swap contracts qualify as fair value hedges and the premium payment to the counterparty is expensed.

NON-ADMITTED  ASSETS:  Certain investment balances and corresponding  investment income due and accrued are  designated  as  non-admitted  assets by the New York
State  Insurance  Department,  based  on  delinquencies,   defaults,  and  other
statutory  criteria,  and cannot be included in life insurance  company  balance
sheets   filed   with   the  New   York   State   Insurance   Department.   Such
investment-related non-admitted assets totaled $100,566 and $155,310 at December
31, 2003 and 2002, respectively.  Income on bonds in default is not accrued and, therefore,  is not included in the non-admitted totals.  Certain  non-investment assets, such as the DFIT asset,  furniture and fixtures and various receivables, are also designated as non-admitted assets. The non-admitted portion of the DFIT asset was $2,869,806 and $3,274,669 at December 31, 2003 and 2002, respectively.
The other  non-admitted  assets  were  $242,661  and  $156,830 at 2003 and 2002, respectively.  Changes  in such  non-admitted  assets are  charged  or  credited directly to contingency reserves.

FURNITURE AND EQUIPMENT:  Electronic data processing equipment and software that qualify for capitalization are depreciated using the straight-line method over 3 years.  Office alterations and furniture are depreciated using the straight-line method over 10 years. Office equipment is depreciated over 5 years and telephone equipment over 7 years, using the straight-line  method.  Depreciation  expenses charged to  operations  in 2003 and 2002 were $29,258 and $18,521,  respectively and included approximately $8,700 of accelerated depreciation on electronic data processing equipment in 2003. TIAA also adopted higher capitalization thresholds for furniture and equipment in 2003.

POLICY  AND  CONTRACT  RESERVES:  TIAA  offers a range of group  and  individual retirement  annuities and individual life and other insurance  products.  Policy and  contract  reserves for such  products are  determined  in  accordance  with standard  valuation methods approved by the New York State Insurance  Department and are computed in accordance with standard  actuarial  formulae.  The reserves established  utilize  assumptions  for interest (at rates  ranging from 1.50% to
6.80% and averaging  approximately 3%), mortality and other risks insured.  Such
reserves  establish  a  sufficient   provision  for  all  contractual   benefits
guaranteed under policy and contract provisions.

                                       13

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

DIVIDENDS  DECLARED FOR THE FOLLOWING YEAR:  Dividends on insurance policies and pension annuity contracts in the payout phase are generally declared by the TIAA
Board of Trustees  ("Board") in November of each year,  and such  dividends  are credited to policyholders in the following  calendar year.  Dividends on pension annuity contracts in the accumulation  phase are generally declared by the Board in February of each year, and such dividends on the various existing vintages of
pension   annuity   contracts  in  the   accumulation   phase  are  credited  to
policyholders during the ensuing twelve month period beginning March 1.

ASSET VALUATION RESERVE:  The Asset Valuation Reserve ("AVR"),  which covers all invested  asset  classes,  is a  reserve  required  by NAIC SAP to  provide  for potential  future credit and equity  losses.  Reserve  components of the AVR are maintained for bonds, stocks,  mortgages,  real estate and other invested assets and  derivatives.  Realized and  unrealized  credit and equity capital gains and losses,  net of capital  gains  taxes,  are  credited to or charged  against the related  components  of the  AVR.  Statutory  formulae  determine  the  required reserves  primarily  based on factors  applied to asset  classes,  and insurance companies may also establish additional reserves for any component; however, the ultimate balance cannot exceed the statutory maximum reserve for that component.
In 2002, an additional  reserve was  established  in the amount of $276,291.  No voluntary contributions were made in 2003.  Contributions and adjustments to the
AVR are reported as transfers to or from contingency reserves.

INTEREST  MAINTENANCE  RESERVE:  The Interest  Maintenance  Reserve ("IMR") is a
reserve required by NAIC SAP which accumulates  realized  interest  rate-related capital  gains and losses on sales of debt  securities  and mortgage  loans,  as defined by NAIC SAP. Such capital gains and losses are amortized out of the IMR, under the grouped  method of  amortization,  as an adjustment to net  investment income over the remaining lives of the assets sold.

ACCOUNTING  PRINCIPLES  GENERALLY  ACCEPTED IN THE UNITED STATES:  The Financial
Accounting  Standards Board ("FASB") requires that financial statements that are intended  to be in  conformity  with GAAP  follow all  applicable  authoritative
accounting  pronouncements.   As  a  result,  TIAA  cannot  refer  to  financial
statements  prepared  in  accordance  with NAIC SAP as having  been  prepared in accordance  with GAAP.  The  differences  between GAAP and NAIC SAP would have a material effect on TIAA's financial  statements and the primary  differences can be summarized as follows:

Under GAAP:

   o   The formula-based AVR is eliminated as a reserve;

   o   The IMR is  eliminated  and  realized  gains and  losses  resulting  from interest  rate  fluctuations  are  reported as a component  of net income rather than being  accumulated in and  subsequently  amortized out of the
       IMR;

   o   Dividends on insurance  policies and annuity contracts are accrued as the related earnings emerge from operations  rather than being accrued in the year when they are declared;

   o   The "non-admitted" asset designation is not utilized;

   o   Policy acquisition costs are deferred and amortized over the lives of the policies  issued  rather than being  charged to  operations  as incurred.
       Policy  and  contract   reserves  are  based  on  estimates  of  expected
       mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements;

   o   Investments  in  wholly-owned  subsidiaries,  other  entities  under  the control  of the  parent,  and  certain  variable  interest  entities  are consolidated  in the  parent's  financial  statements  rather  than being carried at the parent's equity in the net assets of the subsidiaries;

   o   Long-term  bond  investments  considered to be  "available  for sale" are carried at fair value rather than at amortized cost;

   o   State taxes are included in the computation of deferred taxes, a deferred tax  asset is  recorded  for the  amount  of gross  deferred  tax  assets expected to be realized in future  years,  and a valuation  allowance  is established  for  deferred tax assets not  realizable,  rather than being limited by quantitative limitations;

   o   For purposes of calculating  postretirement  benefit obligations,  active participants  not currently  vested would also be included in determining the liability;

   o   Derivatives  are  generally  valued  at  fair  value  rather  than  being accounted for in a manner consistent with the hedged item;

   o   Loan-backed  and  structured  securities  that are  determined to have an other-than-temporary impairment are written down to fair value and not to the sum of undiscounted estimated future cash flows.

                                       14

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONCLUDED)

Management  believes that the effects of these differences  would  significantly increase TIAA's total contingency reserves under GAAP as of December 31, 2003.

RECLASSIFICATIONS:  Certain  amounts in the 2002 and 2001  financial  statements have been reclassified to conform with the 2003 presentation.

NOTE 3 - INVESTMENTS

The  disclosures  below provide  information  grouped within the following asset categories:  A) bonds,  preferred  stocks and common  stocks;  B) mortgage  loan investments;  C) real estate  investments;  and D) investment  subsidiaries  and affiliates.

A.     BONDS, PREFERRED STOCKS, AND COMMON STOCKS:

The statutory  carrying values and estimated fair values,  and unrealized  gains and losses of long-term bonds,  preferred stocks,  and common stocks at December
31, 2003 and 2002, are shown below:

                                                                  GROSS            GROSS
                                                AMORTIZED       UNREALIZED       UNREALIZED        ESTIMATED
                                                   COST           GAINS            LOSSES          FAIR VALUE
                                              ------------     ------------     ------------      ------------
       DECEMBER 31, 2003
       U.S. Government ..................     $  2,086,153     $     54,121     $    (59,787)     $  2,080,487
       All Other Governments ............          885,568           88,294           (1,576)          972,286
       States, Territories & Possessions           966,942          168,938          (11,101)        1,124,779
       Political Subdivisions of States,
         Territories & Possessions ......           18,292            4,174               --            22,466
       Special Rev. & Special Assessment,
         Non-guaranteed Agencies & Govt .       21,156,415          869,013         (284,346)       21,741,082
       Public Utilities .................        4,663,739          410,987          (40,782)        5,033,944
       Industrial & Miscellaneous .......       76,277,008        4,979,430         (893,768)       80,362,670
                                              ------------     ------------     ------------      ------------
          Total Bonds ...................      106,054,117        6,574,957       (1,291,360)      111,337,714
       Preferred Stocks .................          928,302           61,717           (5,043)          984,976
       Common Stocks ....................          373,540           87,790          (28,270)          433,060
                                              ------------     ------------     ------------      ------------
       Total ............................     $107,355,959     $  6,724,464     $ (1,324,673)     $112,755,750
                                              ============     ============     ============      ============

       DECEMBER 31, 2002
       U.S. Government ..................     $  1,784,970     $     80,198     $     (5,886)     $  1,859,282
       All Other Governments ............          626,243           55,509           (5,556)          676,196
       States, Territories & Possessions           928,921          211,385               (5)        1,140,301
       Political Subdivisions of States,
         Territories & Possessions ......           18,266            4,474               --            22,740
       Special Rev. & Special Assessment,
         Non-guaranteed Agencies & Govt .       15,081,937        1,309,246          (37,720)       16,353,463
       Public Utilities .................        5,611,179          328,898         (136,197)        5,803,880
       Industrial & Miscellaneous .......       72,818,585        4,665,981       (1,358,404)       76,126,162
                                              ------------     ------------     ------------      ------------
          Total Bonds ...................       96,870,101        6,655,691       (1,543,768)      101,982,024
       Preferred Stocks .................        1,044,559           21,648          (22,763)        1,043,444
       Common Stocks ....................        1,216,770           34,601          (92,457)        1,158,914
                                              ------------     ------------     ------------      ------------
       Total ............................     $ 99,131,430     $  6,711,940     $ (1,658,988)     $104,184,382
                                              ============     ============     ============      ============

                                       15

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 3 - INVESTMENTS - (CONTINUED)

IMPAIRMENT REVIEW PROCESS

All   securities    are   subjected   to   TIAA's   process   for    identifying
other-than-temporary   impairments.   The  impairment   identification   process
utilizes,  but is not limited to, a screening  process based on declines in fair value of more than 20% over a six-month period. TIAA writes down securities that it deems to have an other-than-temporary  impairment to fair value in the period the securities  are deemed to be impaired,  based on  management's  case-by-case evaluation of the decline in fair value and  prospects for recovery.  Management considers  a wide  range  of  factors  in  the  impairment  evaluation  process, including,  but not limited to, the  following:  (a) the extent to which and the length of time the fair value has been below  amortized  cost; (b) the financial condition  and  near-term  prospects  of the  issuer;  (c) whether the debtor is current on  contractually  obligated  interest and principal  payments;  (d) the intent  and  ability  of TIAA to  retain  the  investment  for a period  of time sufficient to allow for any anticipated recovery in fair value or repayment; (e)
information obtained from regulators and rating agencies;  (f) the potential for impairments in an entire  industry  sector or sub-sector;  and (g) the potential for impairments in certain economically-depressed geographic locations. Where an impairment  is  considered  to  be  other  than  temporary,  TIAA  recognizes  a write-down  as an  investment  loss and adjusts  the cost basis of the  security accordingly.  TIAA  does not  change  the  revised  cost  basis  for  subsequent recoveries  in value.  Once an impairment  write-down  has been  recorded,  TIAA continues  to review the  impaired  security  for  appropriate  valuation  on an ongoing basis.

UNREALIZED LOSSES ON BONDS, PREFERRED STOCKS AND COMMON STOCKS

In 2003, the Emerging Issues Task Force released U.S. GAAP guidance (EITF 03-01)
requiring  disclosure of gross  unrealized  losses and estimated fair values for securities,  excluding  structured  securities  rated below AA-,  by  investment category  and by the  length of time that  individual  securities  had been in a continuous unrealized loss position. These disclosures for TIAA are shown in the tables below:

                                                           GROSS      ESTIMATED
DECEMBER 31, 2003                           AMORTIZED   UNREALIZED      FAIR
                                              COST         LOSS         VALUE
                                          -----------   ---------    -----------
LESS THAN TWELVE MONTHS:
U.S. Government ........................  $   577,402   $ (45,884)   $   531,518
All Other Governments ..................       56,929      (1,576)        55,353
States, Territories & Possessions ......      140,105     (11,100)       129,005
Special Rev. & Special Assessment,
  Non-Guaranteed Agency & Gov't ........      400,647     (46,941)       353,706
Public Utilities .......................      713,708     (40,782)       672,926
Industrial & Miscellaneous .............    7,587,549    (389,502)     7,198,047
Structured Securities rated above A+ ...   12,592,692    (387,852)    12,204,840
                                          -----------   ---------    -----------
    Total Bonds ........................   22,069,032    (923,637)    21,145,395
Preferred Stock ........................       98,061      (5,031)        93,030
Common Stock ...........................      151,803     (28,270)       123,533
                                          -----------   ---------    -----------
    Total less than twelve months ......  $22,318,896   $(956,938)   $21,361,958
                                          -----------   ---------    -----------

                                       16

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 3 - INVESTMENTS - (CONTINUED)

                                                                            GROSS           ESTIMATED
                                                         AMORTIZED       UNREALIZED           MARKET
                                                           COST             LOSS              VALUE
                                                       ------------     ------------      ------------
TWELVE MONTHS OR MORE:
Industrial & Miscellaneous .........................   $    144,177     $    (11,956)     $    132,221
Structured Securities rated above A+ ...............        277,128          (31,529)          245,599
                                                       ------------     ------------      ------------
    Total Bonds ....................................        421,305          (43,485)          377,820
Preferred Stock ....................................          2,761              (12)            2,749
                                                       ------------     ------------      ------------
    Total twelve months or more ....................        424,066          (43,497)          380,569
                                                       ------------     ------------      ------------
    Total ..........................................     22,742,962       (1,000,435)       21,742,527
Structured securities rated below AA- ..............      2,927,853         (324,238)        2,603,615
                                                       ------------     ------------      ------------
    Total - All bonds, preferred & common stocks ...   $ 25,670,815     $ (1,324,673)     $ 24,346,142
                                                       ============     ============      ============

Securities  where the estimated fair value declined and remained below amortized
cost  for  less  than  twelve   months  was   comprised  of  1,162   securities.
Non-investment grade securities represented 7% of the $21,361,958 fair value and
12% of the $956,938 unrealized loss for those securities at December 31,2003.

The category of securities  where the estimated fair value declined and remained below amortized cost for twelve months or greater was comprised of 30 securities and were concentrated in asset-backed securities (66%), retail & wholesale trade
(12%),  manufacturing  (10%), other securities (12%). The preceding  percentages were  calculated as a percentage of the gross  unrealized  loss.  Non-investment grade  securities  represented  24% of the  $380,569  fair  value and 23% of the
$43,497 gross unrealized loss for those securities. TIAA held 9 securities where each had a gross  unrealized  loss greater than $1 million at December 31, 2003.
Two of  these  securities  represented  100%  of the  gross  unrealized  loss on securities  where the estimated fair value declined and remained below amortized cost by 20% or more for twelve months or greater. TIAA analyzed these securities as of December 31, 2003 to determine  whether the declines in value  represented other-than-temporary  impairments.  Both  of the  securities  were  asset-backed securities and the estimated  future cash flows  supported the carrying value of each security.  TIAA believes that the estimated fair values of these securities were  temporarily  depressed as a result of  unusually  strong  negative  market reaction to this sector.

SCHEDULED MATURITIES FOR BONDS

The  statutory  carrying  values and  estimated  fair values of  long-term  bond investments at December 31, 2003, by contractual maturity, are shown below:

                                                     CARRYING        ESTIMATED
                                                      VALUE          FAIR VALUE
                                                   ------------     ------------

       Due in one year or less ..................  $  2,037,540     $  2,101,218
       Due after one year through five years ....     9,650,333       10,388,328
       Due after five years through ten years ...    19,166,501       20,711,749
       Due after ten years ......................    24,029,920       25,629,576
                                                   ------------     ------------
            Subtotal ............................    54,884,294       58,830,871
       Residential mortgage-backed securities ...    26,408,922       27,058,237
       Asset-backed securities ..................    11,284,350       11,196,247
       Commercial mortgage-backed securities ....    13,476,551       14,252,359
                                                   ------------     ------------
            Total ...............................  $106,054,117     $111,337,714
                                                   ============     ============

                                       17

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 3 - INVESTMENTS - (CONTINUED)

Bonds not due at a single  maturity  date have been  included  in the  preceding table based on the year of final  maturity.  Actual  maturities  may differ from
contractual   maturities   because  borrowers  may  have  the  right  to  prepay
obligations, although prepayment premiums may be applicable.

Included in the preceding  table are long-term  bonds in or near default with an original  par amount of  $2,511,943  that have been  written down to a statutory carrying  value of  $846,523.  The bonds are  categorized  based on  contractual maturity as follows: $14,613 due in one year or less, $99,458 due after one year through five years,  $119,453 due after five years  through ten years,  $144,597 due after ten years, $4,265 of residential mortgage-backed securities,  $460,900 of asset-backed securities and $3,237 of commercial mortgage-backed securities.

BOND CREDIT QUALITY AND DIVERSIFICATION

At December 31, 2003 and 2002, 91.6% and 89.8%,  respectively,  of the long-term bond portfolio was comprised of investment grade securities. The carrying values of long-term bond  investments were  diversified by industry  classification  at
December 31st as follows:

                                                      2003        2002
                                                     ------      ------

       Residential mortgage-backed securities .....    24.9%       25.1%
       Commercial mortgage-backed securities ......    12.7        10.6
       Manufacturing ..............................    11.4        11.8
       Finance and financial services .............    11.0        10.1
       Asset-backed securities ....................    10.6        12.2
       Public utilities ...........................     5.9         6.8
       Communications .............................     4.8         4.8
       Oil and gas ................................     3.7         3.6
       Government .................................     3.5         2.7
       Retail and wholesale trade .................     2.6         2.9
       Real estate investment trusts ..............     1.8         2.3
       Other ......................................     7.1         7.1
                                                     ------      ------
       Total ......................................   100.0%      100.0%
                                                     ======      ======

BOND AND EQUITY FUNDING COMMITMENTS / OTHER DISCLOSURES

At December 31, 2003,  outstanding  forward commitments to fund future long-term bond investments were $188,646.  Of this, $152,070 is scheduled for disbursement in 2004,  $34,535  in 2005  and  $2,041  in later  years.  The  funding  of bond commitments is contingent upon the continued favorable financial  performance of the potential borrowers.  At December 31, 2003,  outstanding forward commitments for future equity investments were $1,861,928.  Of this, $1,017,380 is scheduled for disbursement in 2004, $281,516 in 2005 and $563,032 in later years.

During 2003 and 2002, TIAA acquired bonds and stocks through  restructurings and other non-cash transactions aggregating $2,313,755 and $1,635,737, respectively.
Debt   securities   of  $6,661  and  $6,373  at  December  31,  2003  and  2002,
respectively,  were on deposit with  governmental  authorities  or trustees,  as required by law.

                                       18

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 3 - INVESTMENTS - (CONTINUED)

The carrying values and estimated fair values of debt securities loaned, and the associated cash collateral received were as follows:

                               CARRYING VALUE     FAIR VALUE     CASH COLLATERAL
                               --------------     ----------     ---------------

December 31, 2003 ...........    $2,729,251       $2,833,478       $2,985,776
December 31, 2002 ...........    $3,563,954       $3,846,254       $3,973,109

B.     MORTGAGE LOAN INVESTMENTS:

TIAA makes mortgage loans that are principally collateralized by commercial real estate.  The maximum  percentage of any one loan to the value of the security at the time of the loan,  exclusive  of insured or  guaranteed  or  purchase  money mortgages,  was 80% for  commercial  loans.  The  coupon  rates  for  commercial mortgage  loans and mezzanine  loans  acquired  during 2003 ranged from 2.97% to
9.20% and from 5.58% to 9.78%, respectively.

MORTGAGE LOAN IMPAIRMENT REVIEW PROCESS

TIAA monitors the effects of current and expected  market  conditions  and other factors on the  collectibility  of mortgage  loans to identify  and quantify any impairment in value. Any impairment is classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans with impaired values at December 31, 2003 and 2002 have been  written  down to net  realizable values,  as  shown  in  the  table  below.  For  impaired  mortgages  where  the impairments were deemed to be temporary, an allowance for credit losses has been established, as indicated below:

                                                                                    2003           2002
                                                                                -----------      ---------
      Recorded investment in impaired mortgages, with temporary
      allowances for credit losses ..........................................   $   599,836      $ 399,852
        Related temporary allowances for credit losses ......................      (132,393)      (116,737)
      Recorded investment in impaired mortgage loans, net
      of other-than-temporary impairment losses recognized ..................     1,015,637         45,998
        Related write-downs for other-than-temporary impairments ............      (132,754)       (90,329)
      Average recorded investments in impaired loans ........................       980,612        751,027
      Interest income recognized on impaired mortgages during the period ....        55,917         30,632
      Interest income recognized on a cash basis during the period ..........        74,052         31,509

The activity  affecting the allowance for credit losses on mortgage loans during
2003 and 2002 was as follows:

                                                                                    2003           2002
                                                                                -----------      ---------
   Balance at the beginning of the year .....................................   $   116,737      $ 145,974
   Provisions for losses charged against surplus ............................        93,394         38,452
   Write-downs for other-than-temporary impaired assets charged
   against the allowance ....................................................       (30,639)       (67,026)
   Recoveries of amounts previously charged off .............................       (47,099)          (663)
                                                                                -----------      ---------
   Balance at the end of the year ...........................................   $   132,393      $ 116,737
                                                                                ===========      =========

                                       19

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 3 - INVESTMENTS - (CONTINUED)

At December 31, 2003 and 2002, the aggregate  carrying  values of mortgages with restructured or modified terms were $104,414 and $347,955, respectively. For the years ended December 31, 2003,  2002 and 2001,  the investment  income earned on such mortgages was $6,415, $26,281 and $29,838,  respectively,  which would have been  approximately  $10,199,  $36,560 and  $38,158,  respectively,  if they had performed in accordance with their original terms. When  restructuring  mortgage
loans,  TIAA  generally  requires  participation  features,   yield  maintenance
stipulations,  and/or the  establishment  of  property-specific  escrow accounts funded by the borrowers.

TIAA  accrues  interest  income  on  impaired  loans to the  extent it is deemed collectible.  Due and  accrued  income on any  mortgage in default for more than eighteen  months is  non-admitted.  At December 31, 2003 and 2002,  the carrying values of mortgages  held with interest  more than 180 days past due,  excluding accrued interest, were $32,785 and $69,550, respectively.  Total interest due on mortgages  with  interest  more than 180 days past due was  $6,058  and  $6,241, respectively.  During 2003,  TIAA reduced the interest rate on a $45,000 loan by
4.5%.

MORTGAGE LOAN DIVERSIFICATION

At December 31, 2003 and 2002, the carrying values of mortgage loan  investments were diversified by property type and geographic region as follows:

                                                   2003         2002
                                                  ------       ------
          PROPERTY TYPE
          Office buildings .....................    42.5%        42.4%
          Shopping centers .....................    27.2         25.8
          Industrial buildings .................    11.4         10.8
          Mixed-use projects ...................     7.5          7.7
          Apartments ...........................     6.0          6.8
          Hotel ................................     3.9          4.9
          Other ................................     1.5          1.6
                                                  ------       ------
          Total ................................   100.0%       100.0%
                                                  ======       ======

                                                   2003         2002
                                                  ------       ------
          GEOGRAPHIC REGION
          Pacific ..............................    25.2%        25.7%
          South Atlantic .......................    22.6         21.9
          North Central ........................    17.5         17.8
          Middle Atlantic ......................    11.2         10.9
          South Central ........................     9.0          9.1
          Mountain .............................     6.8          7.3
          New England ..........................     6.7          6.6
          Other ................................     1.0          0.7
                                                  ------       ------
          Total ................................   100.0%       100.0%
                                                  ======       ======

At December  31, 2003 and 2002,  approximately  18.8% and 19.2% of the  mortgage portfolio,  respectively,  was  invested in  California  and was included in the
Pacific region shown above.

                                       20

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 3 - INVESTMENTS - (CONTINUED)

SCHEDULED MORTGAGE LOAN MATURITIES

At December 31, 2003, the contractual maturity schedule of mortgage loans is shown below:

                                                            CARRYING VALUE
                                                            --------------
          Due in one year or less ........................   $    809,803
          Due after one year through five years ..........      9,315,097
          Due after five years through ten years .........     11,853,829
          Due after ten years ............................      2,009,237
                                                             ------------
          Total ..........................................   $ 23,987,966
                                                             ============

Actual maturities may differ from contractual  maturities  because borrowers may have the right to prepay mortgage  loans,  although  prepayment  premiums may be applicable.

MORTGAGE LOAN FUNDING COMMITMENTS / OTHER DISCLOSURES

At December 31, 2003,  outstanding  forward commitments for future mortgage loan investments were $1,530,555.  Of this,  $1,152,443 is scheduled for disbursement in 2004 and $378,112 in later years. The funding of mortgage loan commitments is
generally   contingent  upon  the  underlying   properties   meeting   specified
requirements, including construction, leasing and occupancy.

Mortgages  that  totaled  $305,656  and  $406,915 at December 31, 2003 and 2002,
respectively, represent amounts due from related parties that are collateralized by real estate owned by TIAA investment subsidiaries and affiliates.

C. REAL ESTATE INVESTMENTS:

TIAA makes investments in commercial real estate directly,  through wholly-owned subsidiaries  and through real estate  limited  partnerships.  TIAA monitors the effects of current  and  expected  market  conditions  and other  factors on the
realizability   of  real  estate   investments  to  identify  and  quantify  any
impairments  in value.  At  December  31,  2003 and  2002,  TIAA's  real  estate investments  of $5,855,297  and  $5,643,825,  respectively,  were carried net of third party mortgage  encumbrances,  which totaled approximately  $1,595,228 and
$966,976, respectively.

REAL ESTATE DIVERSIFICATION

At December 31, 2003 and 2002,  the carrying  values of real estate  investments were diversified by property type and geographic region as follows:

                                                   2003         2002
                                                  ------       ------
          PROPERTY TYPE
          Office buildings .....................    72.0%        68.7%
          Industrial buildings .................     7.0          4.6
          Shopping centers .....................     6.7          7.0
          Mixed-use projects ...................     6.0          7.2
          Income-producing land underlying
            improved real estate ...............     1.5          2.4
          Land held for future development .....     1.1          1.8
          Apartments ...........................     1.0          1.0
          Other ................................     4.7          7.3
                                                  ------       ------
          Total ................................   100.0%       100.0%
                                                  ======       ======

                                       21

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 3 - INVESTMENTS - (CONCLUDED)

                                                   2003         2002
                                                  ------       ------
          GEOGRAPHIC REGION
          South Atlantic .......................    31.2%        36.5%
          North Central ........................    17.8         16.5
          Pacific ..............................    15.1         12.1
          South Central ........................     9.0          9.4
          Middle Atlantic ......................     4.9          5.4
          Mountain .............................     2.6          2.8
          New England ..........................     0.6          0.9
          Other ................................    18.8         16.4
                                                  ------       ------
          Total ................................   100.0%       100.0%
                                                  ======       ======

At December 31, 2003 and 2002,  approximately 12.0% and 14.6% of the real estate portfolio,  respectively,  was invested in Florida and was included in the South
Atlantic region shown above.

REAL ESTATE FUNDING COMMITMENTS / OTHER DISCLOSURES

At December 31, 2003, outstanding obligations for future real estate investments were $568,208, of which $390,792 will be disbursed in 2004 and $177,416 in later years. The funding of real estate investment  obligations is contingent upon the properties meeting specified requirements,  including construction,  leasing and occupancy.

Depreciation expense on real estate investments for the years ended December 31,
2003,  2002 and 2001,  was $156,085,  $151,029 and $157,515,  respectively;  the amount of accumulated  depreciation at December 31, 2003 and 2002 was $1,067,358 and $1,081,905, respectively.

During 2003 and 2002, TIAA acquired real estate via the assumption of debt or in satisfaction of debt in the amounts of $48,952 and $130,892, respectively.

D.     INVESTMENT SUBSIDIARIES AND AFFILIATES:

TIAA's investment subsidiaries and affiliates, which have been created for legal or other business reasons,  are primarily involved in real estate and securities investment activities for TIAA. TIAA's share of total assets,  liabilities,  net carrying  values and net income of  investment  subsidiaries  and  affiliates at
December 31, 2003 and 2002 and for the years then ended, was as follows:

                                                        2003             2002
                                                 -----------      -----------
      Total assets ............................  $ 5,594,469      $ 5,481,061
      Other-than-temporary impairments ........      (84,118)         (13,453)
      Liabilities .............................   (1,704,576)      (2,191,671)
      Non-admitted assets/other adjustments ...      (68,260)         367,788
                                                 -----------      -----------
      Net carrying value ......................  $ 3,737,515      $ 3,643,725
                                                 ===========      ===========
      Net income ..............................  $   199,191      $   303,881
                                                 ===========      ===========

The  carrying  values  shown above are  included in the Bonds,  Mortgages,  Real estate,  Stock,  and Other long-term  investments  captions in the  accompanying
balance  sheets.   The  carrying  values  shown  above  exclude  the  investment subsidiaries and affiliates that held interests in the securitizations disclosed in Note 5.

As  of  December  31,  2003  and  2002,  the  net  amount  due  from  investment subsidiaries and affiliates was $26,104 and $62,183, respectively.

                                       22

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 4 - INVESTMENT INCOME AND CAPITAL GAINS AND LOSSES

NET INVESTMENT INCOME: For 2003, 2002 and 2001, the components of net investment income were as follows:

                                                        2003           2002           2001
                                                    -----------    -----------    -----------

       Bonds ....................................   $ 7,191,950    $ 6,957,865    $ 6,555,484
       Mortgages ................................     1,820,729      1,791,516      1,791,063
       Real estate (net of property expenses,
         taxes and depreciation) ................       306,191        417,904        312,221
       Stocks ...................................       106,153        147,820        123,062
       Other long-term investments ..............       138,643         83,158         97,335
       Cash and short-term investments ..........        26,485         90,181        131,971
       Other ....................................        (2,807)         5,043         12,686
                                                    -----------    -----------    -----------
       Total gross investment income ............     9,587,344      9,493,487      9,023,822

        Less securities lending payments ........       (45,861)       (68,080)       (84,346)
        Less investment expenses ................      (188,059)      (187,935)      (185,335)
                                                    -----------    -----------    -----------
        Net investment income before
           amortization of net IMR gains ........     9,353,424      9,237,472      8,754,141
        Plus amortization of net IMR gains ......        98,481         87,254         65,438
                                                    -----------    -----------    -----------
        Net investment income ...................   $ 9,451,905    $ 9,324,726    $ 8,819,579
                                                    ===========    ===========    ===========

Future  rental income  expected to be received  during the next five years under existing  real estate  leases in effect as of  December  31, 2003 is $480,883 in
2004,  $442,117 in 2005,  $315,325,  in 2006,  $217,430 in 2007 and  $222,211 in
2008.

The net earned rates of investment  income on total invested assets (computed as net  investment  income  before  amortization  of net IMR gains  divided by mean
invested  assets)  were  7.15%,   7.57%  and  7.69%  in  2003,  2002  and  2001,
respectively.

REALIZED CAPITAL GAINS AND LOSSES: For the 2003, 2002 and 2001, the net realized capital gains/(losses) on sales,  redemptions and writedowns of investments were as follows:

                                                        2003           2002           2001
                                                    -----------    -----------    -----------
       Bonds ....................................   $  (428,865)   $(1,130,208)   $  (173,653)
       Mortgages ................................      (107,656)      (144,886)       (31,806)
       Real estate ..............................        67,277         52,076         64,557
       Stocks ...................................        20,689         16,838         64,677
       Other long-term investments ..............       (58,471)      (421,168)        22,686

       Cash and short-term investments ..........        19,670            687         (1,043)
                                                    -----------    -----------    -----------
       Total ....................................   $  (487,356)   $(1,626,661)   $   (54,582)
                                                    ===========    ===========    ===========

                                       23

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

         NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 4 - INVESTMENT INCOME AND CAPITAL GAINS AND LOSSES - (CONCLUDED)

Write-downs of investments  resulting from impairments  which were considered to be other than temporary and included in the preceding table as realized  capital
(losses) were as follows:

                                          2003           2002           2001
                                      -----------    -----------    -----------
Other-than-temporary impairments:
  Bonds ...........................   $  (802,609)   $(1,196,548)   $  (246,641)
  Mortgages .......................      (135,147)      (107,989)       (25,882)
  Real estate .....................       (92,060)       (18,367)            --
  Stocks ..........................       (43,570)       (86,595)            --
  Other long-term investments .....      (109,049)      (429,326)       (19,693)
                                      -----------    -----------    -----------
Total .............................   $(1,182,435)   $(1,838,825)   $  (292,216)
                                      ===========    ===========    ===========

During 2003,  2002 and 2001,  TIAA  recognized  losses in the amount of $18,683,
$61,477,  and $47,067 on debt  securities  and  mortgage  loans whose terms were restructured. These amounts were included in the preceding table.

Proceeds from sales and redemptions of long-term bond  investments  during 2003,
2002 and 2001 were $27,511,033, $22,142,399 and $15,334,370, respectively. Gross gains of $602,324, $361,013 and $234,562 and gross losses, excluding impairments considered to be other than temporary,  of $228,580,  $294,672 and $161,574 were
realized  on  these  sales  and   redemptions   during  2003,   2002  and  2001,
respectively.

UNREALIZED CAPITAL GAINS AND LOSSES: For 2003, 2002 and 2001, the net changes in
unrealized   capital   gains/(losses)   on  investments,   resulting  in  a  net
increase/(decrease) in the valuation of investments, were as follows:

                                             2003           2002           2001
                                      -----------    -----------    -----------
Bonds .............................   $   262,919    $   446,892    $  (229,205)
Mortgages .........................         7,972         54,436         17,375
Real estate .......................       149,947         96,166         29,638
Stocks ............................       160,258       (108,912)        55,602
Other long-term investments .......      (168,663)      (138,133)      (447,676)
                                      -----------    -----------    -----------
Total .............................   $   412,433    $   350,449    $  (574,266)
                                      ===========    ===========    ===========

                                       24

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 5 - SECURITIZATIONS

When TIAA sells bonds and mortgage loans in a securitization transaction, it may retain  interest-only  strips,  one  or  more  subordinated  tranches,  residual interest,  or  servicing  rights,  all of which are  retained  interests  in the securitized receivables.  TIAA's ownership of the related retained interests may be held directly by TIAA or indirectly  through an  investment  subsidiary.  The retained  interests  are  associated  with  Special  Purpose  Entities/Qualified
Special Purpose  Entities,  ("SPEs/QSPEs"),  that issue debt and equity which is non-recourse  to  TIAA.  Fair  value  used  to  determine  gain  or  loss  on  a securitization  transaction  is based on  quoted  market  prices  if  available;
however,  quotes are generally not  available  for retained  interests,  so TIAA either obtains an estimated fair value from an  independent  pricing  service or estimates fair value  internally  based on the present value of future  expected cash flows using  management's  best estimates of future credit losses,  forward yield curves, and discount rates that are commensurate with the risks involved.

During 2003, TIAA did not enter into any securitization transactions in which it sold assets held on its balance sheet into SPEs/QSPEs. During 2002, TIAA entered into  two  securitization  transactions  in  which  it sold  bonds  with a total principal  balance of $776,184 and recognized a gain of  approximately  $19,960.
TIAA retained subordinated  interests with a fair value of approximately $81,037 when the transactions closed.

The table below summarizes cash flows received from securitization trusts:

                                                           FOR THE YEARS ENDED
                                                               DECEMBER 31,
                                                         -----------------------
                                                             2003          2002
                                                         -----------  ----------
     Proceeds from new securitizations ................. $     N/A    $  690,598
     Asset management fees and servicing fees:
        Received by TIAA ...............................       323         2,155
        Received by TIAA's affiliates ..................     4,220         1,778
     Other cash flows received on retained interests ...   231,863       111,404

The  following  table  summarizes  TIAA's  retained   interests  in  securitized
financial assets on December 31, 2003:

                                                       SENSITIVITY ANALYSIS OF
                                                        FAIR VALUE ASSUMPTIONS
                                                      --------------------------
               TYPE OF      CARRYING    ESTIMATED          10%           20%
              COLLATERAL     VALUE     FAIR VALUE       ADVERSE        ADVERSE
              ----------     -----     ----------      ---------      ----------
   ISSUE
   ----------
   2003       N/A           $    N/A    $    N/A        $   N/A       $    N/A
   2002       Bonds            7,631       7,631             --             --
   2002       Bonds           27,953      28,775         (1,165)        (2,240)
   2001       Bonds          379,887     425,942         (5,790)       (11,169)
   2000       Bonds           46,808      27,895         (1,904)        (4,007)
   2000       Bonds           60,644      70,558         (5,931)       (11,641)
   1999       Mortgages      336,059     369,978         (5,519)       (10,949)

                                       25

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 5 - SECURITIZATIONS - (CONCLUDED)

The fair values of the retained  interests on December 31, 2003 were  determined using either independent  pricing services or analysts employed by TIAA. The key assumptions applied discount rates based upon the current yield curve,  spreads, and  expected  cash flows  specific  to the type of interest  retained  for each securitization.  The  sensitivity  analysis  includes an adverse  change in each assumption used to determine fair value.

At December 31, 2003 and 2002,  the  carrying  values of TIAA's  investments  in subsidiaries  that held an interest in these  securitizations  were $503,334 and
$605,721,  respectively.  Total assets,  liabilities  and net carrying  value of these TIAA subsidiaries were as follows:

                                                       2003            2002
                                                   ------------    ------------
       Total assets ............................   $  1,089,059    $  1,145,023
       Other-than-temporary impairments ........             --         (36,400)
       Liabilities .............................       (556,282)       (502,902)
       Non-admitted assets/other adjustments ...        (29,543)             --
                                                   ------------    ------------
       Net carrying value ......................   $    503,334    $    605,721
                                                   ============    ============

NOTE 6 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The  estimated  fair value  amounts of  financial  instruments  presented in the following tables were determined by TIAA using market  information  available as of December 31, 2003 and 2002 and appropriate valuation methodologies.  However, considerable  judgment  is  necessarily  required  to  interpret  market data in developing the estimates of fair value for financial instruments for which there are no available  market  value  quotations.  The  estimates  presented  are not necessarily  indicative  of the  amounts  TIAA could have  realized  in a market
exchange.   The  use  of  different   market   assumptions   and/or   estimation
methodologies may have a material effect on the estimated fair value amounts.

                                                     NOTIONAL       CARRYING         ESTIMATED
       DECEMBER 31, 2003                              VALUE           VALUE         FAIR VALUE
       -----------------                          -------------   -------------    -------------
       Assets
         Bonds ................................                   $ 106,054,117    $ 111,337,714
         Mortgages ............................                      23,987,966       25,975,240
         Common stocks ........................                         433,060          433,060
         Preferred stocks .....................                         924,754          984,976
         Cash and short-term investments ......                       1,076,403        1,076,403
         Policy loans .........................                         504,369          504,369
         Seed money investments in mutual funds                         556,244          556,244
       Liabilities
         Teachers Personal Annuity-Fixed Account                      2,124,746        2,124,746
       Other Financial Instruments
         Foreign currency swap contracts ......   $   2,415,672   $    (402,848)   $    (420,866)
         Foreign currency forward contracts ...         309,676         (53,146)         (51,579)
         Interest rate swap contracts .........         744,455              --           13,604
         Interest rate cap contracts ..........          90,300              42               42
         Credit default swap contracts ........         472,417              --           (5,612)

                                       26

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 6 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS - (CONTINUED)

                                                    NOTIONAL        CARRYING        ESTIMATED
         DECEMBER 31, 2002                           VALUE            VALUE         FAIR VALUE
         -----------------                        -------------   -------------    -------------
       Assets
         Bonds ................................                    $  96,870,101   $ 101,982,024
         Mortgages ............................                       23,968,793      26,675,433
         Common stocks ........................                        1,158,914       1,158,914
         Preferred stocks .....................                        1,025,412       1,043,444
         Cash and short-term investments ......                        1,787,873       1,787,873
         Policy loans .........................                          495,251         495,251
         Seed money investments in mutual funds                          837,392         837,392
       Liabilities
         Teachers Personal Annuity-Fixed Account                       2,044,779       2,044,779
       Other Financial Instruments
         Foreign currency swap contracts ......   $   1,725,263    $     (49,504)  $      18,935
         Foreign currency forward contracts ...         391,654          (29,578)        (25,711)
         Interest rate swap contracts .........         681,355              618          23,290
         Swap options .........................         198,600           (1,151)         (6,627)
         Interest rate cap contracts ..........         149,450              570             570
         Credit default swap contracts ........         143,417               --          (3,171)

BONDS:  The fair values for publicly  traded  long-term  bond  investments  were determined  using quoted market  prices.  For privately  placed  long-term  bond investments  without a readily  ascertainable  market  value,  such  values were determined  with the assistance of an independent  pricing  service  utilizing a discounted cash flow methodology based on coupon rates,  maturity provisions and assigned credit ratings.

The aggregate  carrying  values and estimated fair values of publicly traded and privately placed bonds at December 31, 2003 and 2002 were as follows:

                                                           2003                                       2002
                                           --------------------------------------      -----------------------------------
                                              CARRYING              ESTIMATED             CARRYING           ESTIMATED
                                               VALUE                FAIR VALUE             VALUE            FAIR VALUE
                                           ---------------        ---------------      ---------------    ----------------
         Publicly traded bonds..........   $   73,074,646         $   76,820,177       $   65,453,501     $    69,510,316
         Privately placed bonds.........       32,979,471             34,517,537           31,416,600          32,471,708
                                           ---------------        ---------------      ---------------    ----------------
         Total..........................   $  106,054,117         $  111,337,714       $   96,870,101     $   101,982,024
                                           ===============        ===============      ===============    ================

MORTGAGES:  The fair values of  mortgages  were  generally  determined  with the assistance of an independent  pricing  service  utilizing a discounted cash flow methodology  based on coupon  rates,  maturity  provisions  and assigned  credit ratings.

COMMON STOCKS,  CASH AND SHORT-TERM  INVESTMENTS,  POLICY LOANS,  AND SEED MONEY
INVESTMENTS:  The carrying values were considered  reasonable estimates of their fair values.

PREFERRED  STOCKS:  The fair values of preferred  stocks were  determined  using quoted market prices or valuations from the NAIC.

TEACHERS  PERSONAL  ANNUITY  -  FIXED  ACCOUNT:   The  carrying  values  of  the
liabilities were considered reasonable estimates of their fair values.

                                       27

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 6 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS - (CONCLUDED)

FOREIGN  CURRENCY  SWAP  CONTRACTS:  The fair  values of foreign  currency  swap contracts,  which are used for hedging  purposes,  represented the estimated net gains that TIAA would  record if the foreign  currency  forward  contracts  were liquidated at year-end.  The fair values of foreign currency swap contracts were estimated internally based on future cash flows and anticipated foreign exchange relationships, and such values were reviewed for reasonableness with values from
TIAA's counterparties.  Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective  hedge are  accounted for at fair value.  At  December  31,  2003,  the net  unrealized  (loss) from a foreign  currency swap contract  that no longer  qualified for hedge  accounting treatment was ($6,715).

FOREIGN CURRENCY FORWARD CONTRACTS:  The fair values of foreign currency forward contracts,  which are used for hedging  purposes,  represented the estimated net gains that TIAA would  record if the foreign  currency  forward  contracts  were liquidated  at  year-end.  The  fair  values  of the  foreign  currency  forward contracts were estimated  internally  based on future cash flows and anticipated foreign exchange relationships, and such values were reviewed for reasonableness with estimates from TIAA's counterparties.

INTEREST RATE SWAP  CONTRACTS:  The fair values of interest rate swap contracts, which are used for hedging  purposes,  represented  the estimated net gains that
TIAA would record if the interest rate swaps were  liquidated  at year-end.  The fair values of interest rate swap contracts were estimated  internally  based on anticipated interest rates and estimated future cash flows, and such values were
reviewed  for   reasonableness   with  estimates  from  TIAA's   counterparties.
Derivative  instruments  used in  hedging  transactions  that do not  meet or no longer meet the criteria of an effective  hedge are accounted for at fair value.
At  December  31,  2002,  the net  unrealized  gain from an  interest  rate swap contract that no longer qualified for hedge accounting treatment was $618.

SWAP OPTIONS:  The fair values of swap options represented the estimated amounts that TIAA would  receive/(pay)  if the swap options were liquidated at year-end.
The  fair  values  of the swap  options  were  estimated  by  external  parties, including TIAA's  counterparties,  and such values were reviewed  internally for reasonableness  based on anticipated  interest  rates and estimated  future cash flows. The average fair value of swap options held for income  generation during
2003 and 2002 was ($7,293) and ($4,462), respectively.

INTEREST RATE CAP  CONTRACTS:  The fair values of interest  rate cap  contracts, which are used for hedging purposes, represented the estimated amounts that TIAA would receive if the interest rate cap  contracts  were  liquidated at year-end.
The fair values of the interest  rate cap contracts  were  estimated by external
parties,  including  TIAA's  counterparties,   and  such  values  were  reviewed
internally for reasonableness  based on anticipated interest rates and estimated future cash flows.

CREDIT DEFAULT SWAP CONTRACTS: The fair values of credit default swap contracts, which are used for asset  replication  and  hedging  purposes,  represented  the estimated  amounts  that TIAA would  receive/(pay)  if the credit  default  swap contracts  were  liquidated at year-end.  The fair value of credit  default swap contracts  represented the net present value of the expected differences between the future premium payments and the market credit spreads reflecting the default risk of the underlying  asset.  The fair values of credit default swap contracts were estimated by external parties,  including TIAA's  counterparties,  and such values were reviewed internally for reasonableness based on anticipated interest rates, estimated future cash flows, and anticipated credit market conditions.

COMMITMENTS  TO EXTEND CREDIT OR PURCHASE  INVESTMENTS:  TIAA generally does not charge  commitment  fees on these  agreements,  and the related  interest  rates reflect market levels at the time of the commitments.

INSURANCE AND ANNUITY CONTRACTS:  TIAA's insurance and annuity contracts,  other than the Teachers  Personal  Annuity - Fixed  Account  disclosed  above,  entail mortality  risks  and are,  therefore,  exempt  from the fair  value  disclosure requirements related to financial instruments.

                                       28

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 7 - OPERATING SUBSIDIARIES

TIAA's operating subsidiaries primarily consist of TIAA-CREF Enterprises,  Inc.,
("Enterprises") and TIAA Financial Services, LLC, "(TFS") which are wholly-owned subsidiaries of TIAA.  Enterprises owns TIAA-CREF Life Insurance  Company,  Inc.
("TIAA-CREF  Life"),  Teachers Advisors,  Inc.,  ("Advisors")  Teachers Personal
Investors Services,  ("TPIS") TIAA-CREF Trust Company,  ("Trust") FSB, TIAA-CREF
Tuition  Financing,  Inc.,  ("TFI")  and TCT  Holdings,  Inc.,  all of which are wholly-owned  subsidiaries of Enterprises.  TFS consists of TIAA Global Markets,
Inc. ("TGM") TIAA Advisory  Services,  LLC, and TIAA Realty Capital  Management,
LLC.

TIAA's share of total assets, liabilities, net carrying values and net losses of unconsolidated  operating subsidiaries at December 31, 2003 and 2002 and for the years then ended, was as follows:

                                                      2003             2002
                                                  ------------     ------------

       Total assets ............................  $  5,991,860     $  3,473,633
       Other-than-temporary impairments ........       (53,646)        (233,180)
       Liabilities .............................    (5,486,222)      (2,876,479)
       Non-admitted assets/other adjustments ...        (1,970)          13,863
                                                  ------------     ------------
       Carrying value ..........................  $    450,022     $    377,837
                                                  ============     ============
       Net loss ................................  $    (13,246)    $    (51,858)
                                                  ============     ============

TIAA had a revolving  line of credit  extended  to TGM at December  31, 2003 and
2002,  with an  outstanding  principal  amount plus  accrued  interest of $0 and
$66,500, respectively.

TIAA had a net amount due from operating subsidiaries of $41,775 and $81,700, as of December 31, 2003 and 2002, respectively.

NOTE 8 - SEPARATE ACCOUNTS

The TIAA Separate Account VA-1 ("VA-1") is a segregated  investment  account and was organized on February 16, 1994 under the insurance  laws of the State of New
York for the purpose of issuing and funding variable annuity contracts. VA-1 was registered  with the  Securities  and Exchange  Commission,  ("the  Commission")
effective  November 1, 1994 as an open-end,  diversified  management  investment company under the Investment Company Act of 1940. Currently,  VA-1 consists of a
single  investment   portfolio,   the  Stock  Index  Account  ("SIA").  SIA  was
established on October 3, 1994 and invests in a diversified  portfolio of equity securities selected to track the overall United States stock market.

The TIAA Real Estate Account ("REA") is a segregated  investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of funding variable annuity  contracts.  REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA's target is to invest between 70% and 95% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly traded securities to maintain adequate liquidity.

Premiums,  considerations  or  deposits  received  by TIAA's  separate  accounts totaled $1,401,307,  $1,167,011 and $1,247,597 for the years ending December 31,
2003, 2002 and 2001, respectively.  Reserves for these separate accounts totaled
$5,619,975 and $4,290,964 on December 31, 2003 and 2002, respectively.

Other  than  the  guarantees  disclosed  in Note  16,  TIAA  does  not  make any guarantees to policyholders on its separate  accounts.  Both accounts offer full or partial withdrawal at market value with no surrender charges.  The assets and liabilities of these accounts (which represent  participant  account values) are generally  carried  at fair  value  (directly  held real  estate is  carried  at appraised value).

                                       29

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 9 - MUTUAL FUNDS

As of December 31, 2003 and 2002,  TIAA's  investments in the affiliated  mutual funds described below totaled approximately $556,300 and $837,400, respectively.
These amounts were reported in the caption "Other long-term  investments" in the accompanying balance sheets.  Shares of the mutual funds are distributed by TPIS and investment advisory services are provided by Advisors.

     TIAA-CREF  Mutual Funds ("the Retail Funds")  consist of eleven  investment funds which are offered to the general public. As of December 31, 2003, the
     Retail Funds had $3,452,938 in net assets.

     TIAA-CREF  Institutional Mutual Funds ("the Institutional Funds"), a family of twenty-three  funds, are currently used primarily as investment vehicles for the TFI tuition savings business and the Trust Company.  As of December
     31, 2003, the Institutional Funds had $4,543,172 in net assets.

     TIAA-CREF  Life  Funds  ("the Life  Funds"),  a family of nine  funds,  are utilized by TIAA-CREF Life as funding vehicles for its variable annuity and variable  insurance  products.  As of December 31, 2003, the Life Funds had
     $435,178 in net assets.

NOTE 10 - MANAGEMENT AGREEMENTS

Services  necessary  for the  operation  of  College  Retirement  Equities  Fund
("CREF"), a companion  organization,  are provided, at cost, by two subsidiaries of TIAA,  TIAA-CREF  Investment  Management,  LLC ("Investment  Management") and
TIAA-CREF Individual & Institutional Services, Inc. ("Services"),  which provide investment  advisory,  administrative  and distribution  services for CREF. Such services are  provided in  accordance  with an  Investment  Management  Services
Agreement  between CREF and  Investment  Management,  and in  accordance  with a
Principal  Underwriting and  Administrative  Services Agreement between CREF and
Services.  Investment  Management  is  registered  with  the  Commission  as  an
investment   adviser;   Services  is  registered   with  the   Commission  as  a
broker-dealer and is a member of the National Association of Securities Dealers,
Inc.  Investment  Management and Services  receive  management fee payments from each CREF account on a daily basis according to formulae  established  each year with the objective of keeping the  management  fees as close as possible to each account's actual expenses.  Any differences between the actual expenses incurred and the  management  fees  received  are adjusted  quarterly.  Such fees and the
equivalent  allocated  expenses,   which  amounted  to  approximately  $600,000,
$568,300 and $555,100 in 2003, 2002 and 2001, respectively,  are not included in the statements of operations and had no effect on TIAA's operations.

Advisors  provide  investment  advisory  services for VA-1 in accordance with an
Investment Management Agreement among TIAA, Advisors and VA-1. TIAA provides all administrative  services for VA-1 in accordance with an Administrative  Services
Agreement with VA-1. TPIS distributes variable annuity contracts for VA-1.

TIAA   provides   administrative   services  to  the  Trust   Company  under  an
Administrative  Services Agreement.  Expense charges for administrative services provided by TIAA to the Trust Company are billed quarterly.

All services  necessary for the operation of REA are provided,  at cost, by TIAA and Services. TIAA provides investment management services for REA. Distribution and  administrative  services are provided in accordance with a Distribution and
Administrative  Services  Agreement between REA and Services.  TIAA and Services receive  management fee payments from REA on a daily basis according to formulae established each year with the objective of keeping the management fees as close as possible to REA's actual  expenses.  Any differences  between actual expenses and daily charges are adjusted quarterly.

TIAA  provides  investment  services for TIAA-CREF  Life in  accordance  with an
Investment Management Agreement between TIAA and TIAA-CREF Life.  Administrative services  for  TIAA-CREF  Life  are  provided  by  TIAA  in  accordance  with an
Administrative Services Agreement between TIAA and TIAA-CREF Life.

                                       30

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 11 - FEDERAL INCOME TAXES

By charter, TIAA is a not-for-profit organization and through December 31, 1997, was exempt from federal income taxation under the Internal Revenue Code ("IRC").
Any  non-pension  income,  however,  was subject to federal  income  taxation as unrelated  business  income.  Effective  January 1, 1998, as a result of federal legislation,  TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

The components of TIAA's net deferred tax asset were as follows:

                                                           2003          2002
                                                       -----------    ----------
       Gross deferred tax assets ....................  $ 3,780,742    $4,115,184
       Gross deferred tax liabilities ...............       17,691         3,833
       Deferred tax assets non-admitted .............    2,869,806     3,274,669

       Change in non-admitted deferred tax assets ...  $  (404,863)   $3,274,669

TIAA's  gross  deferred tax assets are  primarily  attributable  to  differences between tax basis and statutory basis reserves,  the provision for  policyholder dividends  payable in the following year and net operating  loss  carryforwards.
Gross deferred tax  liabilities  were primarily due to investment  income due to depreciation differences on real estate.

TIAA has no deferred tax liabilities that have not been recognized.

The  components of TIAA's  income taxes  incurred and the change in deferred tax assets and liabilities were as follows:

                                                          FOR THE YEARS ENDED
                                                              DECEMBER 31,
                                                       ------------------------
                                                           2003         2002
                                                       -----------   ----------
       Current tax/(benefit) .......................   $    16,715   $  (20,855)

       Change in deferred tax assets ...............   $    70,421   $  840,515
       Change in deferred tax liabilities ..........        13,858        3,833
                                                       -----------   ----------
       Net change in deferred taxes ................   $    56,563   $  836,682
                                                       ===========   ==========

                                       31

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 11 - FEDERAL INCOME TAXES - (CONTINUED)

TIAA was  subject  to the  domestic  federal  statutory  income tax rate of 35%.
TIAA's effective  federal income tax rate was 1.3% for 2003, (2.5%) for 2002 and
3.3% for 2001.  The lower  effective  rates  were  attributable  to  differences between statutory income and taxable income, as illustrated below:

                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                               ------------------------------------------
                                                                   2003            2002          2001
                                                               ------------    ------------  ------------
       Net gain from operations ............................      1,317,189    $    823,318  $    816,314
       Statutory rate ......................................             35%             35%           35%
                                                               ------------    ------------  ------------
       Tax at statutory rate ...............................   $    461,016    $    288,161  $    285,710
       Market discount deferred ............................       (126,271)        (63,876)      (41,877)
       Deferred market discount recognized on sold bonds ...         71,378           6,873        11,507
       Dividends from subsidiaries .........................        (39,888)        (49,676)      (18,749)
       Prepayment premiums & mortgage writedowns ...........        (92,976)        (57,234)      (17,422)
       Amortization of interest maintenance reserve ........        (34,468)        (30,539)      (22,903)
       Differences between tax & statutory reserves ........         (1,746)        (19,332)       23,565
       Net income from partnerships ........................        (31,564)        (16,325)       14,308
       Adjustment to policyholder dividend liability .......        (42,577)         10,827        58,468
       Alternative minimum tax .............................          9,194              --        18,114
       Effect of tax law change on prior year's tax ........             --         (18,114)           --
       Other adjustments ...................................         (6,431)        (25,719)       23,725
       Net operating loss carryforward utilized ............       (148,952)        (45,901)     (307,662)
                                                               ------------    ------------  ------------
       Federal income tax expense/(benefit) ................   $     16,715    $    (20,855) $     26,784
                                                               ============    ============  ============

TIAA reported a tax loss for 2002 and expects to report a tax loss for 2003 as a result of net operating losses  attributable to required increases in policy and contract  reserves.  These  reserve  increases  will reverse over time,  thereby increasing  TIAA's taxable income in future years. As of December 31, 2003, TIAA had operating loss carryforwards of $3,640,000, as follows:

               YEAR INCURRED     OPERATING LOSS     YEAR OF EXPIRATION
               -------------     --------------     ------------------
                   1998           $ 3,601,004              2013
                   1999                38,618              2014

TIAA did not incur federal  income taxes in the current or preceding  years that are available for recoupment in the event of future net losses.

Beginning  with 1998,  TIAA has filed a  consolidated  federal income tax return with its  subsidiary  affiliates.  The  consolidated  group has  entered  into a tax-sharing  agreement that follows the current  reimbursement  method,  whereby members of the group will generally be reimbursed for their losses on a pro-rata basis by other members of the group to the extent that they have taxable income, subject to limitations imposed under the Code. Amounts due to/(receivable  from)
TIAA's  subsidiaries  for  federal  income  taxes  were  ($2,529)  and $2,707 at
December 31, 2003 and 2002, respectively.

TIAA's tax returns are  currently  under audit by the Internal  Revenue  Service
(IRS) for the tax years ended  December 31, 1999 and 1998.  These were the first years in which  TIAA's  entire  business  operations  were  subject  to  federal taxation.  During 2003, IRS examining  agents presented TIAA with two notices of proposed  adjustments  to deductions  claimed in TIAA's returns for those years.
These adjustments would disallow the write-off of certain  intangible assets and would increase TIAA's tax-basis pension reserves as of January 1, 1998.

                                       32

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 11 - FEDERAL INCOME TAXES - (CONCLUDED)

TIAA's management believes that the deductions taken for intangibles to date and its opening tax basis  pension  reserves were  appropriate  and are supported by substantial  authority.  The IRS has not yet submitted a final  Revenue  Agent's
Report to TIAA to formally disallow these  deductions.  If a report is issued by the IRS which contains these two adjustments, TIAA will contest both adjustments and  intends  to defend  its  position  vigorously  through  applicable  IRS and judicial procedures, if required.

Should  the IRS fully  prevail in  connection  with both  proposed  adjustments, additional tax and interest due for 1998-2003  would cause a reduction in TIAA's contingency  reserves  in the amount of  approximately  $1.2  billion  and would eliminate the net operating loss  carryforwards  disclosed  above.  Although the final  resolution of the proposed  adjustments is uncertain,  based on currently available information, management believes that the ultimate outcome is unlikely to have a material adverse impact on TIAA's financial position.  If the IRS were to prevail in all  respects,  the impact would be  recognized  in the results of operations  for the period in which the  matters are  ultimately  resolved or an unfavorable outcome becomes probable and reasonably estimable.

NOTE 12 - PENSION PLAN AND POSTRETIREMENT BENEFITS

TIAA maintains a qualified,  noncontributory  defined  contribution pension plan covering  substantially  all employees.  All of the pension plan liabilities are fully  funded  through  retirement  annuity  contracts.  Contributions  are made semi-monthly  to each  participant's  contract  based on a percentage of salary, with the applicable  percentage  varying by attained age. All benefits are fully vested after five years of service.  Forfeitures arising from terminations prior to vesting are used to reduce future employer  contributions.  The  accompanying
statements  of  operations   include   contributions  to  the  pension  plan  of
approximately $36,100, $35,100 and $31,000 in 2003, 2002 and 2001, respectively.
This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

In addition to the pension plan, TIAA provides certain other postretirement life and health insurance  benefits to eligible retired employees who meet prescribed age and service requirements. The postretirement benefit obligation for retirees and fully eligible employees was approximately $60,500 at December 31, 2003. The postretirement  benefit  obligation for non-vested  employees was  approximately
$65,600 at December 31, 2003. The unrecognized  transition obligation was $7,000 and  $7,800  at  December  31,  2003 and  2002,  respectively.  The cost of such
benefits   reflected  in  the   accompanying   statements  of   operations   was
approximately $5,600,  $3,300 and $3,300 for 2003, 2002 and 2001,  respectively.
The discount rate used in determining the postretirement benefit obligations was
6.25% per year and the  medical  care cost  trend  rate was  10.00% per year for
2004,  decreasing by 1.00% in each future year, to an ultimate rate of 5.00% per year in 2009. The effect of increasing the assumed  medical care cost trend rate by one percentage point in each year would increase the  postretirement  benefit obligation as of December 31, 2003 by approximately  $10,100 and the eligibility cost and interest cost components of net periodic postretirement benefit expense for 2003 by approximately  $1,078.  As the plan is not pre-funded,  the value of plan assets is zero. The accrued  postretirement  benefit  liability was $60,100 and $39,500 as of December 31, 2003 and 2002, respectively.

TIAA also maintains a non-qualified  deferred compensation plan for non-employee trustees and members of the TIAA Board of Overseers.  The plan provides an award equal to 50% of the annual  stipend that is invested  annually in  company-owned annuity  contracts.  Payout  of  accumulations  is  normally  made in a lump sum following the trustee's or member's separation from the Board.

On December 8, 2003,  President  Bush signed into law the Medicare  Prescription
Drug  Improvement  and  Modernization  Act (the "Act") of 2003.  The Act expands
Medicare,  primarily by adding a prescription drug benefit for Medicare-eligible individuals,  starting  in 2006.  TIAA has  chosen to defer  recognition  of the potential  effects of the Act in these 2003 disclosures  under guidance from the
FASB (FSP FAS  106-1).  Therefore,  the  retiree  health  obligations  and costs reported in these financial  statements do not yet reflect any potential  impact of the Act, although such effects when estimable are not expected to be material to TIAA's financial condition.

                                       33

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 13 - POLICY AND CONTRACT RESERVES

At December 31, 2003 and 2002,  TIAA's general account annuity  reserves had the following characteristics:

                                                                        2003                                  2002
                                                            ----------------------------      ------------------------------
                                                                AMOUNT         PERCENT            AMOUNT           PERCENT
                                                            --------------   -----------      --------------    ------------
       Subject to discretionary withdrawal:
         At book value without adjustment...............    $  20,803,827       16.8%         $  18,104,197          15.6%
         At market value................................               --                                --            --
       Not subject to discretionary withdrawal.........       103,308,481       83.2             98,202,616          84.4
                                                            --------------   -----------      --------------    ------------
       Reconciliation to total policy & contract
       reserves shown on the balance sheet:

         Reserves on other life policies & contracts.             421,521                           405,404

         Reserves on accident & health policies........           243,301                           201,226
                                                            --------------                    --------------
       Total policy and contract reserves..............     $ 124,777,130                     $ 116,913,443
                                                            ==============                    ==============

At December 31, 2003 and 2002, the reserve to cover premium  deficiencies in the group disability block of business was $0 and $1,920,  respectively,  on a gross basis.  At  December  31,  2003 and 2002,  the  reserve to cover  future  claims settlement  expenses for the group disability  business was $24,700 and $23,000, respectively,  on a gross basis.  Both of these  reserves were  reinsured,  and, therefore,  were  $0 on a net  basis.  TIAA  continued  to hold  the  additional long-term care insurance reserves in the amount of $10,000 that were established in accordance with regulatory actuarial asset and reserve adequacy  requirements at December 31, 2001. On December 31, 2002, additional reserves in the amount of
$800 were  established to cover premium  deficiencies  in the  individual  major medical block of business.

NOTE 14 - REINSURANCE

TIAA entered into an indemnity  reinsurance agreement dated October 1, 2002 with
Standard Insurance Company, ("Standard") to reinsure on a 100% coinsurance basis all the liabilities  associated with its group life and group disability  blocks of  business.  The  agreement  was  approved  by the New  York  State  Insurance
Department on September  30, 2002.  At closing,  Standard paid TIAA $75,000 as a ceding  commission,  and  TIAA  transferred  cash  equal to the  liabilities  of
$723,100  to  Standard.  The ceding  commission  was  recorded as an increase in contingency  reserves,  net of direct  expenses  of $8,100  associated  with the transaction,  pursuant to Statement of Statutory  Accounting  Practices ("SSAP")
#61 - LIFE,  DEPOSIT-TYPE  AND  ACCIDENT  AND  HEALTH  REINSURANCE,  SSAP  #24 -
DISCONTINUED  OPERATIONS AND  EXTRAORDINARY  ITEMS,  and Appendix 791 - LIFE AND
HEALTH  REINSURANCE  AGREEMENTS.  The net ceding  commission  of $66,900 will be amortized into income in subsequent periods.

NOTE 15 - COMMERCIAL PAPER/LIQUIDITY FACILITY

TIAA began  issuing  commercial  paper in May 1999 and  currently  has a maximum
authorized  program  of  $2,000,000.   TIAA  had  outstanding  commercial  paper
obligations at December 31, 2003 and 2002 of $0 and $99,974, respectively.  TIAA maintains a short-term  revolving  credit  liquidity  facility of  approximately
$1,000,000 to support the commercial paper program.  This liquidity facility has not been utilized.

NOTE 16 - CONTINGENCIES AND GUARANTEES

SUBSIDIARY AND AFFILIATE  GUARANTEES:  TIAA  guarantees the debt  obligations of
TGM. TGM's  aggregate  debt  obligations  to third  parties,  including  accrued interest,  at December 31, 2003 were  $2,277,200.  The  carrying  value of TGM's total assets at December 31, 2003 that can be used to satisfy TGM's  obligations was $2,419,200.

                                       34

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 16 - CONTINGENCIES AND GUARANTEES - (CONTINUED)

TIAA  has  a  financial  support  agreement  with  TIAA-CREF  Life.  Under  this agreement,  TIAA  will  provide  support  so that  TIAA-CREF  Life will have the greater of (i) capital and surplus of  $250,000,  (ii) the amount of capital and surplus  necessary to maintain  TIAA-CREF  Life's capital and surplus at a level not less than 150% of the NAIC Risk  Based  Capital  model or (iii)  such  other amount as necessary to maintain  TIAA-CREF Life's  financial  strength rating at least the same as TIAA's rating at all times.  This agreement is not an evidence of  indebtedness  or an obligation or liability of TIAA and does not provide any creditor of TIAA-CREF Life with recourse to TIAA. TIAA made a $10,000 additional capital  contribution  to  TIAA-CREF  Life  during  2003 under  this  agreement.
TIAA-CREF Life maintains a $100,000  unsecured credit facility  arrangement with
TIAA.  As of December 31, 2003,  $30,000 of this  facility was  maintained  on a committed  basis for which TIAA-CREF Life paid a commitment fee of 3 bps to TIAA on the undrawn amount.  During 2003, there were twenty-nine  drawdowns  totaling
$158,400 that were repaid by December 31, 2003.

TIAA provides guarantees to the CREF accounts, for which it is compensated,  for certain  mortality and expense risks pursuant to an Immediate  Annuity  Purchase
Rate Guarantee  Agreement.  TIAA also provides a $1,000,000  uncommitted line of credit to CREF, the Retail Funds and the Institutional  Funds.  Loans under this revolving  credit  facility  are for a maximum of 60 days and are made solely at the  discretion  of  TIAA to  fund  shareholder  redemption  requests  or  other temporary  or emergency  needs of CREF and the Funds.  It is the intent of TIAA,
CREF and the Funds to use this facility as a  supplemental  liquidity  facility, which  would  only  be  used  after  CREF  and  the  Funds  have  exhausted  the availability  of the  current  $2,250,000  committed  credit  facility  that  is maintained with a group of banks.

SEPARATE ACCOUNT  GUARANTEES:  TIAA provides mortality and expense guarantees to
VA-1, for which it is  compensated.  TIAA guarantees  that, at death,  the total death  benefit  payable from the fixed and variable  accounts will be at least a return  of  total  premiums  paid  less  any  previous  withdrawals.  TIAA  also guarantees that expense charges to VA-1  participants  will never rise above the maximum amount stipulated in the contract.

TIAA  provides  mortality,  expense  and  liquidity  guarantees  to  REA  and is compensated for these  guarantees.  TIAA  guarantees that once REA  participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality  experience.  TIAA also guarantees that expense  charges to REA  participants  will never rise above the maximum  amount stipulated  in the  contract.  TIAA  provides REA with a liquidity  guarantee to ensure it has funds  available to meet  participant  transfer or cash withdrawal requests. If REA cannot fund participant  requests,  TIAA's general account will fund  them by  purchasing  Accumulation  Units  in  REA.  TIAA  guarantees  that participants will be able to redeem their Accumulation Units at the then current daily Accumulation Unit Value.

OTHER CONTINGENCIES AND GUARANTEES:

Under a risk sharing  agreement with Deutsche Bank, in connection  with a future securitization  transaction,  TIAA is  obligated to bear the pricing risk of the underlying  warehoused securities and associated hedges entered into by Deutsche
Bank  in  the  event  that  the  proposed  securitization   transaction  is  not
consummated.  TIAA is  entitled  to earn the  difference  between  the  interest accrued  on the  warehoused  securities  during the  warehousing  period and the financing rate plus the carrying cost in connection  with hedging  transactions,
known  as  the   "portfolio   carry."   TIAA   anticipates   that  the  proposed
securitization  transaction will close in the third quarter of 2004. At December
31, 2003, the potential net gain on the related  securities  was $148.  TIAA was also entitled to a portfolio net carry amount of $112 as of December 31, 2003.

TIAA is a limited partner in the Hines Development Fund Limited Partnership (the
"Development  Fund") whose primary focus is the development and redevelopment of real estate  projects in Western  Europe.  Each of the limited  partners  made a specified  commitment to the fund; TIAA committed  $130,000  Euros.  The limited partners'  commitments  are pledged as collateral to facilitate the financing of the activities of the fund by third parties through equity lines of credit.  The limited  partners  do  not  anticipate  funding  their  commitments  but  remain committed to do so should it become  necessary for the Development  Fund to make cash capital calls.

                                       35

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS - (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 16 - CONTINGENCIES AND GUARANTEES - (CONCLUDED)

In the ordinary conduct of certain of its investment  activities,  TIAA provides standard indemnities  covering a variety of potential  exposures.  For instance,
TIAA  provides  indemnifications  in  connection  with  site  access  agreements relating to due diligence review for real estate acquisitions, and TIAA provides indemnification to underwriters in connection with the issuance of securities by or on behalf of TIAA or its subsidiaries. It is the opinion of TIAA's management that such  indemnities  do not  materially  affect  TIAA's  financial  position, results of operations or liquidity.

NOTE 17 - SUBSEQUENT EVENTS

TIAA  and  TIAA-CREF  Life  have  entered  into  a  definitive   agreement  with
Metropolitan  Life Insurance Company  ("MetLife") under which,  after regulatory approval,  the  companies  will enter into a series of  agreements  including an administrative  agreement for MetLife to service the long-term  care business of
TIAA and  TIAA-CREF  Life,  an indemnity  reinsurance  agreement  where TIAA and
TIAA-CREF  Life will cede to MetLife 100% of the long-term care liability and an assumption  reinsurance  agreement  where,  after  appropriate  filings  in each jurisdiction,  MetLife will begin, in 2005, the process of offering the TIAA and
TIAA-CREF  Life  policyholders  the option of  transferring  the  liability  for policies from TIAA and TIAA-CREF Life to MetLife.

                                       36

                                   SIGNATURES
                                   ----------

              Pursuant to the  requirements  of the  Securities Act of 1933, the registrant,  TIAA  Real  Estate  Account,  has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in New York, New York, on the 27th day of April, 2004.

                                TIAA REAL ESTATE ACCOUNT

                                              By: TEACHERS INSURANCE AND ANNUITY
                                                  ASSOCIATION OF AMERICA

                                              By: /s/ Herbert M. Allison, Jr.
                                                  ------------------------------
                                                  Herbert M. Allison, Jr.
                                                  Chairman, President and
                                                  Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons, trustees and officers of Teachers Insurance and Annuity Association of America, in the
capacities and on the dates indicated.

Signature                                      Title                      Date
---------                                      -----                      ----
 /s/ Herbert M. Allison, Jr.      Chairman, President and Chief          4/27/04
-----------------------------     Executive Officer (Principal
Herbert M. Allison, Jr.           Executive Officer) and Trustee

 /s/ Elizabeth A. Monrad          Executive Vice President               4/27/04
-----------------------------     (Principal Financial and
Elizabeth A. Monrad               Accounting Officer)

SIGNATURE OF TRUSTEE            DATE        SIGNATURE OF TRUSTEE          DATE
---------------------------     ----        --------------------          ----

/s/ Herbert M. Allison, Jr.    4/27/04      /s/ Leonard S. Simon         4/27/04
----------------------------                -------------------------
Herbert M. Allison, Jr.                     Leonard S. Simon

/s/ Elizabeth E. Bailey        4/27/04      /s/ David F. Swensen         4/27/04
----------------------------                -------------------------
Elizabeth E. Bailey                         David F. Swensen

/s/ Robert C. Clark            4/27/04      /s/ Ronald L. Thompson       4/27/04
----------------------------                -------------------------
Robert C. Clark                             Ronald L. Thompson

/s/ Estelle A. Fishbein        4/27/04
----------------------------                -------------------------
Estelle A. Fishbein                         Paul R. Tregurtha

/s/ Marjorie Fine Knowles      4/27/04
----------------------------                -------------------------
Majorie Fine Knowles                        William H. Waltrip

/s/ Robert M. O'Neil           4/27/04      /s/ Rosalie J. Wolf          4/27/04
----------------------------                -------------------------
Robert M. O'Neil                            Rosalie J. Wolf

----------------------------
Donald K. Peterson

                         REPORT OF INDEPENDENT AUDITORS

To the Participants of the TIAA Real Estate Account and the Board of Trustees of
Teachers Insurance and Annuity Association of America:

We have audited the consolidated financial statements of the TIAA Real Estate
Account ("Account") of Teachers Insurance and Annuity Association of America
("TIAA") as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 and have issued our report thereon dated
February 18, 2004 included elsewhere in this Registration Statement. Our audits also included the financial statement schedule listed in Item 16(b) of this
Registration Statement. This schedule is the responsibility of TIAA's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                 /s/ Ernst & Young LLP

New York, New York
February 18, 2004

                                               TIAA REAL ESTATE ACCOUNT
                                            SCHEDULE III--REAL ESTATE OWNED
                                                  DECEMBER 31, 2003

                                                                     COSTS CAPITALIZED
                                                                       SUBSEQUENT TO
                                                                        ACQUISITION
                                                        INITIAL COST    (INCLUDING                              YEAR
                                                         TO ACQUIRE  UNREALIZED GAINS      VALUE AT         CONSTRUCTION      DATE
DESCRIPTION                              ENCUMBRANCES     PROPERTY      AND LOSSES)    DECEMBER 31, 2003      COMPLETED     ACQUIRED
------------------------------------------------------------------------------------------------------------------------------------
River Road Distribution Center               $-0-       $ 4,174,182     $  (24,182)       $ 4,150,000            1995       11/22/95
Industrial Building
Fridley, Minnesota

The Greens At Metrowest Apartments            -0-        12,522,047      1,477,953         14,000,000            1990       12/15/95
Apartments
Orlando, Florida

Butterfield Industrial Park                   -0-         4,456,125         50,562          4,506,687            1981       12/22/95
Industrial Building
El Paso, Texas (1)

Plantation Grove Shopping Center              -0-         7,350,129      1,749,871          9,100,000            1995       12/28/95
Shopping Center
Ocoee, Florida

The Millbrook Collection                      -0-         6,774,711        225,289          7,000,000            1988       03/29/96
Shopping Center
Raleigh, North Carolina

                                                                     COSTS CAPITALIZED
                                                                       SUBSEQUENT TO
                                                                        ACQUISITION
                                                        INITIAL COST    (INCLUDING                              YEAR
                                                         TO ACQUIRE  UNREALIZED GAINS      VALUE AT         CONSTRUCTION      DATE
DESCRIPTION                              ENCUMBRANCES     PROPERTY      AND LOSSES)    DECEMBER 31, 2003      COMPLETED     ACQUIRED
------------------------------------------------------------------------------------------------------------------------------------
The Lynnwood Collection                      $-0-       $ 6,708,120     $1,391,880        $ 8,100,000            1988       03/29/96
Shopping Center
Raleigh, North Carolina

Monte Vista                                   -0-        17,663,849      2,936,151         20,600,000            1995       06/21/96
Apartments
Littleton, Colorado

Royal St. George                              -0-        16,072,612      1,627,388         17,700,000            1995       12/20/96
Apartments
West Palm Beach, Florida

Interstate Crossing                           -0-         6,454,888       (109,888)         6,345,000            1995       12/31/96
Industrial Building
Eagan, Minnesota

Westcreek Apartments                          -0-        13,488,279      8,511,721         22,000,000            1988       01/02/97
Apartments
Westlake Village, California

Rolling Meadows Shopping Center               -0-        12,930,463        619,537         13,550,000            1957       05/28/97
Shopping Center
Rolling Meadows, Illinois

Eastgate Distribution Center                  -0-        11,952,402      4,647,598         16,600,000            1996       05/29/97
Industrial Building
San Diego, California

                                                                     COSTS CAPITALIZED
                                                                       SUBSEQUENT TO
                                                                        ACQUISITION
                                                        INITIAL COST    (INCLUDING                              YEAR
                                                         TO ACQUIRE   UNREALIZED GAINS     VALUE AT         CONSTRUCTION      DATE
DESCRIPTION                              ENCUMBRANCES     PROPERTY       AND LOSSES)   DECEMBER 31, 2003      COMPLETED     ACQUIRED
------------------------------------------------------------------------------------------------------------------------------------
Five Centerpointe                            $-0-       $15,656,341    $(1,805,544)       $13,850,797            1988       04/21/97
Office Building
Lake Oswego, Oregon

Longview Executive Park                       -0-        23,628,567     (1,428,567)        22,200,000            1988       04/21/97
Office Building
Longview, Maryland

Northmark Business Center                     -0-         8,812,644     (3,612,644)         5,200,000            1985       04/21/97
Office Building
Blue Ash, Ohio

Fairgate at Ballston                          -0-        26,977,436      1,422,564         28,400,000            1988       04/21/97
Office Building
Arlington, Virginia

Parkview Plaza                                -0-        49,412,494        987,506         50,400,000            1990       04/29/97
Office Building
Oakbrook Terrace, Illinois

Lincoln Woods Apartments                      -0-        21,564,483      5,139,517         26,704,000            1991       10/20/97
Apartments
Lafayette Hill, Pennsylvania

371 Hoes Lane                                 -0-        15,499,306     (6,999,306)         8,500,000            1986       12/15/97
Office Building
Piscataway, New Jersey

                                                                     COSTS CAPITALIZED
                                                                       SUBSEQUENT TO
                                                                        ACQUISITION
                                                        INITIAL COST    (INCLUDING                              YEAR
                                                         TO ACQUIRE  UNREALIZED GAINS      VALUE AT         CONSTRUCTION      DATE
DESCRIPTION                              ENCUMBRANCES     PROPERTY      AND LOSSES)    DECEMBER 31, 2003      COMPLETED     ACQUIRED
------------------------------------------------------------------------------------------------------------------------------------
Columbia Centre III                          $-0-       $38,580,069    $(8,580,069)       $30,000,000            1989       12/23/97
Office Building
Rosemont, Illinois

The Lodge at Willow Creek                     -0-        27,562,882      4,136,065         31,698,947            1997       12/24/97
Apartments
Douglas County, Colorado

The Legends at Chase Oaks                     -0-        29,701,668     (3,701,668)        26,000,000            1997       03/31/98
Apartments
Plano, Texas

Chicago Industrial Portfolio                  -0-        60,281,860       (989,550)        59,292,310            1997       06/30/98
Industrial Building
Joliet, Illinois

Golfview Apartments                           -0-        28,066,591       (316,591)        27,750,000            1998       07/31/98
Apartments
Lake Mary, Florida

Indian Creek Apartments                       -0-        17,002,932        697,068         17,700,000            1988       10/08/98
Apartments
Farmington Hills, Michigan

Bent Tree Apartments                          -0-        14,420,590     (1,420,590)        13,000,000            1987       10/22/98
Apartments
Columbus, Ohio

                                                                     COSTS CAPITALIZED
                                                                       SUBSEQUENT TO
                                                                        ACQUISITION
                                                        INITIAL COST    (INCLUDING                             YEAR
                                                         TO ACQUIRE   UNREALIZED GAINS      VALUE AT        CONSTRUCTION      DATE
DESCRIPTION                              ENCUMBRANCES     PROPERTY       AND LOSSES)    DECEMBER 31, 2003     COMPLETED     ACQUIRED
------------------------------------------------------------------------------------------------------------------------------------
UPS Distribution Facility                    $-0-       $10,989,393     $  510,607        $11,500,000            1998       11/13/98
Industrial Building
Fernley, Nevada

Ontario Industrial Portfolio                  -0-       105,364,400     12,135,600        117,500,000            1997       12/17/98
Industrial Building
Ontario, California

IDI Kentucky Portfolio                        -0-        53,030,599     (1,030,599)        52,000,000            1998       12/17/98
Industrial Building
Hebron, Kentucky

FEDEX Distribution Facility                   -0-         7,828,025       (228,025)         7,600,000            1998       12/18/98
Industrial Building
Crofton, Maryland

Biltmore Commerce Center                      -0-        37,323,057     (8,683,968)        28,639,089            1985       02/23/99
Office Building
Phoenix, Arizona

The Colorado                                  -0-        52,687,840      1,320,219         54,008,059            1987       04/14/99
Apartments
New York, New York

Sawgrass Office Portfolio                     -0-        52,933,368     (7,533,368)        45,400,000            1998       05/11/99
Office Building
Sunrise, Florida

                                                                    COSTS CAPITALIZED
                                                                       SUBSEQUENT TO
                                                                        ACQUISITION
                                                        INITIAL COST    (INCLUDING                              YEAR
                                                         TO ACQUIRE   UNREALIZED GAINS     VALUE AT         CONSTRUCTION      DATE
DESCRIPTION                              ENCUMBRANCES     PROPERTY       AND LOSSES)   DECEMBER 31, 2003      COMPLETED     ACQUIRED
------------------------------------------------------------------------------------------------------------------------------------
780 Third Avenue                             $-0-      $161,511,019    $18,488,981       $180,000,000            1984       07/08/99
Office Building
New York, New York

Monument Place                                -0-        34,597,697     (1,263,359)        33,334,338            1990       07/15/99
Office Building
Fairfax, Virginia

88 Kearney Street                             -0-        65,795,171     (3,253,966)        62,541,205            1986       07/22/99
Office Building
San Francisco, California

10 Waterview Boulevard                        -0-        31,063,635     (4,063,635)        27,000,000            1984       07/27/99
Office Building
Parsippany, New Jersey

Larkspur Courts                               -0-        53,038,988      1,961,012         55,000,000            1991       08/17/99
Apartments
Larkspur, California

Columbus Portfolio                            -0-        30,227,305     (8,227,305)        22,000,000            1997       11/30/99
Office Building
Columbus, Ohio

Konica Photo Imaging Headquarters             -0-        17,049,875      1,450,125         18,500,000            1999       12/21/99
Industrial Building
Mahwah, New Jersey

                                                                     COSTS CAPITALIZED
                                                                       SUBSEQUENT TO
                                                                        ACQUISITION
                                                        INITIAL COST    (INCLUDING                              YEAR
                                                         TO ACQUIRE   UNREALIZED GAINS     VALUE AT         CONSTRUCTION      DATE
DESCRIPTION                              ENCUMBRANCES     PROPERTY       AND LOSSES)   DECEMBER 31, 2003      COMPLETED     ACQUIRED
------------------------------------------------------------------------------------------------------------------------------------
Atlanta Industrial Portfolio                 $-0-       $39,816,868    $(2,516,868)       $37,300,000            1999       04/04/00
Industrial Building
Atlanta, Georgia

Northpoint Commerce Center                    -0-        38,818,013      2,981,987         41,800,000            1994       06/15/00
Industrial Building
Fullerton, California

Morris Corporate Center III                   -0-       103,119,739    (13,119,739)        90,000,000            1990       07/12/00
Office Building
Parsippany, New Jersey

Ashford Meadows Apartments                    -0-        64,171,626     (2,171,626)        62,000,000            1998       09/28/00
Apartments
Herndon, Virginia

Landmark at Salt Lake City (Building #4)      -0-        14,411,089     (1,911,089)        12,500,000            2000       11/03/00
Industrial Building
Salt Lake City, Utah

Cabot Industrial Portfolio                    -0-        40,713,096     11,509,986         52,223,082            2000       11/17/00
Industrial Building
Rancho Cucamonga, California

Maitland Promenade One                        -0-        36,520,162     (1,327,238)        35,192,924            1999       12/14/00
Office Building
Maitland, Florida

                                                                     COSTS CAPITALIZED
                                                                       SUBSEQUENT TO
                                                                        ACQUISITION
                                                        INITIAL COST    (INCLUDING                              YEAR
                                                         TO ACQUIRE   UNREALIZED GAINS     VALUE AT         CONSTRUCTION      DATE
DESCRIPTION                              ENCUMBRANCES     PROPERTY       AND LOSSES)   DECEMBER 31, 2003      COMPLETED     ACQUIRED
------------------------------------------------------------------------------------------------------------------------------------
Dallas Industrial Portfolio                  $-0-      $138,389,123     $ (389,123)      $138,000,000            1997       12/19/00
Industrial Building
Coppell, Texas

BISYS Fund Services Building                  -0-        32,332,485      3,167,515         35,500,000            2001       11/30/99
Office Building
Columbus, Ohio

Batterymarch Park II                          -0-        17,824,765     (7,824,765)        10,000,000            1986       05/31/01
Office Building
Quincy, Massachusetts

South River Road Industrial                   -0-        33,700,429     (2,700,429)        31,000,000            1999       06/25/01
Industrial Building
Cranbury, New Jersey

Needham Corporate Center                      -0-        28,150,986    (15,606,052)        12,544,934            1987       07/30/01
Office Building
Needham, Massachusetts

South Florida Apt Portfolio                   -0-        44,114,457      2,585,543         46,700,000            1986       08/24/01
Apartments
Boca Raton, Florida

The Fairways of Carolina                      -0-        17,286,931        713,069         18,000,000            1993       08/24/01
Apartments
Margate, Florida

                                                                     COSTS CAPITALIZED
                                                                       SUBSEQUENT TO
                                                                        ACQUISITION
                                                        INITIAL COST    (INCLUDING                             YEAR
                                                         TO ACQUIRE  UNREALIZED GAINS     VALUE AT         CONSTRUCTION      DATE
DESCRIPTION                              ENCUMBRANCES     PROPERTY      AND LOSSES)   DECEMBER 31, 2003      COMPLETED     ACQUIRED
------------------------------------------------------------------------------------------------------------------------------------
Quiet Waters at Coquina Lakes                $-0-       $19,094,415     $ (294,415)       $18,800,000            1995       08/24/01
Apartments
Deerfield Beach, Florida

9 Hutton Centre                               -0-        20,448,764       (105,088)        20,343,676            1981       10/30/01
Office Building
Santa Ana, California

Doral Pointe Apartments                       -0-        45,321,796     (2,721,796)        42,600,000            1990       11/06/01
Apartments
Miami, Florida

1015 15th Street                              -0-        48,743,491      5,556,509         54,300,000            1978       11/09/01
Office Building
Washington D.C

Kenwood Mews Apartments                       -0-        22,686,216         13,784         22,700,000            1991       11/30/01
Apartments
Burbank, California

Ten & Twenty Westport Road                    -0-       140,178,508      3,821,492        144,000,000            2001       12/28/01
Office Building
Wilton, Connecticut

The Farragut Building                         -0-        46,170,678       (470,678)        45,700,000            1962       05/16/02
Office Building
Washington, DC

                                                                     COSTS CAPITALIZED
                                                                       SUBSEQUENT TO
                                                                        ACQUISITION
                                                        INITIAL COST    (INCLUDING                              YEAR
                                                         TO ACQUIRE   UNREALIZED GAINS     VALUE AT         CONSTRUCTION      DATE
DESCRIPTION                              ENCUMBRANCES     PROPERTY       AND LOSSES)   DECEMBER 31, 2003      COMPLETED     ACQUIRED
------------------------------------------------------------------------------------------------------------------------------------
The Legacy at Westwood Apartments            $-0-       $85,066,625     $ (666,625)       $84,400,000            2001       09/09/02
Apartments
Los Angeles, California

Westwood Marketplace                          -0-        74,022,241        (22,241)        74,000,000            1950       09/26/02
Shopping Center
Los Angeles, California

The Pointe on Tampa Bay                       -0-        41,204,643        895,357         42,100,000            1982       10/09/02
Office Building
Tampa, Florida

Corporate Boulevard                           -0-        68,042,737      1,457,263         69,500,000            1989       10/31/02
Office Building
Rockville, Maryland

Regents Court Apartments                      -0-        49,566,014         33,986         49,600,000            2001       11/15/02
Apartments
San Diego, California

Oak Brook Regency Towers                      -0-        66,599,086        700,914         67,300,000            1977       11/26/02
Office Building
Oakbrook, Illinois

701 Brickell                                  -0-       172,058,614      4,950,951        177,009,565            1986       11/27/02
Office Building
Miami, Florida

                                                                     COSTS CAPITALIZED
                                                                       SUBSEQUENT TO
                                                                        ACQUISITION
                                                        INITIAL COST    (INCLUDING                              YEAR
                                                         TO ACQUIRE   UNREALIZED GAINS     VALUE AT         CONSTRUCTION      DATE
DESCRIPTION                              ENCUMBRANCES     PROPERTY       AND LOSSES)   DECEMBER 31, 2003      COMPLETED     ACQUIRED
------------------------------------------------------------------------------------------------------------------------------------
Mellon Financial Center at One Boston Place  $-0-      $261,995,246   $(13,995,246)      $248,000,000            1970       12/03/02
Office Building
Boston, Massachusetts

Longwood Towers                               -0-        80,212,239     (3,812,239)        76,400,000            1926       12/12/02
Apartments
Brookline, Massachusetts

Alexan Buckhead                               -0-        45,707,820     (4,707,820)        41,000,000            2002       12/30/02
Apartments
Atlanta, Georgia

Capitol Place                                 -0-        38,792,367         12,978         38,805,345            1988        8/28/03
Office Building
Sacramento, California

Summit Distribution Center                    -0-        21,961,420              0         21,961,420            2002       11/24/03
Industrial Building
Memphis, Tennessee

NJ CalEast Industrial Portfolio               -0-        39,843,924              0         39,843,924            Various    12/22/03
Industrial Building
Middlesex, New Jersey

Chicago CalEast Industrial Portfolio          -0-        40,232,195              0         40,232,195            Various    12/22/03
Industrial Building
Chicago, Illinois

                                                                     COSTS CAPITALIZED
                                                                       SUBSEQUENT TO
                                                                        ACQUISITION
                                                        INITIAL COST    (INCLUDING                              YEAR
                                                         TO ACQUIRE   UNREALIZED GAINS     VALUE AT         CONSTRUCTION      DATE
DESCRIPTION                              ENCUMBRANCES     PROPERTY       AND LOSSES)   DECEMBER 31, 2003      COMPLETED     ACQUIRED
------------------------------------------------------------------------------------------------------------------------------------
Memphis CalEast Industrial Portfolio         $-0-       $43,036,559     $        0        $43,036,559          Various      12/22/03
Industrial Building
Memphis, Tennessee

Storage Portfolio I, LLC                      -0-       175,676,890              0        175,676,890          Various      12/23/03
Property type-Other
Various locations

4200 West Cypress Street                      -0-        32,824,935              0         32,824,935            1989       12/29/03
Office Building
Tampa, Florida

161 North Clark Street (EOP)                  -0-       209,051,330              0        209,051,330            1992       12/30/03
Office Building
Chicago, Illinois

Treat Towers (EOP)                            -0-       112,941,315              0        112,941,315            1999       12/30/03
Office Building
Walnut Creek, California

Prominence in Buckhead (EOP)                  -0-        92,494,922              0         92,494,922            1999       12/30/03
Office Building
Atlanta, Georgia

Rainier Corporate Park                        -0-        53,994,267              0         53,994,267          1991-1997    12/31/03
Industrial Building

Fife, Washington

                                                                     COSTS CAPITALIZED
                                                                       SUBSEQUENT TO
                                                                        ACQUISITION
                                                        INITIAL COST    (INCLUDING                             YEAR
                                                         TO ACQUIRE   UNREALIZED GAINS      VALUE AT       CONSTRUCTION    DATE
DESCRIPTION                              ENCUMBRANCES     PROPERTY       AND LOSSES)    DECEMBER 31, 2003    COMPLETED   ACQUIRED
----------------------------------------------------------------------------------------------------------------------------------
3 Hutton Centre                              $-0-       $39,991,353     $          0     $    39,991,353        1985     12/31/03
Office Building
Santa Ana, California
                                             ----    --------------     ------------      --------------
                                             $-0-    $4,048,486,421     $(27,747,353)     $4,020,739,068
                                             ====    ==============     ============      ==============

(1)  Leasehold interest only

Reconciliation of investment property owned:
Balance at beginning of period                       $3,281,332,364

Acquisitions (including properties
  under construction)                                   921,314,361

Dispositions                                           (154,626,452)
  (Initial Cost 146,813,313, costs capitalized
   7,813,139)

Capital improvements and carrying costs
  (including unrealized gains and losses)               (27,281,205)

                                                     --------------

Balance at end of period                             $4,020,739,068
                                                     ==============

                                  EXHIBIT INDEX

(1)  Amendment to Distribution and Administrative Services Agreement by and
     between TIAA and TIAA-CREF Individual & Institutional Services, Inc.

(3)  (A)  Charter of TIAA (as amended)

     (B)  Bylaws of TIAA (as amended)

(4)  Forms of Retirement Select and Retirement Select Plus Contracts and
          Endorsements

(5)  Opinion and Consent of George W. Madison, Esquire

(23) (B)  Consent of Sutherland Asbill & Brennan LLP

     (C)  Consent of Ernst & Young LLP

     (D)  Consent of Friedman, Alpren & Green LLP